As filed with the Securities and Exchange Commission on December 6, 2006

                                                   Registration No. 333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (AMENDMENT NO. )

                               SPARE BACKUP, INC.
                               ------------------
                 (Name of small business issuer in its charter)

           DELAWARE                        7371                  23-3030650
           --------                        ----                  ----------
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                               73061 EL PASEO ROAD
                                    SUITE 202
                          PALM DESERT, CALIFORNIA 92260
                                 (760) 779-0251
                          -----------------------------
          (Address and telephone number of principal executive offices)

                                  SAME AS ABOVE
                                  -------------
(Address of principal place of business or intended principal place of business)

                                MR. CERY B. PERLE
                               SPARE BACKUP, INC.
                           73061 EL PASEO, SUITE 202,
                          PALM DESERT, CALIFORNIA 92260
                                 (760) 779-0251
                          -----------------------------
            (Name, address and telephone number of agent for service)

                                 with a copy to:
                            JAMES M. SCHNEIDER, ESQ.
                       SCHNEIDER WEINBERGER & BEILLY, LLP
                          2200 CORPORATE BOULEVARD N.W.
                                    SUITE 210
                            BOCA RATON, FLORIDA 33431
                            TELEPHONE (561) 362-9595
                            TELECOPIER (561) 362-9612

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                       CALCULATION OF REGISTRATION FEE
                                                           PROPOSED
                                                           MAXIMUM       PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES     DOLLAR AMOUNT        OFFERING         AGGREGATE           AMOUNT OF
         TO BE REGISTERED            TO BE REGISTERED   PRICE PER UNIT    OFFERING PRICE    REGISTRATION FEE
----------------------------------   ----------------   --------------   ----------------   ----------------
Common stock, par value $0.001 (1)      22,228,583          $0.50          $11,114,292           $1,190
Common stock, par value $0.001 (2)         800,000          $0.35              280,000               30
Common stock, par value $0.001 (3)          74,000          $0.375              27,750                3
Common stock, par value $0.001 (4)       3,549,780          $0.40            1,419,912              152
Common stock, par value $0.001 (5)       2,575,285          $0.45            1,158,878              124
Common stock, par value $0.001 (6)       2,100,000          $0.50            1,050,000              113
Common stock, par value $0.001 (7)       4,520,444          $0.60            2,712,266              290
Common stock, par value $0.001 (8)       3,000,000          $1.00            3,000,000              321
                                        ==========                                               ------
              Totals                    38,848,092                                               $2,223
                                        ==========                                               ======

_________

(1) Includes issued and outstanding shares of common stock. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the high and low sale price of the common stock as reported on the OTC Bulletin Board on November 28, 2006.

(2) Includes shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.35 per share.

(3) Includes 40,000 shares of common stock issuable upon the conversion of a $15,000 principal amount 12.5% convertible subordinated promissory debenture at a conversion price of $0.375, 20,000 shares which may be issued as interest on the debenture and 14,000 shares issuable upon the exercise of a common stock purchase warrant with an exercise price of $0.375 per share.

(4) Includes shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.40 per share.

(5) Includes shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.45 per share.

(6) Includes shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.50 per share.

(7) Includes shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $0.60 per share.

(8) Includes shares of common stock issuable upon the exercise of common stock purchase warrants with an exercise price of $1.00 per share.

To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of common stock as may be issuable as a result of the anti-dilution provisions of the 12.5% convertible subordinated promissory debenture and the common stock purchase warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED DECEMBER 6, 2006

PROSPECTUS

                               SPARE BACKUP, INC.

                        38,848,092 shares of Common Stock

         This prospectus relates to periodic offers and sales of 38,848,092 shares of our common stock by the selling security holders, which includes:

         o  22,228,583 shares which are presently outstanding;

         o an aggregate of 74,000 shares, which includes 40,000 shares underlying a $15,000 principal amount 12.5% convertible subordinated promissory debenture, 20,000 shares which may be issued as interest on the debenture and 14,000 shares underlying a common stock purchase warrant with an exercise price of $0.375 per share; and

         o 16,545,509 shares issuable upon the exercise of common stock purchase warrants with exercise prices ranging from $0.35 to $1.00 per share.

         We will not receive any proceeds from the sale of the shares by the selling security holders. The shares of common stock are being offered for sale by the selling security holders at prices established on the OTC Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

         For a description of the plan of distribution of these shares, please see page 71 of this prospectus.

         Our common stock is quoted on the OTC Bulletin Board under the symbol "SPBU." On November 30, 2006 the last reported sale price for our common stock was $0.53 per share.
                              ____________________

         Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 3 of this prospectus to read about the risks of investing in our common stock.
                              ____________________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                              ____________________

                The date of this Prospectus is ___________, 2006

                               PROSPECTUS SUMMARY

         We sell software productivity tools and services to individuals and small and medium sized businesses. Our Spare line of software products are marketed to small office home office (SOHO), other small to medium businesses, and professionals. Spare Backup, which was launched in March 2005, is a fully automated remote-backup solution and the first online backup service specifically built for and marketed to small businesses and home office users. Spare Switch, which was launched in August 2005, enables users to complete the transfer of personal files from an old personal computer (PC) to a new PC via a high speed Internet connection without the need for transfer cables or other accessories.

         For the fiscal years ended December 31, 2005 and 2004 we reported revenues of $23,920 and $10,583, respectively. Our net loss for fiscal 2005 was $7,831,803 as compared to $19,808,600 for fiscal 2004. For the nine months ended September 30, 2006 we reported revenues of $47,558 and a net loss of $15,141,713. At September 30, 2006 we had approximately $655,000 of unrestricted cash on hand, a working capital deficit of $13,454,986 and an accumulated deficit of $48,223,026. The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2005 contains an explanatory paragraph as to our ability to continue as a going concern as a result of our net losses and cash used in operations.

         We were incorporated in Delaware in December 1999. Our principal executive offices are located at 73061 El Paseo, Suite 202, Palm Desert, California 92260. Our telephone number at this location is (760) 779-0251. Our web site is www.sparebackup.com. The information which appears on our web site is not part of this prospectus.

         When used in this prospectus, the terms "Spare Backup," " we," "our," and "us" refers to Spare Backup, Inc., a Delaware corporation formerly known as Newport International Group, Inc., and our subsidiaries.

                      SELECTED CONSOLIDATED FINANCIAL DATA

INCOME STATEMENT DATA:

                                                              NINE MONTHS ENDED
                                        NINE MONTHS ENDED     SEPTEMBER 30, 2005     FISCAL YEAR        FISCAL YEAR
                                        SEPTEMBER 30, 2006       (UNAUDITED)        ENDED DECEMBER    ENDED DECEMBER
                                            (UNAUDITED)           (RESTATED)           31, 2005          31, 2004
                                        ------------------    ------------------    --------------    --------------
Revenues .........................         $     47,558          $    15,453         $    23,920       $     10,583
Total operating expenses .........            8,795,750            4,758,945           5,988,516          6,808,021
Operating loss ...................           (8,748,192)          (4,743,482)         (5,964,596)        (6,797,438)
Total other (expenses), net ......           (6,393,521)          (3,246,570)         (1,867,207)       (13,011,162)
Net loss .........................         $(15,141,713)         $(7,990,052)        $(7,831,803       $(19,808,600)
Comprehensive income (loss) ......         $(15,254,222)         $ 2,314,672         $ 2,279,232       $(29,807,126)
Basic net loss per common share ..         $      (0.37)         $     (0.28)        $     (0.26)      $      (1.12)
Diluted net loss per common share          $      (0.37)         $     (0.57)        $     (0.26)      $      (1.12)
Basic and diluted weighted average
 common shares outstanding .......           41,078,439           28,184,029          30,311,261         17,608,577

BALANCE SHEET DATA:

                                        SEPTEMBER 30, 2006
                                           (UNAUDITED)         DECEMBER 31, 2005
                                        ------------------     -----------------

Working capital (deficit) ........         $(13,454,986)         $(6,875,700)
Current assets ...................         $  1,715,401          $   225,938
Total assets .....................         $  2,215,563          $   873,657
Derivative liabilities ...........         $ 13,604,485          $ 5,828,454
Current liabilities ..............         $ 15,170,387          $ 7,101,638
Total liabilities ................         $ 15,176,812          $ 7,377,916
Total stockholders' (deficit) ....         $(12,961,249)         $(6,504,259)

                                  RISK FACTORS

         An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

WE HAVE A HISTORY OF LOSSES AND AN ACCUMULATED DEFICIT. WE ANTICIPATE CONTINUING LOSSES MAY RESULT IN SIGNIFICANT LIQUIDITY AND CASH FLOW PROBLEMS.

         Our net loss for the nine months ended September 30, 2006 was $15,141,713 and our net loss for years ended December 31, 2005 and 2004 were $7,831,803 and $19,808,600, respectively. We have never generated meaningful revenues to fund our ongoing operations. At September 30, 2006 we had approximately $655,000 of cash on hand and subsequent to that period we have raised an additional $1,438,000 in gross proceeds from the sale of our securities. We believe that this additional working capital is sufficient to fund our operating expenses for the next four months. We are constantly evaluating our cash needs and existing burn rate in order to make appropriate adjustments in operating expenses. We will need to raise additional debt or equity capital within the next 12 months to provide funding for ongoing and future operations and to satisfy our obligations as they become due. No assurances can be given that we will be successful in obtaining additional capital, or that such capital will be available on terms acceptable to us. Our continued existence is dependent upon, among other things, our ability to raise capital and to market and sell our services successfully. The financial statements do not include any adjustments to reflect future adverse effects on the recoverability and classification of assets or amounts and classification of liabilities that may result if we are not successful.

WE RECENTLY CHANGED OUR PRODUCT FOCUS. WE HAVE A LIMITED OPERATING HISTORY, MAKING IT DIFFICULT FOR YOU TO EVALUATE OUR BUSINESS AND YOUR INVESTMENT.

         Our revenues for the nine months ended September 30, 2006 and for fiscal 2005 consisted of licensing fees generated from our Spare Back-Up product offerings launched during 2005 and our revenues recognized during fiscal 2004 consisted of monthly licensing fees generated from our Conga product offerings. We launched our Conga line of products and services in 2004; and during the second quarter of fiscal 2005 we began focusing all of our efforts away from our original Conga line of products to concentrate on our new Spare line of software products. In addition to a very limited operating history upon which you may evaluate our operations and future prospects, this recent change in product focus as well as our limited insight into emerging trends that may affect our business may adversely affect our ability to successfully establish any brand recognition for our products. Our focus on our Spare family of products is the result of what we believe to be the best use of our available resources and limited personnel, and of our belief that this area will provide a greater opportunity for earlier returns on this technology as compared to video conferencing, the market segment in which Conga competed. There are no assurances that this change in strategy will be successful for our company. We face risks and uncertainties relating to our ability to implement our business plan successfully and you must consider these risks, uncertainties and difficulties in evaluating our potential for future profitability.

WE CANNOT PREDICT OUR FUTURE REVENUES OR WHETHER OUR PRODUCTS WILL BE ACCEPTED. IF THE MARKETS FOR OUR PRODUCTS AND SERVICES DO NOT DEVELOP, OUR FUTURE RESULTS OF OPERATIONS WILL BE ADVERSELY AFFECTED.

         We reported revenues of $23,920 and $10,583 for the fiscal years ended December 31, 2005 and 2004, and revenues of $47,558 for the nine months ended September 30, 2006. All of the revenues in fiscal 2004 were from sales of our Conga line of products. Revenues for the first six months of fiscal 2006 and for fiscal 2005 were attributable to sales of our Spare Backup product, the first software product in our Spare line. Following the launch of our Spare Backup product we ceased all our marketing and development efforts for our Conga line of products and are focusing our efforts on our Spare product line. We cannot guarantee either that the demand for our Spare line of software products will develop, that such demand will be sustainable or that we will ever effectively compete in our market segment. If we are unable to generate any significant revenues from our products and services our business, operating results, and financial condition in future periods will be materially and adversely affected and we may not be able to continue our business as presently operated.

WE WILL NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL AS NEEDED, OUR CONTINUED OPERATIONS WILL BE ADVERSELY AFFECTED AND THE FUTURE GROWTH OF OUR BUSINESS AND OPERATIONS WILL BE SEVERELY LIMITED.

         Historically, our operations have been financed primarily through the issuance of equity and debt. Because we have a history of losses and have never generated sufficient revenue to fund our ongoing operations, we are dependent on our continued ability to raise working capital through the issuance of equity or debt to fund our present operations. Because we do not know if our revenues will grow at a pace sufficient to fund our current operations, the continuation of our operations and any future growth will depend upon our ability to raise additional capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of our equity securities in private or public transactions. In connection with our private offering of securities which closed in November 2006 as described later in this prospectus, we agreed not to issue any new securities, including debt, until the registration statement we are required to file with the SEC in connection with that offering has been declared effective. This prospectus forms a part of that registration statement. As we do not know when, the SEC will declare the registration statement effective, this condition may adversely impact our ability to raise working capital as needed in future periods.

         The actual amount of our future capital requirements, however, depends on a number of factors, including our ability to grow our revenues and manage our business. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing stockholders will be reduced and those stockholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. There can be no assurance that acceptable financing can be obtained on suitable terms, if at all. If we are unable to raise additional working capital as needed, our ability to continue our current business will be adversely affected and may be forced to curtail some or all of our operations.

CERTAIN OF OUR OUTSTANDING SECURITIES ARE CONSIDERED DERIVATE LIABILITIES. WE HAVE RECOGNIZED NON-CASH INCOME AND LOSSES IN FISCAL 2005 AND FISCAL 2004, WHICH HAVE HAD A MATERIAL EFFECT ON OUR FINANCIAL STATEMENTS.

         In connection with the issuance of the 8% promissory notes in March 2004, we granted a subsequent financing conversion reset right, which expired on March 1, 2006. The subsequent financing conversion reset is considered an embedded conversion feature pursuant to EITF Issue No. 00-19. Additionally, because there is no explicit number of shares that are to be delivered upon satisfaction of subsequent financing conversion reset feature, at December 31, 2005 we were unable to assert that we had sufficient authorized and unissued shares to settle such feature. Accordingly, all of our previously issued and outstanding instruments, such as warrants and options issued to non-employees pursuant to rendered services as well as those issued in the future, would be classified as liabilities, effective with the granting of the subsequent financing conversion reset feature. As described in Note 4 to the financial statements for the years ended December 31, 2005 and 2004, which are included elsewhere in this prospectus, the application of EITF Issue No. 00-19 on our financial statements for fiscal 2005 resulted in other income to us of $11,689,725, while it resulted in other expense of $5,139,975 for fiscal 2004. While these income and expense items are non-cash transactions, in each of the years the application of the accounting standard had a significant impact on our net loss for the period through a reduction in our net loss of $11,689,725 for fiscal 2005 and an increase in our net loss of $5,139,975 for fiscal 2004. In addition, at December 31, 2005 our balance sheet reflects a current liability of $5,828,454 related to the derivative liability. As a result of changes in the fair value of these derivate instruments at September 30, 2006, we reported a expense related to derivate liabilities of $3,770,230 for the nine months ended September 30, 2006, which increased our net loss by that amount, and our balance sheet at September 30, 2006 reflects a current liability of $13,604,485 related to the derivative liability. This derivative liability has materially adversely impacted our working capital. While we cannot predict the impact of this accounting standard on our financial statement in future periods as the income/expense calculation is based upon a current market value of our common stock, it is likely that it will have similar impacts on our financial statement in future periods.

OUR PRICING MODEL FOR OUR PRODUCTS AND SERVICES IS UNPROVEN AND MAY BE LESS THAN ANTICIPATED, WHICH MAY HARM OUR GROSS MARGINS.

         The pricing model of our products and services may be lower than expected as a result of competitive pricing pressures, promotional programs and customers who negotiate price reductions in exchange for longer term purchase commitments or otherwise. Our pricing model depends on the duration of the agreement, the specific requirements of the order, purchase volumes, the sales and service support and other contractual agreements. We expect to experience pricing pressure and anticipate that the average selling prices and gross margins for our products may decrease over product life cycles. We may not be successful in developing and introducing on a timely basis new products with enhanced features and services that can be sold at higher gross margins.

WE GRANTED A PURCHASER OF SHARES OF OUR COMMON STOCK CERTAIN PUT OPTION RIGHTS. IF THE PUTS ARE EXERCISED, OR IF WE ARE ULTIMATELY REQUIRED TO HONOR CERTAIN PUT OPTIONS THAT HAVE BEEN RECENTLY REPUDIATED BY THE PURCHASER, OUR RESULTS OF OPERATIONS IN FUTURE PERIODS WILL BE ADVERSELY AFFECTED.

         In connection with the sales of shares of our common stock to Robinson Reed, Inc. in fiscal 2004 we granted Robinson Reed, Inc. a put option covering an aggregate of 2,000,000 shares of our common stock which expires between February and March 2007. If the put option is exercised in full, we could be required to either pay the holder $2,500,000 in cash, less any funds which have been deposited in escrow, or issue the holder a convertible promissory note with a conversion price less than the then market value of our common stock. If we satisfy the put option in cash, assuming we had sufficient cash to pay the amount due, our working capital would be proportionality reduced at a time when we might need the funds to pay our ongoing obligations and we could have difficulty in raising additional capital. If we issue the convertible note and the note was converted, we would be required to issue a presently undeterminable number of unregistered shares of our common stock at an effective price below the then current market value of our common stock, as to which the purchaser would have the right to demand registration. This would result in not only an expense to us, but ultimately could be dilutive to our stockholders and could adversely affect our ability to fund our ongoing operations.

THE EXERCISE OF OUTSTANDING WARRANTS AND THE CONVERSION OF OUTSTANDING NOTES WILL BE DILUTIVE TO OUR EXISTING STOCKHOLDERS.

         As of October 31, 2006 the following securities which are convertible or exercisable into shares of our common stock were outstanding:

         o 17,282,384 common stock purchase warrants to purchase a total of 8,088,266 shares of our common stock at prices ranging between $0.32 to $1.25 per share;

         o 2,115,997 shares of our common stock issuable upon the possible conversion of the outstanding $739,038 principal amount 8% promissory notes which were due March 1, 2006,

         o 1,171,875shares of our common stock issuable upon the possible conversion of the outstanding $375,000 principal amount 12.5% convertible subordinated promissory debentures due March 2007, and

         o 10,598,699 shares of our common stock issuable upon exercise of outstanding options with exercise prices ranging from $0.001 to $2.25.

         The exercise of these warrants and the conversion of the notes may materially adversely affect the market price of our common stock and will have a dilutive effect on our existing stockholders.

OUR QUARTERLY FINANCIAL RESULTS WILL CONTINUE TO FLUCTUATE MAKING IT DIFFICULT TO FORECAST OUR OPERATING RESULTS.

         Our quarterly operating results have fluctuated in the past and we expect our revenues and operating results may vary significantly from quarter to quarter due to a number of factors, many of which are beyond our control, including:

         o the announcement or introduction of new services and products by us and our competitors;

         o our ability to upgrade and develop our products in a timely and effective manner;

         o our ability to retain existing customers and attract new customers at a steady rate, and maintain customer satisfaction;

         o the amount and timing of operating costs and capital expenditures relating to expansion of our business and operations;

         o  government regulation; and

         o general economic conditions and economic conditions specific to development and marketing of software products, the market acceptance of new products offered by us, our competitors and potential competitors.

         Our limited operating history and unproven business model further contribute to the difficulty of making meaningful quarterly comparisons. Our current and future levels of expenditures are based primarily on our growth plans and estimates of expected future revenues. Such expenditures are primarily fixed in the short term and our sales cycle can be lengthy. Accordingly, we may not be able to adjust spending or generate new revenue sources timely to compensate for any shortfall in revenues. If our operating results fall below the expectations of investors, our stock price will likely decline significantly.

BECAUSE WE EXPECT TO CONTINUE TO INCUR NET LOSSES, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS STRATEGY AND THE PRICE OF OUR STOCK MAY DECLINE.

         We have incurred net losses quarterly from inception through June 30, 2006, and we expect to continue to incur net losses for the foreseeable future. Accordingly, our ability to operate our business and implement our business strategy may be hampered by negative cash flows in the future, and the value of our stock may decline as a result. Our capital requirements may vary materially from those currently planned if, for example, we incur unforeseen capital expenditures, unforeseen operating expenses or investments to maintain our competitive position. If this is the case, we may have to delay or abandon some or all of our development plans or otherwise forego market opportunities. We will need to generate significant additional revenues to be profitable in the future and we may not generate sufficient revenues to be profitable on either a quarterly or annual basis in the future. To address the risks and uncertainties facing our business strategy, we must, among other things:

         o Achieve broad customer adoption and acceptance of our products and services;
         o  Successfully raise additional capital in the future;
         o Successfully integrate, leverage and expand our product distribution;
         o  Successfully scale our current operations;
         o  Implement and execute our business and marketing strategies;
         o Address intellectual property rights issues that affect our business;
         o Develop and maintain strategic relationships to enhance the development and marketing of our existing and new products and services; and
         o  Respond to competitive developments in the software industry.

         We might not be successful in achieving any or all of these business objectives in a cost-effective manner, if at all, and the failure to achieve these could have a serious adverse impact on our business, results of operations and financial position. Each of these objectives may require significant additional expenditures on our part. Even if we ultimately do achieve profitability, we may not be able to sustain or increase profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

         Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Although we have adopted a Code of Ethics, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently only have one independent director. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

WE CANNOT BE CERTAIN THAT WE WILL BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY, AND WE MAY BE FOUND TO INFRINGE ON PROPRIETARY RIGHTS OF OTHERS, WHICH COULD HARM OUR BUSINESS

         Our intellectual property is critical to our business, and we seek to protect our intellectual property through copyrights, trademarks, patents, trade secrets, confidentiality provisions in our customer, supplier, potential investors, and strategic relationship agreements, nondisclosure agreements with third parties, and invention assignment agreements with our employees and contractors. We cannot assure you that measures we take to protect our intellectual property will be successful or that third parties will not develop alternative solutions that do not infringe upon our intellectual property.

         In addition, we could be subject to intellectual property infringement claims by others. Claims against us, and any resultant litigation, should it occur in regard to any of our services and applications, could subject us to significant liability for damages including treble damages for willful infringement. In addition, even if we prevail, litigation could be time-consuming and expensive to defend and could result in the diversion of our time and attention. Any claims from third parties may also result in limitations on our ability to use the intellectual property subject to these claims. Further, we plan to offer our services and applications to customers worldwide including customers in foreign countries that may offer less protection for our intellectual property than the United States. Our failure to protect against misappropriation of our intellectual property, or claims that we are infringing the intellectual property of third parties could have a negative effect on our business, revenues, financial condition and results of operations.

COMPETITION MAY DECREASE OUR MARKET SHARE, REVENUES, AND GROSS MARGINS.

         We face intense and increasing competition in the web-base backup solutions market. If we do not compete effectively or if we experience reduced market share from increased competition, our business will be harmed. In addition, the more successful we are in the emerging market for web-based storage solutions, the more competitors are likely to emerge. We believe that the principal competitive factors in our market include:

         o  Service functionality, quality and performance;
         o  Ease of use, reliability and security of services;
         o  Establish a significant base of customers and distribution partners;
         o  Ability to introduce new services to the market in a timely manner;
         o  Customer service and support; and
         o  Pricing.

         Our primary competitors are various Internet-based backup providers broadcasters, such as Connected.com, Novastar, Livevault, firstbackup.com, Carbonateand X-drive (a division of AOL). These companies provide services similar to ours and each have to various degrees a market presence. We also compete with providers of traditional backup technologies, such as Veritas.

         Substantially all of our competitors have more capital, longer operating histories, greater brand recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. These competitors may also engage in more extensive development of their technologies, adopt more aggressive pricing policies and establish more comprehensive marketing and advertising campaigns than we can. Our competitors may develop products and service offerings that we do not offer or that are more sophisticated or more cost effective than our own. For these and other reasons, our competitors' products and services may achieve greater acceptance in the marketplace than our own, limiting our ability to gain market share and customer loyalty and to generate sufficient revenues to achieve a profitable level of operations. Our failure to adequately address any of the above factors could harm our business and operating results.

RESULT IN PRODUCT LIABILITY OR DECREASE MARKET ACCEPTANCE OF OUR SERVICES AND APPLICATIONS.

         The technology underlying services and applications are complex and include software that is internally developed and software licensed from third parties. These software products may contain errors or defects, particularly when first introduced or when new versions or enhancements are released. We may not discover software defects that affect our current or new services and applications or enhancements until after they are sold. Furthermore, because our services and applications are designed to work in conjunction with various platforms and applications, we are susceptible to errors or defects in third-party applications that can result in a lower quality product for our customers. Because our customers depend on us for communications management, any interruptions could:

         o  Damage our reputation;
         o  Cause our customers to initiate product liability suits against us;
         o  Increase our product development resources;
         o  Cause us to lose revenues; and
         o  Delay market acceptance of our services and applications.

         Our operations also depend on receipt of timely feeds from our content providers, and any failure or delay in the transmission or receipt of such feeds could disrupt our operations. We also depend on Web browsers, ISPs and online service providers to provide access over the Internet to our product and service offerings. Many of these providers have experienced significant outages or interruptions in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems. These types of interruptions could continue or increase in the future.

         Our digital distribution activities are managed by sophisticated software and computer systems. We must continually develop and update these systems over time as our business and business needs grow and change, and these systems may not adequately reflect the current needs of our business. We may encounter delays in developing these systems, and the systems may contain undetected errors that could cause system failures. Any system error or failure that causes interruption in availability of products or content or an increase in response time could result in a loss of potential or existing business services customers, users, advertisers or content providers. If we suffer sustained or repeated interruptions, our products, services and Web sites could be less attractive to such entities or individuals and our business could be harmed.

         Significant portions of our business are dependent on providing customers with efficient and reliable services to enable customers to broadcast content to large audiences on a live or on-demand basis. Our operations are dependent in part upon transmission capacity provided by third-party telecommunications network providers. Any failure of such network providers to provide the capacity we require may result in a reduction in, or interruption of, service to our customers. If we do not have access to third-party transmission capacity, we could lose customers and, if we are unable to obtain such capacity on terms commercially acceptable to us our business and operating results could suffer.

         Our computer and communications infrastructure is located at a single leased facility in California. We do not have fully redundant systems, and we may not have adequate business interruption insurance to compensate us for losses that may occur from a system outage. Despite our efforts, our network infrastructure and systems could be subject to service interruptions or damage and any resulting interruption of services could harm our business, operating results and reputation.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS MAY DELAY OR PREVENT A TAKEOVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR STOCKHOLDERS.

         Provisions of our certificate of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of Delaware law also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.

         In addition, our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with such rights and preferences as may be determined by our board of directors. Our board of directors may, without stockholder approval, issue preferred stock with dividends, liquidation, conversion or voting rights that could adversely affect the voting power or other rights of our common stockholders.

IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

         It is possible that the selling security holders will offer all of the shares for sale. Further because it is possible that a significant number of shares of our common stock could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price for our common stock.

OUR COMMON STOCK IS CURRENTLY QUOTED ON THE OTCBB, BUT TRADING IN OUR STOCK IS LIMITED. BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE OTC BULLETIN BOARD, OUR STOCK IS CONSIDERED A "PENNY STOCK" WHICH CAN ADVERSELY EFFECT ITS LIQUIDITY.

         The market for our common stock is extremely limited and there are no assurances an active market for our common stock will ever develop. Accordingly, purchasers of our common stock cannot be assured any liquidity in their investment. In addition, the trading price of our common stock is currently below $5.00 per share and we do not anticipate that it will be above $5.00 per share in the foreseeable future. Because the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of our securities in the secondary market because few broker or dealers are likely to undertake these compliance activities.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

         Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to implement our strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in "Risk Factors." Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTCBB under the symbol SPBU. The reported high and low sales prices for the common stock as reported on the OTCBB are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

                                                          High             Low
                                                         ------           ------
Fiscal 2004

January 1, 2004 through March 31, 2004 .......           $ 2.45           $ 1.75
April 1, 2004 through June 30, 2004 ..........           $ 2.45           $ 1.20
July 1, 2004 through September 30, 2004 ......           $ 2.95           $ 1.20
October 1, 2004 through December 31, 2004 ....           $ 3.25           $ 0.40

Fiscal 2005

January 1, 2005 through March 31, 2005 .......           $ 1.65           $ 0.40
April 1, 2005 through June 30, 2005 ..........           $ 0.60           $ 0.34
July 1, 2005 through September 30, 2005 ......           $ 1.55           $ 0.44
October 1, 2005 through December 31, 2005 ....           $ 1.39           $ 0.61

Fiscal 2006

January 1, 2006 through March 31, 2006 .......           $ 0.85           $ 0.50
April 1, 2006 through June 30, 2006 ..........           $ 0.52           $ 0.24
July 1, 2006 through September 30, 2006 ......           $ 0.51           $ 0.33

         On November 30, 2006, the last sale price of our common stock as reported on the OTCBB was $0.53. As of November 30, 2006, there were approximately 360 record owners of our common stock.

DIVIDEND POLICY

         We have never paid cash dividends on our common stock. Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table sets forth securities authorized for issuance under equity compensation plans, including individual compensation arrangements, by us under our 2002 Stock Option and Stock Award Plan and any compensation plans not previously approved by our stockholders as of December 31, 2005.

                              Number of       Weighted     Number of
                              securities to   average      securities remaining
                              be issued upon  exercise     available for future
                              exercise of     price of     issuance under equity
                              outstanding     outstanding  compensation plans
                              options,        options,     (excluding securities
                              warrants        warrants     reflected
                              and rights      and rights   in column (a))
                              (a)             (b)          (c)
                              --------------  -----------  ---------------------
Plan category

2002 Stock Option and
Stock Award Plan                8,953,444        $0.53           2,206,413

Equity compensation plans
not approved by stockholders       none          none              none

                                 CAPITALIZATION

         The following table sets forth our capitalization as of September 30, 2006. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

                                                              September 30, 2006
                                                                  (unaudited)
                                                              ------------------
Long term liabilities: .....................................     $          0
Preferred stock, $0.0001 par value, 5,000,000 shares
 authorized, none issued and outstanding ...................                0
Common stock, $0.001 par value, 150,000,000 shares
 authorized, 39,573,617 issued and outstanding .............           39,574
Additional paid-in capital .................................       35,515,747
Accumulated deficit ........................................      (48,223,026)
Deferred compensation ......................................         (293,544)
         Total stockholders' (deficit) .....................     $(12,961,249)
                                                                 ------------
Total capitalization .......................................     $(12,961,249)

                                 USE OF PROCEEDS

         We will not receive any proceeds upon the sale of shares by the selling security holders. Any proceeds that we receive from the exercise of the outstanding warrants will be used by us for general working capital. The actual allocation of proceeds realized from the exercise of these securities will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

         During March 2005 we launched Spare Backup, our fully automated online backup service, and in August 2005 we introduced our Spare Switch software. We are now focusing all our marketing and development efforts on our Spare family of software products, which we believe will constitute all of our revenues and operating expenses in the future. Our decision to discontinue all marketing of our Conga product line to focus on the Spare product line is the result of what we believe to be the best use of our available resources and limited personnel and of our belief that this area will provide a greater opportunity for earlier returns on this technology as compared to video conferencing.

         During fiscal 2005 we began establishing a reseller network focusing on retailers and original equipment manufacturers (OEMs). We believe that these distribution channels will significantly broaden the market exposure of our products while containing marketing costs. Our pricing model for Spare Backup and Spare Switch product offerings are subscription-based. Certain of our marketing programs provide for end-user trial periods of up to six months. We anticipate that within 45 days of a trial download we will begin generating revenues from automatic billing of credit cards to those users who wish to continue the service. We are unable to predict at this time with any certainty what our retention percentage of customers will be following the trial download period. We believe, however that the retention rate should be high based upon the convenience we are offering customers at a relatively low monthly cost. In addition, as a result of the period between the beginning of the trial download period and the credit card billing cycle, which can be as much as 135 days, there is a rather significant "lag" time before we begin generating revenues from customers who try our products and decide to purchase the subscription service.

         Our concept is to develop a suite of complimentary products. In addition to the current product offerings, we have several new products in the development pipeline, which are designed to extend the service to specialized areas including mobile devices, music and email. Additional service extensions are currently envisioned to provide alternatives to users when access by the user to his or her PC is unavailable. The timing of these additional services will be keyed to our success in developing OEM bundling packages in order to leverage our allocation of marketing and sales expenses. We do not believe utilizing retail sales channels will be the most effective way to sell our products. Generally, when a consumer is purchasing a new computer the method the purchaser will eventually use to backup of the data to be stored on that device is not of principal concern. During fiscal 2006 we are devoting significant focus on creating bundling opportunities with computer OEMs whereby our software is pre-loaded on the hardware and the purchaser is given a free trial which we believe will provide us more opportunity to retain the customer after the trial period. We are currently participating in pilot programs with several major computer OEMs as part of our focus on creating bundling opportunities.

         In August 2006, we entered in a technical support services agreement with Circuit City Stores, Inc. ("Circuit City") which provides that Circuit City will market and support our Spare Back-Up product. The agreement provides that, among other things, we will deposit up to $1,000,000 in an escrow account to secure certain obligations associated with compensation to Circuit City for installs of our software on each computer sold to their customers. Additionally, we agreed to pay $200,000 to Circuit City for marketing development funds related to the promotion of our software. As described later in this prospectus, in between July and November 2006 we raised $4,635,500 of gross proceeds through the sale of securities. A portion of the net proceeds will be used to fund these commitments.

         The resources necessary to execute on our business strategy are sales and program management and are relative to penetration and meeting competition. Our sales resources are presently on-staff and the program management is on retainer. As our revenues increase we expect to increase our headcount in areas of program management, marketing, development and customer service. Our approach is to outsource as many of these functions as possible to suppliers who are experts in the various disciplines, while only hiring senior staff for the purpose of interaction with suppliers. We believe this strategy will allow us to keep expenses flat while growing our revenue base. In addition, our internal analysis predicts that we can sustain 3,000,000 total users in our current architecture. Accordingly, we expect to use this architecture in the foreseeable future although we may, subject to the availability of sufficient capital, make improvements in our data center localization and services from time to time. Our capital expenditures are expected to remain flat during fiscal 2006, with purchases designed to improve workplace layout, support for internal process improvements and automation.

GOING CONCERN

         We have generated minimal revenue since our inception on June 12, 2002, and have incurred net losses of approximately $48 million since inception through September 30, 2006. As a result, our current operations are not an adequate source of cash to fund future operations. The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2005 contains an explanatory paragraph regarding our ability to continue as a going concern based upon our net losses and cash used in operations. Our ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet our obligations and repay our liabilities when they become due and to generate profitable operations in the future. We plan to continue to provide for our capital requirements through the sale of equity securities and debt, however, we have no firm commitments from any third party to provide this financing and we cannot assure you we will be successful in raising working capital as needed. There are no assurances that we will have sufficient funds to execute our business plan, pay our obligations as they become due or generate positive operating results.

CRITICAL ACCOUNTING POLICIES

         A summary of significant accounting policies is included in Note 2 to the audited consolidated financial statements included elsewhere in this prospectus. We believe that the application of these policies on a consistent basis enables our company to provide useful and reliable financial information about the company's operating results and financial condition.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

         We account for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. We adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. We account for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

         We account for our investment in equity securities pursuant to Statement of Financial Accounting Standards ("SFAS") No.115. This standard requires such investments in equity securities that have readily determinable fair values be measured at fair value in the balance sheet and that unrealized holding gains and losses for investments in available-for-sale equity securities and investments in trading equity securities be recorded as a component of stockholders' equity and statement of operations, respectively. Furthermore, it provides that if factors leads us to determine that the fair value of certain financial instruments is impaired, that we should adjust the carrying value of such investments to its fair value.

RECENT ACCOUNTING PRONOUNCEMENTS

         In November 2004, the Financial Accounting Standards Board issued Statement No. 151 (SFAS 151), Inventory costs, an amendment of ARB No. 43, Chapter 4. SFAS 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted materials should be recognized as current period charges. In addition, SFAS 151 requires that allocation of fixed production overhead to inventory be based on the normal capacity of the production facilities. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We currently believes that the adoption of SFAS 151 will not have a material impact on its financial position, results of operations and cash flows.

         In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for our company beginning with our fiscal year ending 2006. We are currently evaluating the impact this new Standard will have on its financial position, results of operations or cash flows.

         In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March 2005 the SEC issued Staff Accounting Bulletin No. 107, or "SAB 107". SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share-based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the U.S. Securities and Exchange Commission adopted a new rule amending the compliance dates for SFAS 123R. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS 123. We expect that any expense associated with the adoption of the provisions of SFAS 123R will have a material impact on our results of operations. Effective January 1, 2006, we have fully adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107.

         In May 2005, the Financial Accounting Standard Board ("FASB") issued Statement No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and Statement No. 3, Reporting Accounting Changes in Interim Financial Statements" (SFAS 154). SFAS 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, most voluntary changes in accounting principles were required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, the Statement does not change the transition provisions of any existing accounting pronouncements. We do not believe adoption of SFAS 154 will have a material effect on our financial position, results of operations or cash flows.

         In June 2005, the Emerging Issues Task Force ("EITF") issued EITF 05-2, "The Meaning of Conventional Convertible Debt Instrument in Issue No. 00-19". EITF 05-2 retained the definition of a conventional convertible debt instrument as set forth in EITF 00-19, and which is used in determining certain exemptions to the accounting treatments prescribed under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities". EITF 05-2 also clarified that certain contingencies related to the exercise of a conversion option would not be outside the definition of "conventional" and determined that convertible preferred stock with a mandatory redemption date would also qualify for similar exemptions if the economic characteristics of the preferred stock are more akin to debt than equity. EITF 05-2 is effective for new instruments entered into and instruments modified in periods beginning after June 29, 2005. We adopted the provisions of EITF 05-2 on July 1, 2005, which did not have a material effect on our financial statements.

         In July 2005, the FASB issued FASB Staff Position ("FSP") 150-5, "Accounting Under SFAS 150 for Freestanding Warrants and Other Similar Instruments on Redeemable Shares". FSP 150-5 clarifies that warrants on shares that are redeemable or puttable immediately upon exercise and warrants on shares that are redeemable or puttable in the future qualify as liabilities under SFAS 150, regardless of the redemption feature or redemption price. The FSP is effective for the first reporting period beginning after June 30, 2005, with resulting changes to prior period statements reported as the cumulative effect of an accounting change in accordance with the transition provisions of SFAS
150. We adopted the provisions of FSP 150-5 on July 1, 2005, which did not have a material effect on our financial statements.

         In July 2005, the FASB issued EITF 05-6, "Determining the Amortization period for Leasehold Improvements Purchased After Lease Inception or Acquired in a Business Combination", which addressed the amortization period for leasehold improvements made on operating leases acquired significantly after the beginning of the lease. The EITF is effective for leasehold improvements made in periods beginning after June 29, 2005. We adopted the provisions of EITF 05-6 on July 1, 2005, which did not have a material impact to our financial position, results of operations and cash flows.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2006 AS COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2005

                                      Nine Months Ended September 30,
                                          2006               2005             Increase/          Increase/
                                          ----               ----           (Decrease) $       (Decrease) %
                                      (unaudited)         (unaudited)       2006 vs 2005       2006 vs 2005
                                      ------------       ------------       ------------       ------------
Revenues ......................       $     47,558       $     15,463            32,095            +208%

Operating expenses:
  Research and development ....            567,268            469,722            97,546             +21%
  Amortization of deferred
   compensation ...............          1,655,427            287,734         1,367,693            +475%
  Stock based payment - options          1,960,441            618,018         1,342,423            +217%
  Sales, general and
   administrative .............          4,612,614          3,383,471         1,229,143             +36%
                                      ------------       ------------       ------------       ------------

    Total operating expenses ..          8,795,750          4,758,945         4,036,805             +85%

Operating loss ................         (8,748,192)        (4,743,482)        4,004,710             +84%

  Other income - derivative
   liabilities ................                  -         10,696,213       (10,696,213)           -100%
  Other expense - derivative
   liabilities ................         (3,770,230)          (557,620)        3,212,610            +576%
  Other expense - liquidated
   damages ....................                  -           (172,929)         (172,929)           -100%
  Transfer - unrealized gain -
   investment held for sale to
   trading security ...........            112,509                  -           112,509            +100%
  Unrealized loss - transfer of
   available for sale
   securities to trading
   securities .................                  -         (4,999,263)       (4,999,263)           -100%
  Unrealized loss - trading
   securities .................                  -           (270,384)         (270,384)           -100%
  Realized loss - trading
   securities .................           (111,624)        (5,777,843)       (5,666,219)            -98%
  Interest expense ............         (2,624,176)        (2,164,744)          459,432             +21%
    Total other expenses, net .         (6,393,521)        (3,246,570)        3,146,951             +97%
                                      ------------       ------------       ------------       ------------

  Net Loss ....................       $(15,141,713)      $ (7,990,052)        7,151,661             +90%
  Comprehensive income (loss) .       $(15,254,222)      $  2,314,672       (17,568,894)           +759%

NM = not meaningful

REVENUES

         We market our software through multiple channel resellers and retail stores and give these customers unlimited rights of return. Generally, our customers pay software vendors based on their own sell-thru and return the unsold products to the software vendor. Accordingly, we do not recognize revenue until we have received payment from our customers.

         The increase in revenues for the nine months ended September 30, 2006 as compared to the nine months ended September 30, 2005 reflects our continuing efforts to market our Spare Back-Up product offerings. Included in our revenues for the nine months ended September 30, 2006 were deferred revenues of $12,684 we had recorded in fiscal 2005. While we have begun establishing our distribution channels for this product group, we are unable to predict if we will generate any significant revenues during fiscal 2006 or beyond from these products.

OPERATING EXPENSES

Research and Development

         Research and development expenses consist primarily of compensation expenses paid to our software engineers, employees and consultants. The increase in our increase in research and development expenses during the nine month period ended September 30, 2006 when compared to the comparable period in fiscal 2005 is primarily due to reallocation of additional internal resources during fiscal 2006 to develop additional features and enhancements for our Spare Back-Up product. We anticipate that we will continue to incur research and development expenses in future periods as a result of the addition of new features and the launch of new versions of our products, however we are not able at this time to quantify the amount of such expenditures.

Amortization of Deferred Compensation

         Amortization of deferred compensation consists primarily of the value of shares issued as compensation for consulting services prior to September 30, 2006 which were not substantially completed at the time of the issuance of the shares. The increase in amortization of deferred compensation during the nine month period ended September 30, 2006 is primarily due to shares we issued for services during the second half of fiscal 2005 and the first half of fiscal 2006 for strategic and marketing services to be rendered over periods of up to one year. We issued 1,075,000 and 2,553,000 shares of our common stock during the nine month period ended September 30, 2006 and 2005, respectively. As a result of the amortization of the deferred compensation expense during the balance of fiscal 2006, we will continue to recognize similar expenses during future periods, although we are unable to predict the amount of or timing of such expenses.

Share-Based Payment - Options

         Stock-based compensation consists of the fair value of options. The increase in share-based payment during the nine month period ended September 30, 2006 is primarily attributable to the implementation of SFAS 123(R). Under SFAS No. 123(R), which was effective January 1, 2006, companies are now required to measure the compensation costs of share-based compensation arrangements based on the grant date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services.

Sales, General, and Administrative Expenses

         Sales, general, and administrative expenses consist primarily of salaries and related expenses paid to our employees and contractors as well as advertising expenses. The increase in sales, general, and administrative expenses during the nine month period ended September 30, 2006 is primarily due to certain payments made to two consultants aggregating $525,000 in February 2006 as well as the issuance of warrants to these consultants valued at approximately $1 million. The services performed by such consultants are for strategic and marketing purposes. This increase was offset by a decrease in sales, general, and administrative expenses related to the issuance of options with exercise prices below their market value amounting to approximately $285,000 during the nine month period ended September 30, 2005, a decrease in marketing and advertising expenses of approximately $250,000, which occurred during the nine month period ended September 30, 2005 while no such expenses occurred during the nine month period ended September 30, 2006. Additionally, the remaining decrease in sales, general, and administrative expenses is attributable to a general expense reduction program implemented during the latter part of the second quarter of fiscal 2005 and which was fully effective during the nine months ended September 30, 2006. We believe that our selling, general, and administrative expenses will increase in the foreseeable future resulting from our agreement with Circuit City as described earlier in this report. Under the terms of that agreement, we will incur at least $200,000 in marketing expenses during the second half of fiscal 2006.

TOTAL OTHER EXPENSES, NET

Other Income - Derivative Liabilities and Other Expenses- Derivative Liabilities

         Other income - derivative liabilities and other expenses - derivative liabilities consist of income or expense associated with the change in the fair value of derivative liabilities as a result of the application of EITF Issue No. 00-19 to our financial statements. During March 2004, we sold 8% promissory notes private placement. In connection with the issuance of the 8% promissory notes, we granted a subsequent financing conversion reset right which expired on March 1, 2006. Subsequently, we granted similar rights to the holders of our 12.5% convertible subordinated promissory debentures which we sold in March 2005. The subsequent financing conversion reset is considered an embedded conversion feature pursuant to EITF Issue No. 00-19. Because there is no explicit number of shares that are to be delivered upon satisfaction of subsequent financing conversion reset feature, we are unable to assert that we have sufficient authorized and unissued shares to settle such feature. Accordingly, all of our previously issued and outstanding instruments, such as warrants and options issued to non-employees pursuant to rendered services, are be classified as derivative liabilities, effective with the granting of the subsequent financing conversion reset feature. This classification will apply to all future options and warrants as well. The difference in fair value of the derivative liabilities between the date of their issuance and their measurement date, which amounted to an increase of approximately $3.2 million and a decrease of $11.8 million for the nine month periods ended September 30, 2006 and 2005, respectively, has been recognized as other expense and other income, respectively. Please see Note 5 - Derivative Liabilities of the Notes to unaudited Consolidated Financial Statements at September 30, 2006 appearing elsewhere in this prospectus for a more complete description of the components of derivative liabilities and their impact on our financial statements.

         We anticipate that we will recognize other income or expense in future periods based upon the fluctuation of the market price of our common stock. This non-cash income or expense has materially impacted our results of operations in prior periods and is reasonably anticipated to materially affect our net loss or net income in future periods. We are, however, unable to estimate the amount of such income/expense in future periods as the income/expense is partly based on the market price of our common stock at the end of a future measurement date. Investors are cautioned to consider the impact of this non-cash accounting treatment on our financial statements.

Other Expense - Liquidated Damages

         Other expense-liquidated damages consist of the fair value of shares issued as liquidated damages for failure to timely filed a registration statement. The decrease in other expense-liquidated damages during the nine-month period ended September 30, 2006 is primarily attributable to incurred such liability during the period ended September 30, 2005 while not incurring this liability during the nine-month period ended September 30, 2006.

Transfer-Unrealized Gain -Investment Held for Sale to Trading Securities and Unrealized Loss - Transfer of Available-For-Sale Securities to Trading Securities

         Transfer-unrealized gain -investment held for sale to trading securities consist of unrealized gain or losses on investment held for sale which were re-categorized as trading securities transferred from other comprehensive income (loss) to earnings at the date of the intent to sell the shares. Such re-categorizations were one-time events and we do not expect that such transfers will occur in the foreseeable future.

Unrealized and Realized Loss Trading Securities

         Unrealized and realized loss- trading securities consist of realized losses on trading securities which were sold during the nine months ended September 30, 2005. Such sales were one-time events and we do not expect that such sales will occur in the foreseeable future.

Interest Expense

         Interest expense consists primarily of interest recognized in connection with the amortization of debt discount and interest on our convertible promissory notes. The increase in interest expense during the nine month period ended September 30, 2006 when compared to the prior period is primarily attributable to the amortization of the debt discount amounting to $1.5 million associated with the Bridge note payables which was issued during the second quarter of 2006.

COMPREHENSIVE INCOME (LOSS)

         For the nine months ended September 30, 2006 we recognized a loss of $112,509 on the transfer of unrealized gain - investment held for sale to trading security and during the nine months ended September 30, 205 we recognized income of $10,304,724 related to transfer of previous realized loss on restricted investment ($4,999,263), transfer of available for sale securities to trading securities ($4,999,263) and unrealized gain - restricted investments of $306,198. As described in Note 2 - Summary of Significant Accounting Policies to the Notes to Unaudited Consolidated Financial Statements at September 30, 2006 appearing elsewhere in this prospectus, the items of income and expense were one-time events and we do not expect to report similar expense or income in future periods. These one-time, non-cash items, however, increased our net loss by $112,509 for the nine months ended September 30, 2006 and resulted in comprehensive income for the comparable period in fiscal 2005 of $2,314,672.

FISCAL YEAR ENDED DECEMBER 31, 2005 ("FISCAL 2005") AS COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 2004 ("FISCAL 2004")

                                                                              Increase/          Increase/
                                          Fiscal            Fiscal          (Decrease) $       (Decrease) %
                                     2005 (restated)         2004           2005 vs 2004       2005 vs 2004
                                     ---------------     ------------       ------------       ------------
Revenues ......................       $     23,920       $     10,583             13,337           +126%

Operating expenses:
  Research and development ....            782,150            722,113             60,037             +8%
  Amortization of deferred
   compensation ...............            834,404                  -            834,404              NM
  Stock based compensation ....            456,631          1,081,914           (625,283)           -58%
  Sales, general and
   administrative .............          3,915,331          5,003,994         (1,088,663)           -22%
                                      ------------       ------------       ------------           -----

    Total operating expenses ..          5,988,516          6,808,021           (819,505)           -12%

    Operating loss ............         (5,964,596)        (6,797,438)          (832,842)           -12%

  Other income (expenses) -
    derivative liabilities ....         11,689,725         (5,139,975)        16,829,700              NM
  Unrealized loss-transfer of
   available for sale
   securities to trading
   securities .................           (730,000)        (2,775,000)        (2,045,000)             NM
  Unrealized loss on trading
   securities .................         (4,999,263)                 -          4,999,263              NM
  Realized loss on restricted
   investment .................         (6,048,227)                 -          6,048,227              NM
  Interest expense ............         (1,779,442)        (5,096,187)        (3,316,745)           -65%
                                      ------------       ------------       ------------           -----
    Total other expenses, net .         (1,867,207)       (13,011,162)       (11,143,955)           -85%
                                      ------------       ------------       ------------           -----
Net Loss ......................       $ (7,831,803)      $(19,808,600)      $(11,973,797)           -60%

         REVENUES

         We have generated minimal revenues since inception. Revenues recognized 2005 consists of licensing fees generated from our Spare Back-Up product offerings launched during 2005. Revenues recognized during fiscal 2004 consisted of monthly licensing fees generated from our Conga product offerings. During fiscal 2005 we launched our Spare software products group. In fiscal 2005 we received orders for approximately $270,000 of product, which includes $233,037, which has been sold to retailers with a right to return unsold product. Accordingly, that amount will not be recognized as revenue until such time as the return period has lapsed. We are unable to estimate the amount of returns, if any, that we will receive on these product sales. In addition, we recorded deferred revenues of $12,684 in fiscal 2005 as part of the total order number, which will be recognized as revenue in fiscal 2006. We anticipate that revenues from the Spare software product group will represent all of our revenues during fiscal 2006. While we have begun establishing our distribution channels for this product group, we are unable to predict if we will generate any significant revenues during fiscal 2006.

         RESEARCH AND DEVELOPMENT

         Research and development expenses consist primarily of compensation expenses paid to our software engineers, employees and consultants. The increase in our research and development expenses during fiscal 2005 as compared to fiscal 2004 is primarily due to an increase in software engineers during 2005. We anticipate that our research development and expenses during 2006 will remain at levels comparable to 2005.

         AMORTIZATION OF DEFERRED COMPENSATION

         Amortization of deferred compensation consists primarily of the value of shares issued as compensation for consulting services during fiscal 2005 and fiscal 2004 under agreements for which services were not substantially completed at the time of issuance of the shares. During, fiscal 2005 and fiscal 2004, we issued 3,915,500 and 172,500 shares, respectively, of common stock to consultants for marketing and strategic planning services. The fair value of such shares amounted to approximately $2.5 million and $328,000, respectively. During fiscal 2005, we recognized approximately $2.5 million as deferred compensation, of which approximately $800,000 was amortized during fiscal 2005. We anticipate that we will continue to recognize similar expenses during future periods, although we are unable to predict the amount of or timing of such expenses.

         SALES, GENERAL, AND ADMINISTRATIVE EXPENSES

         Sales, general, and administrative expenses consist primarily of salaries and related expenses paid to our employees and contractors as well as advertising expenses. The decrease in sales, general, and administrative expenses for fiscal 2005 is primarily due to a one-time finders' fees of $1.6 million paid in connection with the Langley Park transaction in September 2004, offset by advertising fees we have incurred in connection with the launch of our new product Spare as well as legal fees incurred in connection with our registration statement filed in 2005 and legal fees incurred in connection with the Robinson Reed transaction. We did not have comparable costs in fiscal 2004. During the third quarter of fiscal 2005 we reduced our head count, which we believe will provide for reduced costs of operations in the foreseeable future. As the demand for our products and services increases, we intend to add personnel who will primarily focus in the areas of customer service and quality monitoring, as well as administrative functions to support growing operations. We believe that our sales, general, and administrative expenses during 2006 will increase commensurate with an expected increase in our revenues.

         STOCK-BASED COMPENSATION

         Stock-based compensation consists of the fair value of options issued to employees. The decrease in stock-based compensation expense during 2005 when compared to 2004 is primarily due to a larger number of options granted below fair value during 2003 which vested in 2004.

         OTHER INCOME (EXPENSES)

         Other income (expenses) consist primarily of income/expenses associated with the recognition of derivative liabilities at their date of issuance and their decrease in fair value as well as the fair value of shares issued pursuant to penalties associated with the failure to timely file the registration statement and loss on disposition of property and equipment. The increase in other expenses during fiscal 2005 consists primarily of the fair value of the shares issued in during fiscal 2005 and the effect of the application of EITF 00-19 to our financial statements. During fiscal 2005 and fiscal 2004, we allocated $2,206,420 and $650,000, respectively, of the fair value of the derivatives issued in connection with our convertible promissory notes, at their date of issuance, to debt discount. The excess of the fair value of the derivative liabilities over the debt discount has been recognized as other expense, which amounted to $14.8 million and $284,000 during fiscal 2005 and fiscal 2004, respectively. During fiscal 2005 and fiscal 2004, we allocated approximately $318,000 and $3.8 million, respectively, of the fair value of the derivatives to the net value of the issuance of shares of common stock as additional consideration provided to such stockholders; these amounts have been recorded as an offset to additional paid-in capital. The aggregate fair value of all derivative liabilities upon issuance of the various debt and equity instruments amounted to approximately $1.9 million and $25.9 million during fiscal 2005 and fiscal 2004, respectively. The decrease in fair value of the derivative liabilities between the date of their issuance and the respective balance sheet date amounted to $11.6 million and $9.4 million during fiscal 2005 and fiscal 2004, respectively. The decrease in fair value of the derivative liabilities has been recognized as other income (expense) in our financial statements for the respective periods. As we will be required to "mark to market" the value of these derivative liabilities on a quarterly basis until such time as they are no longer considered a derivative liability, we anticipate that we will recognize other income or expense in future periods based upon the fluctuation of the market price of our common stock. We are unable to estimate the amount of such income/expense.

         SETTLEMENT WITH STOCKHOLDERS

         Settlement with stockholder consisted of the fair value of 1,500,000 shares of our common stock issued in December 2004 as settlement of a dispute in connection with the sale of securities to Robinson Reed, Inc. and First Capital Holdings International, Inc. during fiscal 2004, and the fair value of an additional 1,000,000 shares issued during fiscal 2005 in final settlement of the dispute. We do not anticipate additional expenses during fiscal 2006.

         UNREALIZED/REALIZED LOSS ON MARKETABLE SECURITIES

         The unrealized/realized loss on marketable securities consists of losses on our investment in Langley Park recognized in earnings, which aggregated approximately $11.0 million during fiscal 2005. A significant portion of the unrealized/ realized loss resulted from a decline in value of the Langley Park shares in 2004, which was previously recorded as a separate element of comprehensive income. We do not anticipate that we will incur similar expenses in fiscal 2006.

         INTEREST EXPENSE

         Interest expense consists primarily of interest recognized in connection with the settlement of pre-merger obligations as well as amortization of debt discount and interest on our convertible promissory notes. The decrease in interest expense during fiscal 2005 is primarily due to the recognition of interest expense of $3.4 million in connection with the settlement of pre-merger obligations in February 2004. The interest expense associated with the settlement of pre-merger obligations result from the one-time issuance of shares of our common stock valued at approximately $4.0 million in consideration for the payment of $600,000 of pre-merger obligations. Our interest expenses should decrease during 2006 assuming that we will satisfy the 8% convertible promissory notes.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. The following table provides certain selected balance sheet comparisons between September 30, 2006 (unaudited) and December 31, 2005:

                                                           SEPTEMBER 30,      DECEMBER 31,     $ CHANGE     % CHANGE
                                                         2006 (UNAUDITED)         2005        2006 V 2005      (+/-)
                                                         ----------------   ---------------   -----------   --------
Working capital (deficit) ...........................    $(13,454,983)      $(6,875,700)       6,579,283       +96%
Cash ................................................    $    655,401       $   165,938          489,463      +295%
Restricted cash .....................................    $  1,060,000       $    60,000        1,000,000         NM
Total current assets ................................    $  1,715,401       $   225,938        1,489,463      +659%
Property and equipment, net of depreciation .........    $    423,781       $   330,584           93,197       +28%
Restricted investment in marketable securities ......    $          -       $   246,430         (246,430)     -100%
Deferred financing costs, net of amortization .......    $          -       $    42,720          (42,720)     -100%
Other assets ........................................    $     76,380       $    27,983           48,397      +173%
Total assets ........................................    $  2,215,562       $   873,657        1,341,905      +154%

Accounts payable and accrued expenses ...............    $    617,023       $   506,572          110,451       +22%
8% convertible promissory notes, net of debt discount    $    688,413       $   694,421           (6,008)        NM
12.5% convertible note, net of debt discount ........    $    219,766       $         - (1)           NM         NM
Accrued interest on promissory notes ................    $     25,697       $    37,575          (11,878)      -32%
Derivative liabilities ..............................    $ 13,604,485       $ 5,828,454        7,776,031      +133%
Total current liabilities ...........................    $ 15,170,384       $ 7,101,638        8,068,746      +114%
12.5% convertible notes, net of debt discount .......    $          - (1)   $   269,853               NM         NM
Total liabilities ...................................    $ 15,176,809       $ 7,377,916        7,798,893      +106%
Total stockholders' (deficit) .......................    $(12,691,249)      $(6,504,259)       6,186,990       +95%

NM = not meaningful

(1) The 12.5% convertible notes are due in March 2007. Accordingly, at December 31, 2005 these notes were classified as a long-term liability on our balance sheet but at September 30, 2006 these notes are now considered a current liability and are classified accordingly on our balance sheet.

         We have experienced losses and negative cash flows from operations since inception and the report of our independent registered public accounting firm on our financial statements for fiscal 2005 contains an explanatory paragraph regarding our ability to continue as going concern. At September 30, 2006, we had cash on hand of approximately $655,000 which reflects proceeds we received from the sale of securities. Since September 30, 2006 we have sold additional securities which have resulted in gross proceeds to us of $1,438,000.

         At September 30, 2006, we had a working capital deficiency of approximately $13.5 million. A significant component of this working capital deficiency is a derivative liability of $13,604,485, which we have recognized in connection with the grant or the issuance of various embedded conversion features, liquidated damages, and freestanding warrants. As discussed earlier in this section, we anticipate that we will recognize changes in these liabilities in future periods based upon the fluctuation of the market price of our common stock. This non-cash liability materially impacts our balance sheet at September 30, 2006. Based upon the value associated with the liability at future measurement dates, the amount of the liability could significantly increase or decrease in future periods, however, we are unable to quantify the amount of the liabilities associated with these derivatives in those future periods.

         During the nine months ended September 30, 2006, our cash increased $489,463. This increase consisted of $5,624,620 in cash provided by financing activities which was offset by $4,992,622 of cash used in operating activities and $142,535 of cash used in investing activities.

         We market our software through multiple channel resellers and retail stores and we give these customers unlimited rights of return. Because we have only recently licensed our products through these multiple channels we do not have a historical pattern of returns. Additionally, our customers generally pay software vendors based on their own sell-through and return the unsold products to the software vendor. Accordingly, we provide for a provision for returns for all outstanding receivables until the customers either return the products or pay their invoices. The outstanding gross receivables at September 30, 2006 amounted to approximately $234,000 and we recorded a corresponding amount as provision for returns at September 30, 2006. The customers have not returned any products at September 30, 2006, however, this reserve for possible returns reduces our working capital by the amount of the reserve.

         In August 2006 we entered in a technical support services agreement with Circuit City which provides that Circuit City will market and support our Spare Back-Up product. The agreement provides that, among other things, we will deposit up to $1,000,000 in an escrow account to secure certain obligations associated with compensation to Circuit City for installs of our software on each computer sold to their customers. The $1,000,000 we have deposited in escrow in connection with the Circuit City agreement is reflected on our balance sheet at September 30, 2006 as a component of restricted cash. Additionally, we agreed to pay $200,000 to Circuit City for marketing development funds related to the promotion of our software; this amount is included in our accounts payable and accrued expenses at September 30, 2006.

         Net cash used in operating activities for the nine months ended September 30, 2006 increased approximately $1,788,862 from the nine months ended September 30, 2005. Included in this change is an increase in our net loss for the period to $15,141,713, as compared to a net loss of $7,990,052 for the nine months ended September 30, 2005, and is primarily attributable to an increase of $1,229,142 in our sales general and administrative expenses for the nine months ended September 30, 2006 from the nine months ended September 30, 2005 and the effect of increased expenses in the 2006 period related to non-cash transactions including the losses associated with derivative liabilities, amortization of debt discounts and deferred compensation and the value of shares issued as compensation. In addition, during the nine months ended September 30, 2006 changes in operating assets and liabilities included an expense of $1,000,000 associated the deposit of that amount in escrow account to secure certain obligations associated with compensation to Circuit City, together decreases in other assets of $50,000 and deferred revenues of $12,684 which was offset by increases in accounts payable and accrued expenses of $110,217 and an increase in accrued interest on convertible promissory notes of $11,914.

         Net cash used in investing activities was $142,535 for the nine months ended September 30, 2006 as compared to net cash provided by financing activities of $703,449 for the comparable nine month period in fiscal 2005. This change is attributable to a reduction in cash received from the sale of marketable securities and proceeds from the issuance of notes during the nine months ended September 30, 2006 as compared to the nine months ended September 30, 2005, together with an increase in cash used for the purchase of equipment.

         Net cash provided by financing activities increased $3,779,151 during the nine months ended September 30, 2006 from the comparable period in fiscal 2005. During the fiscal 2006 quarter we received $3,950,007 from the issuance of securities which was offset by the repayment of lease obligations, principal repayments on notes, payment of financing costs and the repurchase of shares of our common stock from Langley Park Investment Trust PLC. During the fiscal 2005 period we received $635,413 from the issuance of convertible promissory notes and the exercise of options which was offset by the repayment of convertible notes and principal repayments of lease obligations.

         We have generated minimal revenues since inception and our current operations are not an adequate source of cash to fund future operations. Historically we have relied on private placement issuances of equity and debt financing instruments. Our future capital requirements depend primarily on the rate at which we increase our revenues and correspondingly decrease our use of cash to fund operations. While we do not presently have any obligations for capital expenditures, at September 30, 2006 we had approximately $690,000 principal amount 8% promissory notes were due March 1, 2006, which remained outstanding, together with an additional $375,000 principal amount 12.5% convertible subordinated promissory debentures are due in March 2007. Subsequent to September 30, 2006, the holders of approximately $385,623 principal amount of the 8% promissory notes have converted those notes into shares of our common stock and we reasonably believe the holders of the remaining notes will convert to equity prior to December 31, 2006.

         It is likely that we will need to raise additional working capital to fund our ongoing operations and growth. The amount our future capital requirements depend primarily on the rate at which we increase our revenues and correspondingly decrease our use of cash to fund operations. Cash used for operations will be affected by numerous known and unknown risks and uncertainties including, but not limited to, our ability to successfully market our products and services and the degree to which competitive products and services are introduced to the market. As long as our cash flow from operations remains insufficient to completely fund operations, we will continue depleting our financial resources and seeking additional capital through equity and/or debt financing. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing stockholders will be reduced and those stockholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock.

         There can be no assurance that acceptable financing to fund our ongoing operations can be obtained on suitable terms, if at all. If we are unable to obtain the financing necessary to support our operations, we may be unable to continue as a going concern. In that event, we may be forced to cease operations and our stockholders could lose their entire investment in our company.

RECENT CAPITAL RAISING TRANSACTIONS

         During February 2006 and March 2006, we sold an aggregate of 4,200,000 shares of our common stock at an offering price of $0.50 per share to 36 accredited investors in a private offering resulting in gross proceeds to us of $2,100,000 We used the net proceeds for general working capital.

         During February 2006 and March 2006, we sold 1,123,750 shares of our common stock to three accredited investors at an offering price of $0.40 per share, and issued those purchasers five year common stock purchase warrants to purchase an aggregate of 561,875 shares of our common stock at an exercise price of $0.40 per share, in a private offering resulting in gross proceeds to us of $449,500. We paid Skyebanc, Inc., an NASD member firm of which one our directors is an officer, a commission of $34,950 and issued it warrants to purchase 175,000 shares of our common stock at an exercise price of $0.40 per share. We used the net proceeds for general working capital. A description of the warrants appears later in this prospectus under "Description of Securities - Warrants issued in 2006 February and March 2006 unit offering."

         We agreed to file a registration statement with the SEC covering the shares of our common stock issued in this offering, including the shares underlying the warrants, within 60 days of the closing of the offering. This registration statement, which was filed on December 6, 2006 was filed to fulfill this contractual obligation. We have agreed to use our best efforts to respond to SEC comments on the registration statement within 10 days of receipt and to use our best efforts to have the registration statement declared effective by the SEC within 90 days of April 15, 2006. If we fail to conform to any of these deadlines, or if the registration statement does not remain effective for 60 consecutive days once it has been declared effective by the SEC, we have agreed to issue the purchasers additional warrants at the rate of 2% for each 30 day period. As we failed meet both of these filing deadlines, at November 30, 2006 we were obligated to issue the purchasers additional warrants to purchase an aggregate of 67,414 shares of our common stock. As a result of this contractual requirement, these securities are considered derivate liabilities. We have agreed to pay all costs associated with the filing of the registration statement and any Rule 144 or other legal opinions required in connection with the transfer of these securities.

         In June 2006 we sold an aggregate of $1,500,000 principal amount 8% convertible promissory notes to 18 accredited investors in a private placement exempt from registration in reliance on exemptions provided by Regulation D and
Section 4(2) of the Securities Act of 1933. Brookstreet Securities Corporation, which acted as placement agent in the offering, purchased $250,000 principal amount of the 8% convertible notes. The notes, which were due 18 months from the date of issuance, bore interest at the rate of 8% per annum which was payable on the maturity date. As compensation for its services as placement agent, Brookstreet Securities Corporation, an NASD member firm, received a cash commission of 11% of the gross proceeds of the offering $165,000 and a five year common stock warrant to purchase 1,071,429 shares of our common stock with an exercise price of $0.40 per share. We used the proceeds for working capital, including the repayment of debt, and the repurchase of our stock from Langley Park Investment Trust PLC.

         Under the terms of our 8% convertible promissory notes, at such time as we received gross proceeds of at least $1,000,000 in any financing the principal and accrued interest of the notes automatically converted into units of our securities (the "Conversion Units") at a conversion rate of $1.75 per unit. As a result of our 2006 unit private placement which closed in October 2006 as described below, the 8% convertible promissory notes automatically converted into the Conversion Units. Each Conversion Unit is comprised of five shares of common stock and two two-year warrant to purchase shares of our common stock with an exercise price of $0.40 per share (the "Conversion Warrant"). We issued an aggregate of 4,353,692 shares of our common stock and 1,741,476 Conversion Warrants. A description of the Conversion Warrants appears later in this prospectus under "Description of Securities - Warrants issued in the 8% convertible promissory note placement." The shares of common stock, including the shares underlying the Conversion Warrants, which comprise the Conversion Units are included in the registration statement of which this prospectus is a part so as to permit the public resale thereof.

         Between July and November 2006 we sold an aggregate of 2,060,245 units of our securities to 111 accredited investors in a private transaction exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Regulation D, Rule 506 and Section 4(2) of that act. Each unit consisted of five shares of our common stock and two common stock purchase warrants, each two year warrant entitling the holder to purchase one share of our common stock at an exercise price of $0.60 per share. The offering price of the unit was $2.25 and we received gross proceeds of $4,635,500 from this offering. We will use a portion of the proceeds from this offering to fund our commitments to Circuit City Stores, Inc. as described later in this section under "Liquidity and Capital Resources." Brookstreet Securities Corporation acted as placement agent for us in this offering. We paid Brookstreet Securities Corporation a sales commission of $231,775 (5% of the gross offering proceeds) and a non-accountable expense allowance of $278,130 (6% of the offering proceeds), and we agreed to reimburse Brookstreet Securities Corporation for out-of-pocket marketing and due diligence expenses. We issued that firm a five year Placement Agent Warrant to purchase 2,575,285 shares of our common stock (representing 25% of the shares included in the units sold in the offering at an exercise price of $0.45 per share. A description of the warrants, including the Placement Agent Warrant, appears later in this prospectus under "Description of Securities - Warrants issued in 2006 unit private placement." We also agreed to pay Brookstreet Securities Corporation a cash commission of 7% of the total funds we receive upon the exercise of any of the warrants included in the units and issue that firm additional five year warrants at an exercise price of $0.45 per share equal to a number which represents 7% of the shares underlying the warrants so exercised. We have agreed to file a registration statement covering the shares of common stock underlying the units and the Placement Agent warrants. This prospectus is part of that registration statement.

                                  OUR BUSINESS

OUR PRODUCTS AND SERVICES

         We are a developer and marketer of a line of software products specifically designed for the small business and home business users. Our products are designed and developed so that technical skills are not necessary to use or manage the software. Our Spare line of software products includes our Spare Backup service and our Spare Switch PC data migration software.

         SPARE BACK-UP

         Spare Backup, a fully-automated remote backup solution designed and developed especially for the small office or home environment, automatically and efficiently backs up all data on selected laptop or desktop computers. As a result, we believe small companies can ensure file safety in PCs and laptops for backup and retrieval. We launched our Spare Back-up software product in March 2005.

         Spare Backup offers:

         o An automatic program installation that requires absolutely no user interaction to configure backups,

         o Complete backups for all for all registry settings in every directory,

         o No complicated file selection - Spare Backup scans the user's computer and backs up:

            o All contacts, email messages and attachments, address book, folders and contents, signature files from Outlook, and Outlook Express

            o  Word, Excel, PowerPoint files, templates and settings from MS
               Office

            o My Documents, My Music, My Pictures, Quicken, QuickBooks, MS Money, Turbo Tax and Tax Cut

            o  All desktop files

         o  Simple, fast data recovery,

         o Reports sent automatically to users via e-mail and available in Spare Backup,

         o  Redundant file support - select a restore from the last 10 backups,

         o  Online file retrieval from any Internet connection - using Spare
            Key,

         o Three levels of encryption - SSL with Verisign authenticity certificates, Blowfish with private key, AES 256 block cipher with unique user key, and

         o Decryption protected by Spare Key in the user's computer and with broker so complete loss of the computer is not a problem.

         An overview of customer benefits includes:

         Ease-of-use - Spare Backup provides fast, easy and fully automated data protection. Users benefit from automated data file selection, which distinguishes user data files from operating system and application files. As a result, users do not have to remember where all of their data files are stored. Spare Backup also ensures that open files are protected, and allows users to retrieve multiple past versions of a file, not just the most recently backed-up version.

         Impenetrable Security and Protection of Corporate Data - Spare Backup ensures that all data is encrypted with advanced 256-bit encryption on the user's machine using a user provided "key" or password. The data is encrypted a second time using SSL, or secure sockets layer, while it is being transmitted and a third time before it is stored on the RAID, or redundant array of independent disc, servers using a strong private key.

         SSL Support - SSL based protocol enhancements to address security parameters during: registration, upgrade, backup and retrieve.

         We offer new users a free 14-day trial. Spare Backup services costs $6.99 per month for up to 50 gigabytes of storage. For users interested in using Spare Backup service on their own local storage device, we includes a software version in our offering of services.

         SPARE BACKUP INTERNET SECURITY AND SPARE BACKUP ANTIVIRUS.

         In September 2006 we entered into a joint marketing and software distribution agreement with CA, Inc. Under the agreement, CA, Inc. is to provide us with virus scanning on data uploaded by customers to our services for remote encrypted backup and we are to provide CA, Inc.'s customers with certain bundled offerings to provide protection against viruses, hackers, identity thieves, spy ware, Spam and other online threats. Following this agreement we have introduced Spare Backup Internet Security and Spare Backup Antivirus.

         These new products bundle Spare Backup's remote backup and restoration services, with CA's home and home office Internet security software, augmenting our product portfolio for home users, small business customers and OEM partners. Spare Backup Antivirus enables virus scanning on data uploaded to Spare Backup servers for remote encrypted backup, helping to ensure that critical files are protected from viruses, Trojans and other forms of malware. Spare Backup Internet Security Suite provides an added layer of security by integrating CA Internet Security Suite 2007. The Suite, which includes Anti-Virus, Anti-Spyware, Anti-Spam, and Personal Firewall delivers comprehensive PC protection against viruses, hackers, identity thieves, spyware, Spam and other online threats that can jeopardize privacy, data or a PCs' performance.

         LIFELINE

         We have also released Lifeline, automated and live technical support service. Lifeline enables customers to access automated tasks that detect, diagnose and resolve problems without technician intervention. If service desk assistance is required, Lifeline allows for remote and live chat support, remote diagnosis, repair of problems and connection to live technicians. If the problem remains unsolved, problem information is automatically delivered to the technician, further accelerating the resolution process.

         SPARE SWITCH

         Spare Switch enables users to complete the transfer of personal files from an old personal computer (PC) to a new one via a high speed Internet connection. Spare Switch locates, packs and transfers files securely without the need for transfer cables or other accessories. Spare Switch, designed for both individual and business use, ensures that not only the files transfer easily, but that they will look, feel and work on the new computer in the same manner with all the personal settings and layouts built into them. We launched Spare Switch in August 2005 and relaunched the newest version in October 2006.

         Spare Switch is used by either downloading the software from the Internet or by inserting an installation CD into the old computer. Spare Switch then scans the hard drive and inventories of personal directories, giving the user a detailed report of the documents and other files. From that inventory, the user can then select the exact files that he or she wishes to transfer to the new PC. Spare Switch avoids the need for PC-to-PC transfer cable by compacting, encrypting and then transferring the files via the Internet. Spare Switch's data center can then hold the data for as long as a week, giving the user the flexibility to choose when to download the files to the new PC. The files are downloaded from our secure Spare Switch data center using the Spare Switch CD. Spare Switch uses a 256-bit encryption cipher with non-algorithmic key to ensure that the information is impervious to hackers at every step of the process. Spare Switch is priced at $39.99 and supports five users.

OUR TARGET CUSTOMERS

         We focus on owners and executives of small to mid-size businesses which do not have an IT (information technology) department that use technology to support their businesses as well as individuals who desire to secure the redundancy of available files and documents vital to the continuity of their operations, business, or personal information. Since our products and services allow non-technical users to quickly, easily and thoroughly secure and backup their files or data archiving and storage, we believe that our business is uniquely relevant to enabling small companies to succeed using technology. Our products and services also support individual business professionals working in companies of all sizes. Other unique characteristics are additional coding that enables easy to scale infrastructure and support elements. We believe that this characteristic provides a competitive advantage over other providers whose products require large investments in hardware, as well as professional installation, training and support.

HOW WE MARKET OUR PRODUCTS AND SERVICES

         Our products are sold direct to the customer via online distribution. Users may try our products and services at no cost for a limited trial period by downloading our software.

         In addition, we are establishing a network of affiliates that also distribute our products online, as well as a partnership network that will promote and/or resell our products. The primary focus of our partnership efforts will be with key retailers, such as Circuit City, original equipment manufacturers (OEMs), and distributors. As of the date of this prospectus our products are distributed by a number of OEMs, resellers and corporate partners, including:

         o  Systemax Computers        o  Motorolla
         o  CompUSA                   o  The Hammer Hard Drive
         o  Computers4Sure.com        o  PC Mall Sales, Inc.
         o  Computer Repair Guys      o  PC Connectin.com Inc.
         o  Digital Unique            o  PC Tune Up Pros
         o  eCOST.com                 o  Tech Depot (an Office Depot subsidiary)

         In March 2006, we launched our co-marketing efforts with Systemax, Inc. under which Systemax is incorporating the Spare Backup solution in shipments of PCs ordered through Systemax's various distribution channels. Under the terms of the memorandum of understanding, Spare Backup is embedded as an offering icon, which will open upon the initial customer start up of the new PC. Each Systemax PC customer will receive a 60-day free trial of Spare Backup and Systemax is entitled to a percentage of the monthly subscriptions revenue from those customers who subscribe for the Spare Backup service at the end of the trial period. In addition, we will support the project in our data centers at no charge to Systemax as well as providing sales training.

         On June 2006, we entered into a Standard Services Agreement with Hewlett-Packard Company for a trial PC backup service. Under the agreement we were to provide a co-branded Web site powered by Spare Backup for the use of Hewlett-Packard qualified technicians for the purpose of assisting customers in a trial PC backup service as appropriate for delivering customer support and solutions. The program consisted of referring Hewlett-Packard customers to its co-branded Web site for purposes of offering a trial PC backup service in Hewlett-Packard's outsourced support centers and internal sites. The goal was to provide Hewlett-Packard customers with a trial online PC backup service to protect and save customer data that include, without limitation, HW repair, OS upgrade and HW upgrade. The program was designed to provide incremental service revenue for Hewlett-Packard and to improve customer satisfaction resulting from a more comprehensive service and support experience. The period of the online PC backup pilot trial was from August 1, 2006 through October 31, 2006. The pilot period could be extended through mutual agreement. During the trial period, the parties divided revenues generated receive revenue for its services.

         We were recently advised by Hewlett Packard that it believed that the pilot program had been deemed a success and, as a result, the program will be expended; a 12 month renewable contract has now been implemented. Under the terms of this new agreement we will receive revenue for our services.

         In August 2006, we entered in a technical support services agreement with Circuit City Stores, Inc. which provides that Circuit City will market and support our Spare Back-Up product. The software will be loaded to end-user computers by Circuit City at the point of sale. The online server-based application encrypts and copies user files to remote storage locations for disaster recovery and other purposes. We paid Circuit City at the initiation of the contract to cover the costs of training, which is expected to involve about 7,500 Circuit City sales associates. As provided under the agreement, Circuit City will offer a 30-day free trial of Spare Backup to its customers for enrollment. We will pay Circuit City a fee for each computer which Circuit City technical staff loads on the customer's computer. We guarantee an activation fee to cover the initial number of computers covered under this agreement. After the 30-day trial period we will receive a monthly fee for each customer that activates. Our fee to Circuit City can be adjusted periodically thereafter based on the enrollment experience. The agreement is for a one-year term subject to renewal upon agreement by both parties. Under the terms of the agreement we deposited $1,000,000 in an escrow account to secure the obligations associated with compensation to Circuit City for installs of our software on each computer sold to their customers. Additionally, we agreed to pay $200,000 to Circuit City for marketing development funds related to the promotion of our software.

CUSTOMER SUPPORT

         We provide our tier 1 and tier 2 support for our services. Our tier 1 customer support provides initial call resolution and direct linking capabilities to our tier 2 customer support. Tier 2 customer support is managed by an internal group of specialists who are co-located within our Network Operation Center and software development headquarters in Palm Desert. Co-location with the software development group allows for the resolution of highly specific technical issues as well as identification of potential application flaws. We intend to train our tier two support agents trained in our Lifeline product which could have the ability to generate revenue for the company.

RESEARCH AND DEVELOPMENT

         Our products were developed primarily by our employees assisted by contractors in certain specialty areas. We have invested $782,000 and approximately $720,000 in research and development during 2005 and 2004, and we invested approximately $567,000 during the first nine months of fiscal 2006.

TECHNOLOGY

         Our products use a sophisticated combination of hardware, software, and networking to intelligently select files and settings from a customer's computer and reliably transfer these to secure twin data centers, making the data highly available.

         The networking systems used by us were designed to use outbound Internet connections for all communications, thus allowing many users who are behind a firewall access to the backup services. The proprietary software designed by us has been developed to remove the technical knowledge required to use other backup products by selecting files and registry settings for the user.

         We own all of our servers and utilize hosting in geographically dispersed tier-1 collocation facilities. All of our products utilize the same secure twin data center design to ensure maximum availability. Our entire server configuration is replicated in near real-time to a secondary data center, which will automatically become available in the event of an outage at the primary facility. Our servers use the latest enterprise level operating system available from Microsoft and use industry standard networking and communication protocols. This provides a highly available network that can scale rapidly using off the shelf hardware. These systems are fully redundant and we anticipate our reliability at 99.9%. We can expand our network capacity quickly and with highly predicable costs.

         Our business will suffer if our systems fail or our third-party facilities become unavailable. A reduction in the performance, reliability and availability of our systems and network infrastructure may harm our ability to distribute our products and services to our customers and other users, as well as harm our reputation and ability to attract and retain customers. Our systems and operations are susceptible to, and could be damaged or interrupted by, outages caused by fire, flood, power loss, telecommunications failure, Internet breakdown, earthquake and similar events. If for some reason we should not have redundancy in our facilities, any damage or destruction to our systems would significantly harm our business. Our systems are also subject to human error, security breaches, power losses, computer viruses, break-ins, "denial of service" attacks, sabotage, intentional acts of vandalism and tampering designed to disrupt our computer systems, Web sites and network communications which are beyond our control. This could lead to slower response times or system failures.

         Our computer and communications infrastructure is located in multiple leased facilities in Arizona and California. The infrastructure here is not fully redundant and we may not have adequate business interruption insurance to compensate us for losses that may occur from a system outage. Despite our efforts, our network infrastructure and systems could be subject to service interruptions or damage and any resulting interruption of services could harm our business, operating results and reputation.

OUR CONGA LINE OF PRODUCTS

         Following our transaction with Grass Roots International, Inc. in August 2004, our operations included the sale of our Conga line of products. The Conga products were web-based and broadband-enabled software applications, which focused on improving remote communications and automating data archiving and storage for the non-technical owners and managers of small and medium sized businesses. During fiscal 2004 and the first six months of fiscal 2005 our Conga line of products represented 100% of our sales. The video conferencing market is very competitive and we were never able to generate any significant revenues from the Conga product line. Following our introduction of Space Backup in the second quarter of fiscal 2005 we began devoting substantially all of our resources to the marketing of the Spare family of products and we have discontinued all marketing and sales efforts related to the Conga line.

COMPETITION

         We face intense and increasing competition in the web-base backup solutions market. If we do not compete effectively or if we experience reduced market share from increased competition, our business will be harmed. In addition, the more successful we are in the emerging market for web-based storage solutions, the more competitors are likely to emerge. We believe that the principal competitive factors in our market include:

         o  Service functionality, quality and performance;
         o  Ease of use, reliability and security of services;
         o Establishment of a significant base of customers and distribution partners;
         o  Ability to introduce new services to the market in a timely manner;
         o  Customer service and support; and
         o  Pricing.

         Our primary competitors are various Internet-based backup providers broadcasters, such as Connected.com, Novastar, Livevault, and backup.com. These companies provide services similar to ours and each have to various degrees a market presence. We also compete with providers of traditional backup technologies, such as Veritas and Symantac.

         Substantially all of our competitors have more capital, longer operating histories, greater brand recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. These competitors may also engage in more extensive development of their technologies, adopt more aggressive pricing policies and establish more comprehensive marketing and advertising campaigns than we can. Our competitors may develop products and service offerings that we do not offer or that are more sophisticated or more cost effective than our own. For these and other reasons, our competitors' products and services may achieve greater acceptance in the marketplace than our own, limiting our ability to gain market share and customer loyalty and to generate sufficient revenues to achieve a profitable level of operations. Our failure to adequately address any of the above factors could harm our business and operating results.

INTELLECTUAL PROPERTY

         Our intellectual property is critical to our business, and we may seek to protect our intellectual property through copyrights, trademarks, patents, trade secrets, confidentiality provisions in our customer, supplier, potential investors, and strategic relationship agreements, nondisclosure agreements with third parties, and invention assignment agreements with our employees and contractors, although we do not execute such agreements in every case. Our protection efforts may prove to be unsuccessful, and unauthorized parties may copy or infringe upon aspects of our technology, services or other intellectual property rights. In addition, these parties may develop similar technology independently. Existing trade secret, copyright and trademark laws offer only limited protection and may not be available in every country in which we will offer our services.

         A non-provisional patent application for the client side technology utilized by Spare Backup was filed in the United States Patent and Trademark Office on June 27, 2006. A non-provisional patent application for the server side technology utilized by Spare Backup was filed in the United States Patent and Trademark Office on August 10, 2006. Both applications are currently pending in the Patent Office and awaiting examination. We are also exploring our abilities to file for patents to include living document functions. The applications we plan to file may fail to result in any patents being issued. Even if one or more of these patents are issued, any patent claims allowed may not be sufficiently broad to protect our technology. In addition, any patents may be challenged, invalidated or circumvented and any right granted thereunder may not provide meaningful protection to us. The failure of any patents may not provide meaningful protection to us. The failure of any patent to provide protection for our technology would make it easier for other companies or individuals to develop and market similar systems and services without infringing any of our intellectual property rights.

GOVERNMENT REGULATION

         Although there are currently relatively few laws and regulations directly applicable to the Internet, it is likely that new laws and regulations will be adopted in the United States and elsewhere covering issues such as limitations on the use of mass-delivered e-mails, broadcast license fees, copyrights, privacy, pricing, sales taxes and the characteristics and quality of Internet services. The adoption of restrictive laws or regulations could slow Internet growth. The application of existing laws and regulations governing Internet issues such as property ownership, libel and personal privacy is also subject to substantial uncertainty. There can be no assurance that current or new government laws and regulations, or the application of existing laws and regulations (including laws and regulations governing issues such as property ownership, taxation, defamation and personal injury), will not expose us to significant liabilities, slow Internet growth or otherwise hurt us financially.

EMPLOYEES

         As of October 31, 2006, we had 15 full-time employees, including all of our executive officers. None of our employees are covered by collective bargaining agreements, and we believe our relationships with our employees to be good.

OUR HISTORY

         We were incorporated in Delaware on December 27, 1999 under the name First Philadelphia Capital Corp. to serve as a vehicle to effect a merger, exchange of common stock, asset acquisition or other business combination with domestic or foreign private business. On October 30, 2000, we completed a business combination with Conservation Anglers Manufacturing, Inc., a real estate holding and development company that was originally organized in Florida on February 7, 2000. The combination was a stock-for-stock merger that was accounted for as a "pooling-of-interests". In connection with the merger, we issued 235,000 shares of our common stock in exchange for all the outstanding stock of Conservation Anglers Manufacturing, Inc. In January 2001 we changed our name to Newport International Group, Inc. to better reflect and describe our then current strategic direction.

         As a result of the transaction with Conservation Anglers Manufacturing, Inc. we became a real estate holding company that intended to specialize in large-scale commercial, industrial and residential mixed-use property development. At the time of the transaction with Conservation Anglers Manufacturing, Inc. we did not own any real estate and our activities were limited to securing acquisition financing for a projects that we proposed to acquire and develop.

         In November 2000, Mr. Soloman Lam, our then president and CEO, executed certain land contracts to purchase approximately 3,300 acres of land for a total of $11,389,600 which we intended to develop in the future. These contracts were due to close on September 1, 2001, but were extended to March 1, 2002 at the sellers' request. Mr. Lam personally deposited $180,000 into escrow pending closing and we had agreed to reimburse him when he assigned the contracts to us. On February 12, 2002, the land contracts were cancelled and the $180,000 deposit was returned to Mr. Lam. Simultaneously, on February 12, 2002, Mr. Lam executed a new land contract to purchase approximately 2,300 acres of land for $15,000,000. We deposited $10,000 in escrow pending closing on April 30, 2002. The closing on this contract was subsequently extended until July 29, 2002 and as consideration we released the $10,000 to the seller that was in escrow. Subsequently, the closing was again extended to September 30, 2002, in consideration for a $25,000 non-refundable deposit. The closing was again extended to December 30, 2002, then to March 31, 2003, then to July 31, 2003, then to October 30, 2003, and subsequently to January 30, 2004, with no additional deposit required. The check representing the $25,000 deposit was never negotiated and in December 2003 it was voided. We do not intend to proceed with this project. We have forfeited the $10,000 deposit and all rights and obligations of this project have been assigned by us to Newport International Group, Inc., a Florida corporation formerly known as Linda Development Corporation, a company affiliated with Mr. Clint Beckwith, a former officer and director of our company.

         In December 2001, Mr. Lam entered into purchase contracts to acquire 45 acres of vacant land, representing nine lots, in Wellington, Florida for a total purchase price of $470,000. In April 2002, Mr. Lam closed on two of the nine lots and in May 2002, closed on a third lot. The remaining six lots were to be purchased when and if financing becomes available. Mr. Lam agreed to transfer the vacant land to us in exchange for a purchase price equal to cost. Deposits totaling $15,000 were paid by us in 2002 in conjunction with this land. The lots were never transferred to us, the $15,000 became a receivable from Mr. Lam and in December 2003 was expensed as an addition to our additional paid-in capital.

         On February 6, 2004, we closed an Agreement and Plan of Merger with Grass Roots Communications Inc., a Delaware corporation. Grass Roots was a development stage company incorporated in Delaware in June 2002 initially to create, produce, deliver and track targeted multimedia communications over the Internet. Under the terms of this agreement, Grass Roots became our wholly-owned subsidiary. At the effective time of the merger, the stockholders of Grass Roots exchanged their securities for approximately 12,300,000 shares of our common stock, representing approximately 93% of our common stock. Contemporaneous with this transaction, Grass Roots' President and Chief Executive Officer, Mr. Cery
B. Perle, was elected as a member of our Board of Directors and appointed CEO, and Mr. Lam resigned his positions with our company. Mr. Richard Galterio, the other member of our Board of Directors before the transaction remained as a director, and Mr. Edward L. Hagan, Secretary of Grass Roots, was appointed our secretary. Mr. Perle, the principal stockholder of Grass Roots, and members of his family/household received an aggregate of 46% of our shares of common stock as a result of the exchange upon the merger.

         Prior to our acquisition of Grass Roots, on January 6, 2003, Grass Roots entered into a stock purchase agreement, with Ms. Esther Jill Pinsker and Mr. Jan Johannes Dekkers, as amended on January 24, 2003, to purchase all of the issued and outstanding capital stock of FocusFocus.com, Inc. for a purchase price of $1,710,000. Under the terms of the agreement, $150,000 of the purchase price was to be paid by the closing date and the remaining $1,560,000 was to be paid in monthly installments of $30,000 plus accrued interest with the remaining balance due on the 13th month after the closing date. FocusFocus provided private, web page-based video and audio communications services, e-conferencing, collaborative document preparation and revisions and chat services in a real time, web-based environment. After Grass Roots' acquisition of FocusFocus, it restructured its product and service offerings and combined its operations with FocusFocus' web-based conference and collaboration tools.

         Under the terms of this agreement, Grass Roots has paid the sellers $250,000. By letter dated May 2, 2003 counsel for the sellers advised Grass Roots that it was in breach of the agreement and promissory notes for failing to make scheduled monthly payments. By letter dated May 16, 2003, counsel for the sellers gave notice that they would sell the assets of FocusFocus.com Inc. to the highest bidder at a public auction on May 30, 2003. By letter dated May 22, 2003, counsel for Grass Roots notified counsel for the sellers that Grass Roots was prepared to return to all of the assets of FocusFocus.com, Inc. to the sellers. Grass Roots subsequently returned those assets, which included patent applications, software applications, programs, code and related materials. The promissory notes from Grass Roots to sellers provide that notwithstanding the acceleration clause, upon an event of default (as defined in the agreement) that is not cured within the prescribed time, that the shares of FocusFocus.com, Inc. and the assets of it acquired by Grass Roots will revert back to the sellers, the promissory notes would be terminated and be of no further force and effect and all remaining sums due thereunder would be cancelled.

         In addition to the stock purchase agreement, at the time of the transaction Grass Roots entered into three-month consulting agreements with each of the sellers obligating them to perform certain consulting services to Grass Roots in exchange for Grass Roots granting each of them options to purchase 500,000 shares of Grass Roots' common stock at an exercise price of $.01 per share. These options were exchanged for like options in our company.

         In December 2004, we received a letter from counsel for the former owners of FocusFocus requesting that we ceased to state in our public filings that they did not perform under the aforementioned consulting agreements and have also requested to receive the initial 500,000 stock options.

         To date, while no litigation has been filed, the parties have attempted unsuccessfully to resolve their differences. In the event the parties are unable to resolve their differences, litigation may result. In that event, Grass Roots will take the position that it has returned all of the FocusFocus.com, Inc. assets to the sellers and owes nothing under the stock purchase and related agreements and it is likely that the sellers will take the position that they are owed the remaining balance under the promissory notes and the right to purchase 1,000,000 shares of Grass Roots' common stock for $.01 per share.

         Effective August 16, 2006 we changed our name to Spare Backup, Inc. The corporate name change was brought about by a merger of a wholly-owned subsidiary into Newport International Group, Inc. with Newport International Group, Inc. surviving but renamed Spare Backup, Inc.

PROPERTY

         Our executive offices are presently located at 73-061 El Paseo, Suites 202 and 205, Palm Desert, California 92211. We lease this approximate 4,000 square foot space which houses all of our executive and administrative personnel for approximately $62,000 annually, plus our pro-rata share of common area expenses. Our lease for this space expires on March 31, 2009; however, in October, 2006 we were notified by the lessor of its desire to terminate the lease effective December 31, 2006 in consideration of the payment to us of an early termination fee.

         In November 2006 we entered into a five year lease agreement, commencing January 1, 2007, with an unrelated third party for approximately 6,850 square feet which will serve as our new executive offices. Under the terms of the lease our initial annual base rent will be approximately $152,000 and we will be responsible for our pro-rata share of common area expenses. The annual rent will escalate during annually during the term of the lease to approximately $171,000 annually in the fifth year. We believe this facility will meet our operational needs for the foreseeable future.

LEGAL PROCEEDINGS

         We are a party to a litigation pending in the Superior Court of the State of California in and for the County of Los Angeles, No. BC 354880, styled Newport International Group, Inc., Plaintiff, vs. Mads Ulrich, Fidelity Capital, Inc., E-Holdings, Inc. and Does 1 through 100, Defendants. This lawsuit, which we filed on November 28, 2006, arose out of our transaction with Langley Park Investment Trust, PLC which is described later in this section. We are alleging damages under California Corporate Code ss.25501.5, common law fraud, violations of Rule 10b-5 of the Securities Exchange Act of 1934, breach of fiduciary duty, negligence, breach of contract, breach of covenant of good faith and fair dealing and unjust enrichment. We are seeking a return of the approximate $1,600,000 we paid E-Holdings, Inc. as a finder's fee, together with damages of at least $10,000,000 and attorneys' fees and costs.

SETTLEMENT WITH ROBINSON REED, INC. AND FIRST CAPITAL HOLDINGS INTERNATIONAL,
INC.

         In August 2004 we in a private transaction sold Robinson Reed, Inc. 1,000,000 shares of our common stock at a purchase price of $1.39 per share, 1,000,000 shares at a purchase price of $1.44 per share, and 250,000 shares at an effective purchase price of $1.30 per share, and we also sold First Capital Holdings International, Inc. 2,250,000 shares of our common stock at an effective purchase price of $1.30 per share. We issued the purchasers five year common stock purchase warrants to purchase an aggregate of 562,500 shares of our common stock which initially had exercise prices ranging from $1.55 to $1.60 per share. As a result of the issuance of our 12.5% convertible subordinated promissory debentures, the exercise price of these warrants has been reduced to $1.49 per share. The terms of the warrants are described later in this prospectus under "Description of Securities - Common Stock Purchase Warrants." We received net proceeds of $6,068,982 in these transactions, net of transaction costs.

         Under the terms of the agreement, as amended, we granted the purchasers an option to put up to 2,500,000 shares of our common stock to us at a price of $1.00 per share in the event the average price of our common stock is less than $1.00 for a period of 10 consecutive trading days during an option period beginning January 19, 2006, which is eight months after the effective date of the registration statement which registered those shares for resale, and ending on January 19, 2007. If exercised and not honored by us within 10 days from the receipt of the put notice, we were required to issue the purchasers a convertible promissory note with a conversion price equal to 85% of the average of the closing bid prices of our common stock for the 10 trading days prior to conversion on November 2, 2004, except that they were not subject to any put option.

         A dispute subsequently arose with respect to the put options. On December 9, 2005, we entered into a Settlement Agreement with Robinson Reed, Inc. and First Capital Holdings, Inc. resolving these disputes. The Settlement Agreement included mutual releases between the parties. Under the settlement terms, we agreed to issue 500,000 shares of our common stock each to of Robinson Reed, Inc. and First Capital Holdings International, Inc. and also agreed that outstanding warrants for shares common stock issued to those parties would be modified to reduce the warrant exercise price to $0.45 per share. The series of put options included in the original stock purchase agreement, as previously amended, and procedures for administering the put options were also modified. Under the settlement agreement, Robinson Reed, Inc. has the right to put 1,000,000 shares to us until February 19, 2007 and an additional 1,000,000 shares until March 19, 2007.

         We agreed that 50% of any amount tendered to us by either party for the exercise of the warrants is to be placed in escrow as collateral for the exercise of the put options. In addition, we also agreed that $300,000 of proceeds from our next round of private financing would also be placed in escrow as collateral for the exercise of the put options. In the event the put option should be exercised and we fail to pay to option price within 10 days, the funds placed in escrow shall be released to Robinson Reed, Inc. and applied towards the put option price. If the amount released in escrow is not sufficient to pay the full amount of the put option price, we will issue Robinson Reed, Inc. a 24 month promissory note bearing interest at 10% per annum. This note will be convertible into shares of our common stock at a conversion price equal to 85% of the average closing bid price of our common stock for the 10 trading days immediately preceding the conversion.

         In addition, we agreed to pay to each of Robinson Reed, Inc. and First Capital Holdings International, Inc. $12,500 and issue each of them 56,613 shares of our common stock. Registration rights regarding the shares were afforded under the Settlement Agreement, and we were required to file a registration statement by February 8, 2006 covering incremental shares not previously included in its prior registration statement. This prospectus forms a part of that registration statement. Finally, Robinson Reed Inc. and First Capital Holdings International, Inc. were afforded a right of first refusal on any financing arrangements offered to us for a six-month period.

TRANSACTION WITH LANGLEY PARK INVESTMENT TRUST PLC

         In July 2004, we issued 5,882,352 shares of our common stock to Langley Park Investment Trust PLC in exchange for 6,484,840 ordinary shares of Langley Park. Langley Park's ordinary shares were quoted on the London Stock Exchange and the shares we acquired in the transaction were freely saleable by us, subject to the escrow provisions. Langley Park agreed not to sell or otherwise dispose of our shares of common stock it acquired for a period of two years from the date of the transaction. At the time of the transaction we placed 3,242,420 of the Langley Park ordinary shares we acquired in an escrow account with Gottbetter & Partners, LLP as a downside price protection for Langley Park. These shares were to remain in escrow for up to two years, subject to early termination upon the consent of the parties. If at the end of the two year period the average of the 10 closing bid prices per share of our common stock during the 10 trading days immediately preceding July 30, 2006 was below $2.01, a proportion of the Langley Park ordinary shares held in escrow would be returned to Langley Park in the same ratio as the average closing bid price is to $2.01. Following the initial transaction, we sold the remaining 3,242,420 ordinary shares of Langley Park we had acquired in July 2004 and received net proceeds of approximately $632,717.

         In August 2004 we entered into an agreement with E-Holdings, Inc. in connection with this transaction. Pursuant to this agreement, as a finder's fee, we agreed to transfer 877,500 shares of Langley Park to E-Holdings, Inc., and grant a put option to E-Holdings, Inc. whereby we agreed to repurchase the 877,500 Langley Park ordinary shares transferred to E-Holdings, Inc. for (pound)1.00 per share for a period of one year from the date of the agreement. During fiscal 2004, we paid approximately $1,600,000 in lieu of transferring the agreed 877,500 shares of Langley Park to E-Holdings, Inc.

         On May 26, 2006 we entered into a Repurchase Agreement with Langley Park wherein we repurchased the 5,882,352 shares of our common stock sold to Langley Park in July 2004. As consideration, we:

         o sold Langley Park the remaining 3,242,420 ordinary shares of Langley Park which were deposited into the escrow account,

         o paid Langley Park a cash payment of approximately $632,717 which represented the net proceeds we had received to date from the sale of Langley Park ordinary shares, and

         o issued Langley Park a two year common stock purchase warrant for 3,000,000 shares of our common stock with an exercise price of $1.00 per share. A description of the warrant is contained later in this prospectus under "Description of Securities - Warrant issued to Langley Park Investment Trust PLC."

         We granted Langley Park piggy-back registration rights covering the shares common stock underlying the warrant and we have included the 3,000,000 shares underlying this warrant in the registration statement of which this prospectus is part. Langley Park also agreed to a two-year lock up on the shares of common stock it will acquire upon any exercise of the warrant, and thereafter to limit its monthly sales of the shares to no more than 10% of the average volume of our common stock during the preceding month.

         Under the terms of the Repurchase Agreement, the parties exchanged general releases, except for any claims that we may have against Mr. Mads Ulrich and entities owned or controlled by him including First Fidelity Capital, Inc. and E-Holdings, Inc. (collectively, "Ulrich"). We agreed to indemnify Langley Park against legal fees or costs associated with any claim or cause of action we may bring against Ulrich up to $100,000 and in connection therewith deposited $50,000 and 150,000 shares of our common stock issued in the name of Langley

Park into escrow. If we did not file any claim or cause of action against Ulrich on or before December 1, 2006, the escrow agent was required to return the $50,000 and the 150,000 shares of common stock to us and Ulrich would have automatically been considered a released party under the terms of the general release of Langley Park by our company. If, however, we did file a claim or cause of action against Ulrich prior to December 1, 2006, the escrow agent is thereafter authorized to use all or any portion of the $50,000 to pay Langley Park's legal fees and costs and, if such legal fees and costs exceed the $50,000, to sell all or any portion of the 150,000 shares of common stock up to $50,000 worth and apply those proceeds to Langley Park's legal fees and costs. Following a final judgment or settlement in any Ulrich claim or cause of action, the escrow agent will return to us any unused portion of cash or stock. As described earlier in this section "Legal Proceedings," in November 2006 we filed a lawsuit against Ulrich.

         Concurrently, we entered into an Amendment to Escrow Agreement under Gottbetter & Partners under which we deposited a demand promissory note to Langley Park in the principal amount of (pound)32,424 (approximately $60,642 on May 26, 2006), and Langley Park deposited a demand promissory note to us in the principal amount of (pound)32,424. Gottbetter & Partners was to continue to hold the 3,242,420 ordinary shares of Langley Park which were originally deposited in escrow with it in July 2004 and the two promissory notes until the two-year anniversary of the closing of the July 2004 agreement with Langley Park, at which time Gottbetter & Partners delivered the escrowed shares to Langley Park and destroyed the two promissory notes.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         NAME                  AGE      POSITIONS

         Cery B. Perle         44       President, CEO and Chairman of the Board
         Edward L. Hagan       34       Secretary and director
         Richard Galterio      42       Director

         Cery B. Perle. Mr. Perle has served as our President, CEO and Chairman since February 2004. Mr. Perle co-founded Grass Roots in June of 2002. Mr. Perle has experience in numerous start-up ventures. A primary focus of Mr. Perle's experience has been on the sales and marketing of innovative ideas and products. Prior to Grass Roots, from 2001 to 2002, he was director of Crystal Consulting Group, a business-consulting firm. From 2000 to 2001, he was engaged as a consultant to Rxalternative.com, an alternative healthcare web site. From 1994 to 1998, he was President and Chief Executive Officer of Waldron & Co., a California-based registered broker-dealer, where he established four branch offices in addition to the West Coast based corporate office of the investment firm.

         In September 1998, the Securities and Exchange Commission commenced a civil action against Mr. Perle and Waldron & Co., a broker-dealer registered with the Commission. The civil action alleged that Mr. Perle and Waldron artificially raised the market price of Shopping.com, an Internet retailer whose initial public offering was underwritten by Waldron & Co. In February 1999, the United States District Court for the Central District of California, acting upon the Commission's allegations, entered a permanent injunction against Mr. Perle, enjoining him from violating Section 17(a) of the Securities Act of 1933 and Sections 10(b) and 15(c)(1) of the Securities Exchange Act of 1934 and Rules 10b-5 and 15cl-2 thereunder, and required Mr. Perle to pay a $110,000 civil penalty. As a result of the February 1999 injunction, in October 1999, Mr. Perle was barred from association with any broker-dealer. In June 2001, Mr. Perle was barred by the National Association of Securities Dealers, Inc. from any association with any NASD member in any capacity. The sanction was based upon findings that Mr. Perle received $30,000 of checks from customers for the purchase of Shopping.com IPO stock prior to the IPO registration statement being declared effective by the Commission. In April 1998, a class action lawsuit was filed against Shopping.com, Mr. Perle and Waldron in the United States District Court for the Central District of California. Mr. Perle filed for personal bankruptcy in 2001 for which a final decree was granted in March 2002. In January 2001 the U.S. Department of Labor brought an action against Waldron & Co. and Mr. Perle in the U.S. District Court for the Central District of California for violations of the Employee Retirement Income Security Act of 1974 (ERISA) alleging that violations of ERISA occurred when Waldron & Co. and Mr. Perle failed to forward contributions of approximately $50,000 withheld from employee paychecks to Waldron & Co.'s 401(k) Plan. Among other relief's, the suit sought to permanently bar Mr. Perle from serving as a fiduciary of or service provider to any plan covered by ERISA. Although Mr. Perle was never formally notified of the outcome of the action, he has assumed that such an order was issued.

         Edward L. Hagan. Mr. Hagan has been a member of our Board of Directors and our Secretary since February 2004. Mr. Hagan co-founded Grass Roots in June 2002 and has been a director and secretary of that company since inception, and served as Chief Financial Officer from inception through September 2, 2002. Since 1990, he has owned and managed Hagan Farms Partnership, a commercial agricultural company and since 2003 he has owned SeaBreeze Nursery, a commercial container nursery.

         Richard Galterio. Mr. Galterio has been a member of our Board of Directors since July 2003. Since September 2004 he has been Chief Operating Officer, Chief Compliance Officer and Secretary of Skyebanc, Inc., an NASD member firm. From October 1998 until September 2004 he was Managing Director of Private Equity for vFinance, Inc., an investment banking firm which is a member of the NASD, a position he had held since the acquisition in September 1998 by vFinance, Inc. of First Level Capital, a NASD member firm which he co-founded in 1998. Mr. Galterio is also a member of the Board of Directors of ResQnet. During his tenure at First Level Capital, Mr. Galterio served as Compliance and Operations Director. Mr. Galterio was employed by Commonwealth Associates, an NASD member firm, from 1991 to 1998, initially in the capacity as a registered representative (1991 to 1993) and then as Managing Director (1994 to 1998) where his responsibilities included branch management and compliance. From 1986 to 1991, Mr. Galterio was Director of Research for Barry Leeds and Associates, a firm specializing in sales tracking research for the banking industry. Mr. Galterio received a B.S. in Business Management with honors from Villanova University. Mr. Galterio holds Series 27, 7 and 55 licenses from the NASD.

         There are no family relationships between any of the executive officers and directors. Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

KEY EMPLOYEES

         Alton Hoover. Mr. Hoover, 52, has been Vice President of Engineering of our Spare Backup subsidiary since May 2006. Mr. Hoover has more than 20 years experience in computer operations, applications development and networking technologies. Prior to joining Spare Backup, from 2003 to 2005, Mr. Hoover was the Chief Technology Officer for Luna Imaging, Inc. where he was responsible for Lunas Insight suite of software and services for managing and cataloging multi-media content and was responsible for software development, quality assurance, production operations and customer support. Mr. Hoover served as Chief Technology Officer for both Capstar Network Systems (from 2001 to 2003) and ClickRadio, Inc. (from 1999 to 2001), as well as held a Senior VP position with FAME Information Services, Inc. (from 1995 to 1999). Mr. Hoover holds a BS/BA from the University of Central Florida and an MBA from Georgia State University.

         Ivor A. Newman. Mr. Newman, 41, has served as Vice President of Operations of our Spare Backup subsidiary since May 2006. Mr. Newman has over 19 years of program management and product marketing experience. Prior to joining Spare Backup, from November 1999 to May 2006, Mr. Newman was the Worldwide cross line of business (X-Lob) Program Manager for Dell Inc. where he was responsible for the successful creation and implementation of global services programs. Mr. Newman joined Dell in 1999 and was intimately involved with the global services division.

DIRECTOR COMPENSATION

         Members of our Board of Directors do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses for attending board and board committee meetings. During fiscal 2005, we granted each of Mr. Hagan options to purchase 250,000 shares of our common stock with an exercise price of $0.45 per share, and each of Messrs. Perle and Galterio options to purchase 500,000 shares of our common stock with an exercise price of $0.45 per share, as compensation for their services to us. The exercise price of the options equaled the fair market value of our common stock on the day of grant.

COMMITTEES OF THE BOARD OF DIRECTORS

         Our Board of Directors has not established any committees, including an Audit Committee or a Nominating Committee. The functions of those committees are being undertaken by the entire board as a whole. No member of our board is a financial expert. As we expand our board in the future we will seek to add one or more members who are financial experts, as well as establishing an Audit Committee and a Compensation Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

         We have adopted a Code of Business Conduct and Ethics to provide guiding principles to all of our employees. Our Code of Business Conduct and Ethics does not cover every issue that may arise, but it sets out basic principles to guide our employees and provides that all of our employees must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. Any employee which violates our Code of Business Conduct and Ethics will be subject to disciplinary action, up to an including termination of his or her employment. Generally, our Code of Business Conduct and Ethics provides guidelines regarding:

         o  compliance with laws, rules and regulations,
         o  conflicts of interest,
         o  insider trading,
         o  corporate opportunities,
         o  competition and fair dealing,
         o  discrimination and harassment,
         o  health and safety,
         o  record keeping,
         o  confidentiality,
         o  protection and proper use of company assets,
         o  payments to government personnel,
         o  waivers of the Code of Business Conduct and Ethics,
         o  reporting any illegal or unethical behavior, and
         o  compliance procedures.

         In addition, we have also adopted a Code of Ethics for our Chief Executive Officer and Senior Financial Officers. In addition to our Code of Business Conduct and Ethics, our CEO and senior financial officers are also subject to specific policies regarding:

         o  disclosures made in our filings with the SEC,

         o deficiencies in internal controls or fraud involving management or other employees who have a significant role in our financial reporting, disclosure or internal controls,

         o  conflicts of interests, and

         o knowledge of material violations of securities or other laws, rules or regulations to which we are subject.

EMPLOYMENT AGREEMENT

         On January 1, 2003 we entered into a two-year employment agreement with Mr. Cery B. Perle to serve as our president. The agreement automatically renewed for an additional two-year term upon its expiration, with a 10% increase in his base salary. Under the terms of this agreement, we currently pay Mr. Perle an annual base salary of $239,800. We initially granted him an option to purchase 2,000,000 shares of our common stock at an exercise price of $0.01 per share as additional compensation. This option vested ratably over the two-year term of the agreement. Upon the renewal of the agreement in January 2006 we granted him options to purchase an additional 2,000,000 shares of common stock with an exercise price of $0.45 per share, which vest ratably over a 24-month period. The agreement also provides for an automobile allowance of $1,200 per month, paid vacation, fringe benefits commensurate with his duties and responsibilities and benefits in the event of disability, as well as containing certain non-disclosure and non-competition provisions. Under the terms of the agreement, we may terminate Mr. Perle's employment either with or without cause. If the agreement is terminated by us without good cause, or by Mr. Perle with cause, we would be obligated to pay him his base salary though the end of the term of the agreement, continue his benefits through the end of the term and all options would continue to vest during the remaining period of the term. To the extent that Mr. Perle is terminated for cause, or he voluntarily resigns, no severance benefits will be paid.

EXECUTIVE COMPENSATION

                                CASH COMPENSATION

         The following table summarizes all compensation recorded by us in each of the last three fiscal years for our Chief Executive Officer and each other executive officers serving as such (the "Named Executive Officers") whose annual compensation exceeded $100,000.

                                    Annual Compensation                       Long-Term Compensation
                              -------------------------------   -------------------------------------------------
                                                                        Awards                  Payouts
                                                                ------------------------   ----------------------
                                                 Other Annual   Restricted   Securities               All Other
Name and Principal   Fiscal    Salary    Bonus   Compensation     Stock      Underlying     LTIP     Compensation
Position              Year      ($)       ($)         ($)       Awards ($)   Options (#)   Payouts        ($)
------------------   ------   --------   -----   ------------   ----------   -----------   -------   ------------
Cery B. Perle,        2005    $221,500    $-0-     $14,400         $-0-        649,822      $-0-        $39,929
President, CEO,       2004    $221,500    $-0-     $   -0-         $-0-            -0-      $-0-        $   -0-
Director (1)          2003    $    -0-    $-0-     $   -0-         $-0-            -0-      $-0-        $   -0-

Solomon Lam (2)       2004    $    -0-    $-0-     $   -0-         $-0-            -0-      $-0-        $   -0-
                      2003         (2)    $-0-     $   -0-         $-0-            -0-      $-0-        $   -0-

Clint Beckwith (3)    2004    $    -0-    $-0-     $   -0-         $-0-            -0-      $-0-        $   -0-
                      2003         (3)    $-0-     $   -0-         $-0-            -0-      $-0-        $   -0-

(1) Mr. Perle has served as our president and CEO since February 2004. Other annual compensation paid to him in fiscal 2005 represents reimbursement for automobile expenses. In addition, during fiscal 2005 options to purchase an aggregate of 49,822 shares of our common stock with an exercise price of $0.001 per share valued at $19,929 were granted to him as additional compensation. In March 2005 Mr. Perle was granted options to purchase 100,000 shares of our common stock with an exercise price of $0.45 per share as additional compensation valued at $20,000. During fiscal 2005 we also issued Mr. Perle options to purchase 500,000 shares of our common stock with an exercise price of $0.45 as compensation for his board services. The exercise price of the options equaled the fair market value of our common stock on the date of grant.

(2) Mr. Lam served as our president from 2000 until February 2004. During fiscal 2002 we accrued approximately $97,000 of compensation to Mr. Lam. In December 2003 he relinquished all rights to any amounts due him. We reversed this accrued but unpaid compensation to additional paid-in capital.

(3) In February 2003 we issued Mr. Beckwith, our Vice President of Public Relations and a member of our Board of Directors, 90,000 shares of our common stock as compensation for his services for the period of April 2000 through December 2003 and as repayment to a loan to us in the amount of $60,000. We valued these shares at $360,000, of which $216,400 was applicable to compensation. Of the amount accrued for fiscal 2002, approximately $47,600 was reversed to additional paid-in capital during fiscal 2003.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning individual grants of options made during fiscal 2005 to the Named Executive Officers.

                                      % OF TOTAL
                NUMBER OF SHARES    OPTIONS GRANTED   EXERCISE OR
               UNDERLYING OPTIONS   TO EMPLOYEES IN   BASE PRICE    EXPRIRATION
NAME               GRANTED (#)        FISCAL YEAR       ($/SH)         DATE
-------------  ------------------   ---------------   -----------   -----------

Cery B. Perle        649,822              7.7%            (1)           (1)

(1) Includes five year options to purchase 49,822 shares of our common stock at an exercise price of $0.001 per share and five year options to purchase an additional 600,000 shares of our common stock with an exercise price of $0.45 per share.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                      NO. OF SECURITIES UNDERLYING
                                        UNEXERCISED OPTIONS AT       VALUE OF UNEXERCISED IN-THE-MONEY
               SHARES        VALUE         DECEMBER 31, 2005          OPTIONS AT DECEMBER 31, 2005(1)
             ACQUIRED ON   RECEIVED   ----------------------------   ---------------------------------
NAME          EXERCISE         $      EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----------   -----------   --------   -----------    -------------     -----------     -------------
Cery Perle        0           N/A      1,649,822           0             $420,925           n/a

(1) Includes options to purchase 1,049,822 shares of common stock with an exercise price of $0.001 per share and options to purchase 500,000 shares of common stock with an exercise price of $0.45 per share. The value of unexercised in the money options at December 31, 2005 is based upon the difference between the closing price of our common stock as reported on the OTC Bulletin Board on December 30, 2005 of $0.75 per share and the exercise prices of the options.

2002 STOCK PLAN

         On August 9, 2002, our board of directors authorized, and holders of a majority of our outstanding common stock approved and adopted, our 2002 Stock Plan covering 1,000,000 shares of common stock. On April 20, 2004, the plan was amended to increase the number of shares covered by the plan to 12,000,000 shares to accommodate grants previously provided under the Grass Roots Communications, Inc. compensation program, and on May 31, 2006 the plan was again amended to further increase the number of shares covered by the plan to 27,000,000 shares.. At October 31, 2006 we have granted options to purchase an aggregate of 10,598,699 shares of our common stock.

         The purpose of the plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. Our board of directors, or a committee of the board, will administer the Plan including, without limitation, the selection of the persons who will be awarded stock grants and granted options, the type of options to be granted, the number of shares subject to each option and the exercise price.

         Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options. In addition, the plan allows for the inclusion of a reload option provision, which permits an eligible person to pay the exercise price of the option with shares of common stock owned by the eligible person and receive a new option to purchase shares of common stock equal in number to the tendered shares. Furthermore, compensatory stock amounts may also be issued. Any incentive option granted under the plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The term of each plan option and the manner in which it may be exercised is determined by the board of directors or the committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

Eligibility

         Our officers, directors, key employees and consultants are eligible to receive stock grants and non-qualified options under the plan. Only our employees are eligible to receive incentive options.

Administration

         The plan will be administered by our board of directors or an underlying committee. The board of directors or the committee determines from time to time those of our officers, directors, key employees and consultants to whom stock grants or plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the type of options to be granted, the dates such plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the board of directors or committee.

Shares Subject to Awards

         We have currently reserved 27,000,000 of our authorized but unissued shares of common stock for issuance under the plan, and a maximum of 27,000,000 shares may be issued, unless the plan is subsequently amended, subject to adjustment in the event of certain changes in our capitalization, without further action by our board of directors and stockholders, as required. Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person. Shares used for stock grants and plan options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by plan options which terminate unexercised will again become available for grant as additional options, without decreasing the maximum number of shares issuable under the plan, although such shares may also be used by us for other purposes.

         The plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the plan or subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the board of directors may declare that each option granted under the Plan shall terminate as of a date to be fixed by the board of directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant shall have the right, during the period of 30 days preceding such termination, to exercise the participant's option, in whole or in part, including as to options not otherwise exercisable.

Terms of Exercise

         The plan provides that the options granted thereunder shall be exercisable from time to time in whole or in part, unless otherwise specified by the committee or by the board of directors.

         The plan provides that, with respect to incentive stock options, the aggregate fair market value (determined as of the time the option is granted) of the shares of common stock, with respect to which incentive stock options are first exercisable by any option holder during any calendar year shall not exceed $100,000.

Exercise Price

         The purchase price for shares subject to incentive stock options must be at least 100% of the fair market value of our common stock on the date the option is granted, except that the purchase price must be at least 110% of the fair market value in the case of an incentive option granted to a person who is a "10% stockholder." A "10% stockholder" is a person who owns, within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986, at the time the incentive option is granted, shares possessing more than 10% of the total combined voting power of all classes of our outstanding shares. The plan provides that fair market value shall be determined by the board of directors or the committee in accordance with procedures which it may from time to time establish. If the purchase price is paid with consideration other than cash, the Board or the Committee shall determine the fair value of such consideration to us in monetary terms.

         The exercise price of non-qualified options shall be determined by the board of directors or the committee, but shall not be less than the par value of our common stock on the date the option is granted.

         The per share purchase price of shares issuable upon exercise of a plan option may be adjusted in the event of certain changes in our capitalization, but no such adjustment shall change the total purchase price payable upon the exercise in full of options granted under the plan.

Manner of Exercise

         Plan options are exercisable by delivery of written notice to us stating the number of shares with respect to which the option is being exercised, together with full payment of the purchase price therefor. Payment shall be in cash, checks, certified or bank cashier's checks, promissory notes secured by the shares issued through exercise of the related options, shares of common stock or in such other form or combination of forms which shall be acceptable to the board of directors or the committee, provided that any loan or guarantee by us of the purchase price may only be made upon resolution of the board of directors or committee that such loan or guarantee is reasonably expected to benefit us.

Option Period

         All incentive stock options shall expire on or before the tenth anniversary of the date the option is granted except as limited above. However, in the case of incentive stock options granted to an eligible employee owning more than 10% of the common stock, these options will expire no later than five years after the date of the grant. Non-qualified options shall expire 10 years and one day from the date of grant unless otherwise provided under the terms of the option grant.

Termination

         All plan options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee shall die while our employee or within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators.

         In the event of termination of employment because of death while an employee or because of disability, the optionee's options may be exercised not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier.

         If an optionee's employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier.

         If an optionee's employment shall terminate for any reason other than death or disability, optionee may exercise the options to the same extent that the options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the options, whichever occurs first. In the event that the optionee was not entitled to exercise the options at the date of termination or if the optionee does not exercise such options (which were then exercisable) within the time specified herein, the options shall terminate.

         If an optionee's employment shall terminate for any reason other than death, disability or retirement, all right to exercise the option shall terminate not later than 90 days following the date of such termination of employment.

         If an optionee's employment with us is terminated for any reason whatsoever, and within three months after the date thereof optionee either (i) accepts employment with any competitor of, or otherwise engages in competition with us, or (ii) discloses to anyone outside our company or uses any confidential information or material of our company in violation of our policies or any agreement between the optionee and our company, the committee, in its sole discretion, may terminate any outstanding stock option and may require optionee to return to us the economic value of any award that was realized or obtained by optionee at any time during the period beginning on that date that is six months prior to the date optionee's employment with us is terminated.

         The committee may, if an optionee's employment with us is terminated for cause, annul any award granted under this plan to such employee and, in such event, the committee, in its sole discretion, may require optionee to return to us the economic value any award that was realized or obtained by optionee at any time during the period beginning on that date that is six months prior to the date optionee's employment with us is terminated.

Modification and Termination of Plan

         The board of directors or committee may amend, suspend or terminate the plan at any time. However, no such action may prejudice the rights of any holder of a stock grant or optionee who has prior thereto been granted options under the plan. Further, no amendment to this plan which has the effect of (a) increasing the aggregate number of shares subject to this plan (except for adjustments due to changes in our capitalization), or (b) changing the definition of "Eligible Person" under the plan, may be effective unless and until approved by our stockholders in the same manner as approval of this plan is required. Any such termination of the plan shall not affect the validity of any stock grants or options previously granted thereunder. Unless the plan shall theretofore have been suspended or terminated by the board of directors, the plan will terminate on August 9, 2012.

LIMITATION ON LIABILITY

         Under our certificate of incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

         o a breach of the director's duty of loyalty to us or our stockholders;

         o acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;

         o  a transaction from which our director received an improper benefit;
            or

         o an act or omission for which the liability of a director is expressly provided under Delaware law.

         In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Delaware law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

         Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During fiscal 2003, we advanced $23,400 to Mr. Cery B. Perle, our president, and during fiscal 2004 we paid $113,054 of personal expenses on his behalf. These amounts, which were advanced to Mr. Perle or paid on his behalf when Grass Roots was a privately held company, were repaid in full by Mr. Perle prior to December 31, 2004.

         Mr. Rich Galterio, a member of our Board of Directors, was employed by vFinance, Inc., an affiliate of vFinance Investments, Inc. vFinance Investments, Inc. has acted as placement agent for us in two private placements in 2003 and 2004. As compensation for its services in the first offering which resulted in gross proceeds to us of approximately $1,850,000, we paid vFinance Investments, Inc. a commission of approximately $185,000, a non-accountable expense allowance of approximately $74,000 and issued it warrants to purchase 350,000 shares of our common stock with an exercise price of $0.75 per share. As compensation for its services to us in the second offering which resulted in gross proceeds to us of approximately $665,000, we paid vFinance Investments, Inc. a commission of approximately $66,500, a non-accountable expense allowance of approximately $26,600 and issued it warrants to purchase 75,000 shares of our common stock with an exercise price of $1.25 per share.

         Mr. Galterio is now an officer and director of Skyebanc, Inc. In 2005 and 2006 Skyebanc, Inc. acted as a placement agent or a selling agent for us in two private offerings. As compensation for its services to us in the first offering which resulted in gross proceeds to us of approximately $1,600,000, we paid Skyebanc, Inc. a commission of $35,375. As compensation for its services to us in the second offering which resulted in gross proceeds to us of $349,500, we paid Skyebanc, Inc. a commission of $34,950 and issued it warrants to purchase 175,000 shares of common stock with an exercise price of $0.40 per share.

         On March 31, 2005 we sold $575,000 principal amount 12.5% convertible subordinated promissory debentures to two accredited investors and issued these investors four year common stock purchase warrants to purchase an aggregate of 536,667 shares of our common stock in a private transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on an exemption provided by Section 4(2) of that act. The purchasers included Ms. Jenell Fontes, an employee of our company ant the fiancee of Cery B. Perle our CEO and President, as well as Mr. Curtis Lawler, who was then a principal stockholder of our company. Mr. Perle disclaims beneficial ownership of the debenture and underlying securities owned by Ms. Fontes. Between June 2006 and September 2006 we made a principal repayment of an aggregate of $275,000 to Ms. Fontes on a 12.5% convertible subordinated promissory debenture held her thus retiring the obligation.

                             PRINCIPAL STOCKHOLDERS

         At November 29, 2006 we had 55,647,437 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of November 29, 2006 by:

         o each person known by us to be the beneficial owner of more than 5% of our common stock;
         o  each of our directors;
         o  each of our executive officers; and
         o  our executive officers, directors and director nominees as a group.

         Unless otherwise indicated, the business address of each person listed is in care of 73061 El Paso, Suite 202, Palm Desert, California 92260. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

                                            AMOUNT AND NATURE OF   PERCENTAGE OF
NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP      CLASS
------------------------                    --------------------   -------------

Cery B. Perle1, (6) ........................     10,971,822           18.3%
Edward L. Hagan (2) ........................      2,225,000            4.0%
Richard Galterio (3) .......................      1,275,000            2.2%
All officers and directors as a group
 (three persons)1, 2, 3, (6) ...............     14,471,822           23.4%
First Capital Holdings International,
 Inc. (4) ..................................      3,087,863            5.5%
Brookstreet Securities Corporation.(5) .....      4,664,248            7.8%
Langley Park Investment Trust, PLC (6) .....      3,000,000            5.1%

* represents less than 1%

(1) The number of shares beneficially owned by Mr. Perle includes:
    o   568,500 shares held in trust for his minor children,
    o 1,500,000 shares of common stock held by Preston & Price, S.A., over which Mr. Perle can exercise voting rights,
    o options to purchase 1,000,000 shares of common stock with an exercise price of $0.02 per share,
    o options to purchase 49,822 shares of common stock with an exercise price of $0.001 per share;
    o options to purchase 2,600,000 shares of common stock with an exercise price of $0.45 per share;
    o options to purchase 250,000 shares of common stock with an exercise price of $0.34 per share; and
    o options to purchase 500,000 shares of common stock with an exercise price of $0.41 per share.

         The shares beneficially owned by Mr. Perle excludes options to purchase 1,583,335 shares of our common stock with an exercise price of $0.45 per share which have not yet vested and securities owned by his fiancee, Jenelle Del Rio (Fontes), over which he disclaims any beneficial ownership.

(2) The number of shares beneficially owned by Mr. Hagan includes:
    o   360,000 shares of our common stock held by his wife Stephanie,
    o   250,000 shares of our common stock held by his daughter, Makena Hagan,
    o   30,000 shares held by his son, Edward, and
    o options to purchase 600,000 shares of our common stock at exercise prices ranging from $0.001 to $0.41 per share.

         The number of shares beneficially owned by Mr. Hagan excludes 261,364 shares of common stock held by the Sandra L. Hagan Irrevocable Trust over which he disclaims beneficial ownership.

(3) The number of shares beneficially owned by Mr. Galterio includes:

    o 500,000 shares of our common stock underlying options exercisable at $0.41 per share;
    o   100,000 shares underlying options exercisable at $0.45 per share;
    o   500,000 shares underlying warrants exercisable at $0.001 per share; and
    o 175,000 shares underlying warrants exercisable at $0.40 per share held by Skyebanc, Inc. Mr. Galterio is a 40% owner of Skyebanc, Inc. and holds joint voting and dispositive control over securities owned by Skyebanc, Inc.

(4) The number of shares beneficially owned by First Capital Holdings International, Inc. includes warrants to purchase 281,250 shares of our common stock exercisable at $1.49 per. Mr. Andri Athanasiou is the control person of First Capital Holdings International, Inc.

(5) Includes 1,362,153 shares of common stock underlying common stock purchase warrants with an exercise price of $0.40 per share and 2,575,285 shares of common stock underlying common stock purchase warrants with an exercise price of $0.45 per share. Brookstreet Securities Corporation, a broker-dealer and member of the NASD, acted as placement agent for us in two offerings of our securities. See "Management's Discussion and Analysis - Recent Capital Raising Transactions" which appears earlier in this prospectus.

(6) Includes 3,000,000 shares of common stock underlying a common stock purchase warrant with an exercise price of $1.00 per share. Messrs. Alstair Rae and Harry Pearl have voting and dispositive control over securities held by Langley Park Investment Trust, PLC.

                            DESCRIPTION OF SECURITIES

         We are authorized to issue 150,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. At November 29, 2006 we had 55,647,437 shares of common stock and no shares of preferred stock issued and outstanding.

COMMON STOCK

         The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

PREFERRED STOCK

         We are authorized to issue 5,000,000 shares of $.0001 par value preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

CONVERTIBLE NOTES

         8% PROMISSORY NOTES

         Between October 2003 and March 2004 we sold an aggregate of $1,835,343 principal amount 8% promissory notes resulting in gross proceeds to us of $1,835,343. Presently there are $793,319 principal amount of these notes outstanding. The notes are convertible into shares of our common stock, at anytime, at the option of the holder at a conversion price of $0.375 per share, subject to anti-dilution provisions in the case of stock splits, dividends or if we issue shares of our common stock or other securities convertible into shares of our common stock at an effective price less than $0.375 per share. The interest is payable beginning March 31, 2004 and every three months thereafter, until maturity. Interest is payable in cash or in shares of common stock at our option. Interest paid in common stock is convertible using the 10-day average closing bid price of the stock prior to the end of the quarter. Each occurrence of interest not paid within 30 days following the end of each quarter causes a reduction of 10% in the conversion price of the promissory notes and the exercise price of the related warrants. The principal balance and unpaid accrued interest on the promissory notes was due March 1, 2006. As of November 30, 2006, the holders of approximately $385,623 principal amount of these notes have converted the notes into an aggregate of 1,205,073 shares of our common stock. We reasonably believe the holders of the remaining $301,165 principal amount 8% promissory notes will convert the notes into shares of our common stock prior to December 31, 2006.

         12.5% CONVERTIBLE SUBORDINATED PROMISSORY DEBENTURES

         On March 31, 2005 we sold $575,000 principal amount 12.5% convertible subordinated promissory debentures to two accredited investors. In May and June 2005 we sold an additional $60,000 principal amount 12.5% convertible subordinated promissory debentures to three accredited. The purchasers included Ms. Jenell Fontes, an employee of our company and the fiancee of Cery B. Perle our CEO and President, as well as Mr. Curtis Lawler, who was then a principal stockholder of our company. Between June 2006 and September 2006 we repaid the $275,000 principal amount12.5% convertible subordinated promissory debenture held Ms. Fontes. Accordingly, as of November 29, 2006 there remains an aggregate of $360,000 principal amount 12.5% convertible subordinated promissory debentures outstanding. The debentures, which mature two years from the date of issuance, pay interest on the unpaid principal amount at the rate of 12.5% per annum payable quarterly. Interest is payable in cash or shares of our common stock valued at the average closing price for our common stock for the five trading days preceding the interest payment date. Any overdue payment of interest is then payable at the rate of 18% per annum, and interest not paid within 30 days following the end of each quarter will result in the conversion price of both the convertible subordinated promissory debentures and the warrants issued in connection therewith to be reduced by 10% from the then current conversion price or exercise price, as the case may be, for each such occurrence.

         The debentures are convertible at the option of the holders into shares of our common stock at a conversion price of $0.375 per share, subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions. In addition in the event we issue any shares of our common stock or any options, warrants, convertible preferred stock or convertible debt issuable or convertible into shares of our common stock at an exercise price or conversion price per share less than $0.375 per share within two years following the date of issuance of the debentures, then the conversion price of the debentures will reset to such lower price. Excluded from this reset provision are any options or warrants covered by a registration statement on Form S-8 for employees, directors or consultants that are unanimously approved by our Board of Directors or any securities approved by a majority of interest of the principal amount of the notes.

COMMON STOCK PURCHASE WARRANTS

         At November 30, 2006 we had common stock purchase warrants outstanding to purchase an aggregate of 21,020,025 shares of our common stock as follows:

         WARRANTS ISSUED IN THE 8% PROMISSORY NOTES TRANSACTION

         In connection with the sale of 8% promissory notes, we issued the note holders five year common stock purchase warrants to purchase an aggregate of 2,243,125 shares of our common stock which initially had at exercise prices ranging from $0.75 to $1.25 per share. We also issued the placement agent warrants to purchase 415,000 shares of our common stock which initially had exercise prices ranging from $0.75 to $1.25 per share as partial compensation for their services in connection with this offering. The exercise price of the warrants and the number of shares issuable upon the exercise of these warrants are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions. In addition in the event we issue any shares of our common stock or any options, warrants, convertible preferred stock or convertible debt issuable or convertible into shares of our common stock at an exercise price or conversion price per share less than $0.75 per share within two years following the date of issuance of the warrants, then the exercise price of the warrants will reset to such lower price. Excluded from this reset provision are any options or warrants covered by a registration statement on Form S-8 for employees, directors or consultants that are unanimously approved by our Board of Directors, provided that the Board includes a member nominated by vFinance Investments, Inc., or any securities approved by a majority in interest of the 8% promissory note holders. As a result of the sale of our 12.5% convertible promissory debentures in March 2005, the exercise price of these warrants was reduced to $0.375 per share. We have the right to call all of the warrants, if the stock underlying the warrants has been registered (and that registration statement is still effective), the lock-up restriction, as defined, on the common stock has been lifted, and after the lock-up restriction has been lifted the stock maintains a closing bid price above $3.00 for 15 consecutive trading days within 30 days of our call notice. We may redeem the warrants for $0.01 if not exercised within 30 days of the call notification.

         WARRANTS ISSUED IN THE 10% SECURED NOTES TRANSACTION

         In connection with the sale of $665,000 principal amount 10% secured notes we issued the holders of the notes five year common stock purchase warrants to purchase 332,500 shares of our common stock at an exercise price of $1.25 per share. The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions.

         WARRANTS ISSUED IN THE ROBINSON REED / FIRST CAPITAL HOLDINGS INTERNATIONAL TRANSACTION

         In connection with the sale of shares of our common stock to Robinson Reed, Inc. and First Capital Holdings International we issued the purchasers five year common stock purchase warrants to purchase an aggregate of 562,500 shares of our common stock which initially had exercise prices ranging from $0.75 to $1.55 per share. The number of shares and exercise price of the warrant are subject to adjustment in the event of recapitalizations, reorganization, consolidations, mergers, stock dividends or stock combinations, or if we issue shares of our common stock, or any common stock equivalents at a price per share less than the exercise price then in effect. Under the terms of the settlement agreement with Robinson Reed, Inc. and First Capital Holdings International, Inc described elsewhere in this prospectus, the exercise price of the warrants was reduced to $0.45 per share. The warrant holders have contractually agreed to limit the exercise of the warrants so that upon the exercise the holder's beneficial ownership would not exceed 4.99% of our common stock outstanding at the time of exercise, subject to a waiver of this limitation by the holder upon 61 days notice to us, as well as limiting the holder's beneficial ownership upon exercise to less than 9.9% of our then issued and outstanding common stock, including shares issuable upon the exercise of the warrant, also subject to waiver by the holder upon 61 days notice to us.

         WARRANTS ISSUED IN THE 12.5% CONVERTIBLE SUBORDINATED PROMISSORY DEBENTURE TRANSACTION

         In connection with the sale of our 12.5% convertible subordinated promissory debentures in March 2005 we issued the purchasers warrants to purchase an aggregate of 596,000 shares of our common stock. The common stock purchase warrants entitle the holders to purchase the shares at an exercise price of $0.375 per share, subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions. In addition in the event we issue any shares of our common stock or any options, warrants, convertible preferred stock or convertible debt issuable or convertible into shares of our common stock at an exercise price or conversion price per share less than $0.375 per share within two years following the date of issuance of the notes described above, then the exercise price of the warrants will reset to such lower price. Excluded from this reset provision are any options or warrants covered by a registration statement on Form S-8 for employees, directors or consultants that are unanimously approved by our Board of Directors or any securities approved by a majority of interest of the principal amount of the notes.

         WARRANTS ISSUED IN 2005 UNIT PRIVATE PLACEMENT

         In connection with our unit private placement closed in September 2005 we issued the purchasers five year common stock purchase warrants to purchase and aggregate of 807,891 shares of our common stock at an exercise price of $1.30 per share, subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions.

         WARRANTS ISSUED IN OUR FEBRUARY AND MARCH 2006 UNIT PRIVATE PLACEMENT.

         In connection with our unit private placement in February and March 2006 we issued the purchasers five year common stock purchase warrants to purchase and aggregate of 716,875 shares of our common stock, including warrants to purchase 175,000 shares of common stock issued to the placement agent as compensation, at an exercise price of $0.40 per share, subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions. We have the right to call the warrants is our common stock trades above $1.50 per share for five consecutive days.

         WARRANT ISSUED TO LANGLEY PARK INVESTMENT TRUST PLC

         In May 2006 we issued Langley Park a two year common stock purchase warrant for 3,000,000 shares of our common stock with an exercise price of $1.00 per share. The exercise price of the warrant is subject to adjustment for customary anti-dilution events. Langley Park agreed to a two-year lock up on the shares of common stock it will acquire upon any exercise of the warrant, and thereafter to limit its monthly sales of the shares to no more than 10% of the average volume of our common stock during the preceding month. We have included the shares underlying this warrant in the registration statement of which this prospectus is a part.

         WARRANTS ISSUED IN THE 8% CONVERTIBLE PROMISSORY NOTE PLACEMENT

         As compensation for its services as placement agent in the sale of $1,500,000 principal amount 8% convertible promissory notes in June 2006, Brookstreet Securities Corporation, an NASD member firm, received a five year common stock warrant to purchase 1,071,429 shares of our common stock with an exercise price of $0.40 per share. The warrant contains a cashless exercise provision as well as customary anti-dilution adjustments in the event of stock splits or combinations.

         Pursuant to the issuance of the Conversion Units upon the automatic conversion of the 8% convertible promissory notes, we issued 1,741,476 two-year Conversion Warrants to purchase shares of our common stock with an exercise price of $0.40 per share. The exercise price and the number of shares of common stock purchasable upon the exercise of the Conversion Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications. The Conversion Warrants are callable by us at such time as the 10 day average trading price of our common stock is $0.75 per share for at least 15 days and the underlying shares have been covered by an effective registration statement for at least 15 days.

         WARRANTS ISSUED IN 2006 UNIT PRIVATE PLACEMENT

         In connection with our sale of 2,060,245 units of our securities between July and November 2006 we issued the purchasers 4,120,444 two year common stock purchase warrants entitling the holders to purchase one share of our common stock at an exercise price of 0.60 per share. We also issued Brookstreet Securities Corporation, the placement agent in the offering, a five year Placement Agent Warrant to purchase 2,575,285 shares of our common stock at an exercise price of $0.45 per share. The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants included in the units as well as the Placement Agent Warrant are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications. The warrants included in the units are callable by us at any time beginning following the date that the 10 day non volume weighted average daily closing price of our common stock equals or exceeds $1.00 per share and the shares of our common stock underlying the warrant are covered by an effective registration statement. The Placement Agent Warrant contains a cashless exercise provision but it does not contain a call feature.

         OTHER COMMON STOCK PURCHASE WARRANTS

         We currently have outstanding common stock purchase warrants to purchase an aggregate of 2,837,500 shares of our common stock which are exercisable at prices ranging from $0.40 to $050 per share. The exercise price of the warrants and the number of shares issuable upon the exercise of the warrants are subject to proportional adjustment in the event of stock splits, dividends, recapitalizations or similar transactions. We have the right to call five year warrants exercisable into 2,000,000 shares of our common stock at an exercise price of $0.50 per share if our common stock trades above $3.00 per share for 10 consecutive days.

TRANSFER AGENT

         Our transfer agent is Holladay Stock Transfer, Inc., 2939 North 67 Place, Scottsdale, Arizona and its telephone number is 480-481-3940.

                            SELLING SECURITY HOLDERS

         At November 29, 2006 we had 55,647,437 shares of our common stock issued and outstanding. This prospectus relates to periodic offers and sales of 38,848,092 shares of our common stock by the selling security holders listed below and their pledgees, donees and other successors in interest, which includes:

         o  22,229,583 shares which are presently outstanding, which includes:

            o 5,323,750 shares which were sold in private offerings of our securities between February and March 2006,

            o 4,353,692 shares were issued upon the conversion of the 8% convertible promissory notes sold in June 2006;

            o 10,301,141 shares which were sold in our 2006 unit private placement, and

            o 2,250,000 shares of our common stock which were issued in January 2006 and May 2006 as compensation for consulting services rendered to us.

         o an aggregate of 74,000 shares, which includes 40,000 shares underlying a $15,000 principal amount 12.5% convertible subordinated promissory debenture, 20,000 shares which may be issued as interest on the debenture and 14,000 shares underlying a common stock purchase warrant with an exercise price of $0.375 per share, and

         o 16,545,509 shares issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.40 to $0.60 per share, including.

            o 736,875 shares which are issuable upon the exercise of common stock purchase warrants with an exercise price of $0.40 per share, which were either sold in a private placement of our securities in February and March 2006 or which were issued as compensation to a selling agent in the offering;

            o 2,812,905 shares which are issuable upon the exercise of common stock purchase warrants with an exercise price of $0.40 per share which were either issued upon the conversion of the 8% convertible promissory notes sold in June 2006 or which were issued as compensation to the selling agent in the offering;

            o 6,695,729 which are issuable upon the exercise of common stock purchase warrants with an exercise prices ranging from $0.45 to $0.60 per share, which were either sold in our 2006 unit private placement or which were issued as compensation to the selling agent in the offering;

            o 3,300,000 shares of our common stock issuable upon the exercise of outstanding common stock purchase warrants with exercise prices ranging from $0.35 to $0.60 per share issued in between February 2006 and August 2006 as compensation for marketing and public relations services to us; and

            o 3,000,000 shares of our common stock issuable upon the exercise of outstanding common stock purchase warrants with an exercise price of $1.00 per share issued to Langley Park Investment Trust, PLC as described earlier in this prospectus.

         The following table sets forth

         o  the name of each selling security holder,

         o  the number of shares owned, and

         o the number of shares being registered for resale by the selling security holder.

         We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the securities owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the securities owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities that will be held by the selling security holders upon termination of any offering made hereby. If all the securities offered hereby are sold, the selling security holders will not own any securities after the offering.

                                                                                                Shares    Percentage
                                                                     Percentage                  to be      to be
                                                                       owned                     owned      owned
                                                        Number of      before      Shares to     after      after
Name of Selling Security Holder                       Shares Owned    offering    be offered   offering    offering
-------------------------------                       ------------   ----------   ----------   --------   ----------
Per Landfald ......................................        30,000          *          30,000         0        n/a
Ove M. Reistad ....................................        70,000          *          70,000         0        n/a
Allan Andreas Johansen ............................        50,000          *          50,000         0        n/a
Sigmund Stenersen .................................       150,000          *         150,000         0        n/a
Rederiet Stenersen A/S (1) ........................       150,000          *         150,000         0        n/a
Arve Rustberggard .................................        50,000          *          50,000         0        n/a
Torstein Arne Fredhelm ............................        50,000          *          50,000         0        n/a
Aage Steiner Kjoes ................................       100,000          *         100,000         0        n/a
Sten Straum Shipping A/S (2) ......................       200,000          *         200,000         0        n/a
Sten Tank A/S (3) .................................       250,000          *         250,000         0        n/a
Bjorn H. Ytterli ..................................        40,000          *          40,000         0        n/a
Sten Oil A/S (4) ..................................       250,000          *         250,000         0        n/a
Kaare Ringseth ....................................       200,000          *         200,000         0        n/a
Jan Reistad .......................................       150,000          *         150,000         0        n/a
Vidar Auve ........................................        50,000          *          50,000         0        n/a
Knut Erik Lycke ...................................        50,000          *          50,000         0        n/a
Arild T. Clausen A/S (5) ..........................        50,000          *          50,000         0        n/a
Petter Harald Myhre ...............................        40,000          *          40,000         0        n/a
Eldar R. Robertsen ................................       100,000          *         100,000         0        n/a
Roar Amund Vika ...................................        50,000          *          50,000         0        n/a
Oddvar Bertin Soma ................................        50,000          *          50,000         0        n/a
Aphrodite Investments SA (6) ......................       401,000          *         401,000         0        n/a
Per Oddvar Kvande .................................        50,000          *          50,000         0        n/a
Kraftlaks A/S (7) .................................        37,000          *          37,000         0        n/a
Toemra Dagligvare A/S (8) .........................       100,000          *         100,000         0        n/a
Torulf Blekenberg .................................        34,000          *          34,000         0        n/a
Kenneth Bo Larsen .................................        88,000          *          88,000         0        n/a
Carsten Bertel Andersen ...........................        50,000          *          50,000         0        n/a
Dag Nordby ........................................       200,000          *         200,000         0        n/a
Flatten Supermarked (9) ...........................       310,000          *         310,000         0        n/a
Melland Invest A/S (10) ...........................       200,000          *         200,000         0        n/a
Bajarne Sjoevold ..................................        90,000          *          90,000         0        n/a
Halvor Stroemmen ..................................       100,000          *         100,000         0        n/a
TRJ Holding A/S (11) ..............................       160,000          *         160,000         0        n/a
Anker Renholt A/S (12) ............................        50,000          *          50,000         0        n/a
Arne Lund .........................................       200,000          *         200,000         0        n/a
Nite Capital LP(13) ...............................       937,500          *         937,500         0        n/a
Simon Asset Management (14) .......................       379,831          *         373,125     6,706          *
PDB Irrevocable Trust (15) ........................       375,000          *         375,000         0        n/a
Skyebanc, Inc. (16) ...............................       175,000          *         175,000         0        n/a
Valmar Associates Ltd. (17) .......................     1,260,000          *       1,260,000         0        n/a
Kranley Holdings Ltd. (18) ........................       840,000          *         840,000         0        n/a
John Hughes (19) ..................................        78,537          *          74,000     4,537          *
Robert Binkele (20) ...............................       203,682          *         203,682         0        n/a
Robert J. Lehman and Carol Lehman (21) ............       922,152          *         922,152         0        n/a
Sam Maywood and Dawn Maywood (22) .................       407,365          *         407,365         0        n/a
Mark Sofonio (23) .................................       203,682          *         203,682         0        n/a
Douglas Spencer (24) ..............................       203,682          *         203,682         0        n/a
Adam Cummings Trust (25) ..........................       203,550          *         203,550         0        n/a
Duomo Capital Trust (26) ..........................       203,550          *         203,550         0        n/a
Brookstreet Securities Corporation (27) ...........     4,664,248       7.8%       4,664,248         0        n/a
Barry Rubin and Joanne Rubin (28) .................       514,615          *         514,615         0        n/a
Christina Dickson Trust (29) ......................       203,463          *         203,463         0        n/a
Robert Schultz (30) ...............................       203,157          *         203,157         0        n/a
David Ferrari (31) ................................       405,699          *         405,699         0        n/a
Christopher King (32) .............................       202,762          *         202,762         0        n/a
Beatty-Huff Family Trust (33) .....................       202,630          *         202,630         0        n/a
Don Wukasch (34) ..................................       810,345          *         810,345         0        n/a
Patrick McCann (35) ...............................       202,587          *         202,587         0        n/a
Sean Sullivan (36) ................................       202,455          *         202,455         0        n/a

                                                                                                Shares    Percentage
                                                                     Percentage                  to be      to be
                                                                       owned                     owned      owned
                                                        Number of      before      Shares to     after      after
Name of Selling Security Holder                       Shares Owned    offering    be offered   offering    offering
-------------------------------                       ------------   ----------   ----------   --------   ----------
John Todd Blenkhorn (37) ..........................       404,471          *         404,471         0        n/a
Thomas Cerin (38) .................................       544,446          *         544,446         0        n/a
Don Deere (39) ....................................        77,777          *          77,777         0        n/a
Robert L. Gwinn III (40) ..........................       280,000          *         280,000         0        n/a
Ron Meier (41) ....................................       124,446          *         124,446         0        n/a
Melgoza Family Trust (42) .........................       700,000          *         700,000         0        n/a
William Hales (43) ................................       140,000          *         140,000         0        n/a
Deborah Howard (44) ...............................        93,331          *          93,331         0        n/a
Rossberg Family Trust (45) ........................       233,331          *         233,331         0        n/a
Don L. Truex DDS Profit Sharing Plan (46) .........       155,554          *         155,554         0        n/a
Gary Asson (47) ...................................        38,892          *          38,892         0        n/a
Daniel Blanchette and Jerriann Blanchette (48) ....        77,777          *          77,777         0        n/a
Frank A. Comte (49) ...............................        77,777          *          77,777         0        n/a
NFS, FMTC FBO Richard S. Funderburgh (50) .........       311,108          *         311,108         0        n/a
Pat Gainer-Preuss (51) ............................        38,892          *          38,892         0        n/a
The Hughes Family Living Trust (52) ...............       116,666          *         116,666         0        n/a
Financial Security Corp. DPB Non-Prototype,
 FBO Richard L.Kerbs (53) .........................        77,777          *          77,777         0        n/a
Robert D. Kerbs (54) ..............................        38,892          *          38,892         0        n/a
Masters Trust (55) ................................       233,331          *         233,331         0        n/a
Mantik/James Trust U/A 7/29/88 (56) ...............        77,777          *          77,777         0        n/a
The Edward G. Pagett Trust (57) ...................        93,331          *          93,331         0        n/a
Joan M. Peterson IRA (58) .........................        38,892          *          38,892         0        n/a
Michael J. Plunkett and Linda Plunkett (59) .......        77,777          *          77,777         0        n/a
Joseph A. Siemer and Claire T. Siemer (60) ........        38,892          *          38,892         0        n/a
Ken Waters and Linda Waters (61) ..................       155,554          *         155,554         0        n/a
Jerry Baird (62) ..................................        77,777          *          77,777         0        n/a
John Dwyer (63) ...................................        77,777          *          77,777         0        n/a
NFS, FMTC FBO Katheleen M. Grossman (64) ..........        77,777          *          77,777         0        n/a
Kupras Family Trust (65) ..........................       116,670          *         116,670         0        n/a
The Topinko Sisters Trust (66) ....................        62,223          *          62,223         0        n/a
Yarham Family Trust (67) ..........................        77,777          *          77,777         0        n/a
Gordon Wing Sing Yee Revocable Voting Trust (68) ..        38,892          *          38,892         0        n/a
Bougher Family Trust (69) .........................        38,892          *          38,892         0        n/a
Timothy B. Crane, MD, Inc. d/b/a Crane Eye Care
 - Defined Benefit Pension Plan and Trust (70) ....        77,777          *          77,777         0        n/a
William Montague Downs Trust (71) .................        77,777          *          77,777         0        n/a
The Sterling Group (72) ...........................       400,000          *         400,000         0        n/a
Adrian Garica (73) ................................        77,777          *          77,777         0        n/a
Dr. Ernest W.Kinchen, Jr. and Barbara Kinchen (74)         77,777          *          77,777         0        n/a
First Trust Corp. FBO Kitty Lightfoot (75) ........        38,892          *          38,892         0        n/a
MRA Investment Trust (76) .........................       622,223          *         622,223         0        n/a
Christopher John Inc. (77) ........................        77,777          *          77,777         0        n/a
Flournoy Living Trust (78) ........................        38,892          *          38,892         0        n/a
Robert Jones Realty Inc. Defined Benefit Plan (79)         38,892          *          38,892         0        n/a
NFS, FMTC FBO Holly E. Kovich (80) ................        46,669          *          46,669         0        n/a
Charles Spencer and Geraldine Spencer (81) ........        77,777          *          77,777         0        n/a
NFS, FTMC FBO Tom A. Wolvos MD (82) ...............        77,777          *          77,777         0        n/a
Diana Allen (83) ..................................       311,108          *         311,108         0        n/a
Michael K. Blackaby (84) ..........................        38,892          *          38,892         0        n/a
Michael P. Clifford (85) ..........................       622,223          *         622,223         0        n/a
Combes Living Trust (86) ..........................        38,892          *          38,892         0        n/a
James V. Gramlich (87) ............................        77,777          *          77,777         0        n/a
Marc Van Dyke Haine Revocable Living Trust (88) ...        77,777          *          77,777         0        n/a
Kristie Mathis (89) ...............................        62,223          *          62,223         0        n/a
Sunset Enterprise Trust (90) ......................        77,777          *          77,777         0        n/a
Charles A. Gaier (91) .............................        46,669          *          46,669         0        n/a
NFS, FMTC FBO David Mantik (92) ...................        77,777          *          77,777         0        n/a
 Ruth A. Mark (93) ................................       155,554          *         155,554         0        n/a
Gregory S. Gardner and Debra Milstein Gardner (94)        155,554          *         155,554         0        n/a

                                                                                                Shares    Percentage
                                                                     Percentage                  to be      to be
                                                                       owned                     owned      owned
                                                        Number of      before      Shares to     after      after
Name of Selling Security Holder                       Shares Owned    offering    be offered   offering    offering
-------------------------------                       ------------   ----------   ----------   --------   ----------
Alice Holm Ogawa (95) .............................        38,892          *          38,892         0        n/a
Selvig Family Trust (96) ..........................        38,892          *          38,892         0        n/a
Tim J. Sherer (97) ................................        38,892          *          38,892         0        n/a
David H. Specht (98) ..............................        38,892          *          38,892         0        n/a
Tennison Family Trust (99) ........................       116,670          *         116,670         0        n/a
Joshua K. Thomas (100) ............................        77,783          *          77,783         0        n/a
Helen Bahneman (101) ..............................       155,555          *         155,555         0        n/a
Central Coast Engineering Profit Sharing Plan (102)       155,555          *         155,555         0        n/a
Ronald T. Cho (103) ...............................        77,778          *          77,778         0        n/a
Joseph Allan Gleisinger (104) .....................       420,000          *         420,000         0        n/a
Hicks Higuchi Corporation 401(k) Plan Retirement
 Trust (105) ......................................        77,778          *          77,778         0        n/a
Robert T. Maywood (106) ...........................        77,778          *          77,778         0        n/a
Publicover Family Trust (107) .....................       622,222          *         622,222         0        n/a
Deborah Sims (108) ................................        38,889          *          38,889         0        n/a
Leonard Erskine and Cheryl Erskine (109) ..........        77,778          *          77,778         0        n/a
Clive A. Hawkins and Charles F. Taylor (110) ......        77,778          *          77,778         0        n/a
Kent G. Storey (111) ..............................       311,111          *         311,111         0        n/a
NFS, FMTC FBO Hazelina Belladora Lasky (112) ......        77,778          *          77,778         0        n/a
NFS LLC FMTC Peter Bexelius (113) .................        38,889          *          38,889         0        n/a
Laslie & Maxine Bracy Family Trust (114) ..........        31,111          *          31,111         0        n/a
Robert Ferini (115) ...............................        77,778          *          77,778         0        n/a
NFS LLC FMTC - BDA NSPS Harry Robert Glass (116) ..        77,778          *          77,778         0        n/a
NFS LLC FMTC Sara E. Glaze (117) ..................        77,778          *          77,778         0        n/a
Wolfe Axlerod Weinberger (118) ....................       800,000       1.4%         800,000         0        n/a
Robert Chaput (119) ...............................        77,778          *          77,778         0        n/a
Salvatore P. Ciulla (120) .........................        77,778          *          77,778         0        n/a
Frances Dee Filgas Living Trust (121) .............        68,445          *          68,445         0        n/a
Sandra Devine (122) ...............................        38,889          *          38,889         0        n/a
Michael Kaplan (123) ..............................     1,244,445       2.2%       1,244,445         0        n/a
NFS LLC FMTC John G. Koeppe (124) .................        38,889          *          38,889         0        n/a
John Lambe (125) ..................................        46,666          *          46,666         0        n/a
Peter Maberly and Carole Maberly (126) ............        77,778          *          77,778         0        n/a
NFS LLC FMTC Celestino A. Sousa (127) .............        77,778          *          77,778         0        n/a
Sousa Family Trust (128) ..........................        77,778          *          77,778         0        n/a
Michael A. Vaccaro (129) ..........................        38,889          *          38,889         0        n/a
NFS LLC FTMC Michael Carlyon (130) ................        38,889          *          38,889         0        n/a
Robert Evenson (131) ..............................        77,778          *          77,778         0        n/a
Wilbert S. Folds Trust (132) ......................       155,555          *         155,555         0        n/a
Bill E. and Sara E. Glaze Living Trust (133) ......        77,778          *          77,778         0        n/a
Pamela Godinez (134) ..............................        77,778          *          77,778         0        n/a
Robert G. Griep (135) .............................        77,778          *          77,778         0        n/a
Shawne Kleckner (136) .............................        77,778          *          77,778         0        n/a
Dennis Molstad and Drew Molstad (137) .............       155,555          *         155,555         0        n/a
Homer Noble (138) .................................        77,778          *          77,778         0        n/a
Deborah A. Stone Revocable Trust (139) ............        77,778          *          77,778         0        n/a
NFS LLC FMTC FBO Martin Testa IRA (140) ...........        77,778          *          77,778         0        n/a
Eric Anderson (141) ...............................        42,000          *          42,000         0        n/a
Angros Living Trust (142) .........................        77,778          *          77,778         0        n/a
The Jack and Elizabeth Culley Family Trust (143) ..        77,778          *          77,778         0        n/a
Russell L. Johnston (144) .........................        77,778          *          77,778         0        n/a
The Wayne T. and Valorie F. Palmer Trust (145) ....        38,889          *          38,889         0        n/a
Johnathan Sheinkop (146) ..........................        31,111          *          31,111         0        n/a
The Weist Family Trust (147) ......................       311,111          *         311,111         0        n/a
Langley Park Investment Trust PLC (148) ...........     3,000,000       5.1%       3,000,000         0        n/a
Yewen Xi ..........................................     1,000,000       1.8%       1,000,000         0        n/a
Curtis W. Lawler Trust (149) ......................     1,287,455       2.3%       1,250,000    37,455          *
                                                                                  ----------
          Total ...................................                               38,848,092
                                                                                  ==========

* represents less than 1%

(1) Mr. Sigmund Stenersen has voting and dispositive control over securities held by Rederiet Stenersen A/S. The number of securities held by Rederiet Stenersen A/S excludes securities held by Sten Straum Shipping A/S, Stern Tank A/S and Sten Oil A/S, entities over which Mr. Stenersen holds voting and dispositive control.

(2) Mr. Sigmund Stenersen has voting and dispositive control over securities held by Sten Straum Shipping A/S. The number of securities held by Sten Straum Shipping A/S excludes securities held by Rederiet Stenersen A/S, Stern Tank A/S and Sten Oil A/S, entities over which Mr. Stenersen holds voting and dispositive control.

(3) Mr. Sigmund Stenersen has voting and dispositive control over securities held by Sten Tank A/S. The number of securities held by Stern Tank A/S excludes securities held by Rederiet Stenersen A/S, Stern Straum Shipping A/S and Sten Oil A/S, entities over which Mr. Stenersen holds voting and dispositive control.

(4) Mr. Sigmund Stenersen has voting and dispositive control over securities held by Sten Oil A/S. The number of securities held by Sten Oil A/S excludes securities held by Rederiet Stenersen A/S, Stern Tank A/S and Sten Straum Shipping A/S, entities over which Mr. Stenersen holds voting and dispositive control.

(5) Mr. Arild T. Clausen has voting and dispositive control over securities held by Arild T. Clausen A/S.

(6) Messrs. Robert Tingstad and Birge Rustberggard have voting and dispositive control over securities held by Aphrodite Investments SA.

(7) Mr. Jan Heltne has voting and dispositive control over securities held by Kraftlaks A/S.

(8) Mr. Kenneth Mj?sund has voting and dispositive control over securities held by Toemra Digligvare A/S.

(9) Mr. Kristian Kalvenes has voting and dispositive control over securities held by Flatten Supermarked.

(10) Mr. Hallgeir Melland has voting and dispositive control over securities held by Melland Invest A/S.

(11) Mr. Roy Josephsen has voting and dispositive control over securities held by TRJ Holding A/S.

(12) Mr. Arild Bingen has voting and dispositive control over securities held by Anker Renholt A/S.

(13) The number of shares owned and offered by Nite Capital LP includes 312,500 shares of common stock underlying common stock purchase warrants with an exercise price of $0.40 per share. Mr. Keith Goodman has voting and dispositive control over securities held by Nite Capital LP.

(14) The number of shares owned and offered by Simon Asset Management includes 124,375 shares underlying common stock purchase warrants with an exercise price of $0.40 per share. Mr. Howard Liebreich has voting and dispositive control over securities held by Simon Asset Management.

(15) The number of shares owned and offered by PDB Irrevocable Trust includes 125,000 shares underlying common stock purchase warrants with an exercise price of $0.40 per share. Mr. Marc Sport has voting and dispositive control over securities held by PDB Irrevocable Trust.

(16) The number of shares owned and offered by Skyebanc, Inc. includes 175,000 shares underlying common stock purchase warrants with an exercise price of $0.40 per share. Mr. Richard Galterio, a member of our Board of Directors, holds voting and dispositive control over securities held by Skyebanc, Inc. The number of shares owned by Skyebanc, Inc. excludes securities held individually by Mr. Galterio. See "Management" and "Principal Shareholders" appearing earlier in this prospectus.

(17) The number of shares owned and offered by Valmar Associates Ltd. includes 1,260,000 shares underlying common stock purchase warrants with an exercise price of $0.50 per share. Mr. Peter Grut has voting and dispositive control over securities held by Valmar Associates Ltd.

(18) The number of shares owned and offered by Kranley Holdings Ltd. includes 840,000 shares underlying common stock purchase warrants with an exercise price of $0.50 per share. Ms. Sacha Grut has voting and dispositive control over securities held by Kranley Holdings Ltd.

(19) The number of shares owned includes 40,000 shares of our common stock underlying a $15,000 principal amount 12.5% convertible subordinated promissory debenture and 14,000 shares underlying a common stock purchase warrant with an exercise price of $0.375 per share. The number of shares offered includes 40,000 shares underling the 12.5% convertible subordinated promissory debenture, 20,000 shares which may be issued as interest on the debenture and 14,000 shares underlying the common stock purchase warrant.

(20) The number of shares owned and offered includes 58,195 shares underlying common stock purchase warrants with an exercise price of $0.40 per share.

(21) The number of shares owned and offered includes 174,582 shares underlying common stock purchase warrants with an exercise price of $0.40 per share and 88,888 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(22) The number of shares owned and offered includes 116,390 shares underlying common stock purchase warrants with an exercise price of $0.40 per share.

(23) The number of shares owned and offered includes 58,195 shares underlying common stock purchase warrants with an exercise price of $0.40 per share.

(24) The number of shares owned and offered includes 58,195 shares underlying common stock purchase warrants with an exercise price of $0.40 per share.

(25) The number of shares owned and offered includes 58,157 shares underlying common stock purchase warrants with an exercise price of $0.40 per share. Mr. Adam Cummings, trustee, has voting and dispositive control over securities held by the Adam Cummings Trust.

(26) The number of shares owned and offered includes 58,157 shares underlying common stock purchase warrants with an exercise price of $0.40 per share. Mr. Craig Rubin, trustee, has voting and dispositive control over securities held by the Duomo Capital Trust.

(27) The number of shares owned and offered includes 1,362,153 shares underlying common stock purchase warrants with an exercise price of $0.40 per share and 2,575,285 shares underlying common stock purchase warrants with an exercise price of $0.45 per share..

(28) The number of shares owned and offered includes 58,145 shares underlying common stock purchase warrants with an exercise price of $0.40 per share held by Barry Rubin and Joanne Rubin and 88,888 shares underlying common stock purchase warrants with an exercise price of $0.60 per share held by Barry Rubin.

(29) The number of shares owned and offered includes 58,132 shares underlying common stock purchase warrants with an exercise price of $0.40 per share. Ms. Christina Dickson, trustee, has voting and dispositive control over securities held by the Christina Dickson Trust.

(30) The number of shares owned and offered includes 58,045 shares underlying common stock purchase warrants with an exercise price of $0.40 per share.

(31) The number of shares owned and offered includes 115,914 shares underlying common stock purchase warrants with an exercise price of $0.40 per share.

(32) The number of shares owned and offered includes 57,932 shares underlying common stock purchase warrants with an exercise price of $0.40 per share.

(33) The number of shares owned and offered includes 57,894 shares underlying common stock purchase warrants with an exercise price of $0.40 per share. Mr. Morgan L. Beatty and Ms. Winnie M. Huff, trustees, have voting and dispositive control over securities held by the Beatty-Huff Family Trust.

(34) The number of shares owned and offered includes 231,527 shares underlying common stock purchase warrants with an exercise price of $0.40 per share.

(35) The number of shares owned and offered includes 57,882 shares underlying common stock purchase warrants with an exercise price of $0.40 per share.

(36) The number of shares owned and offered includes 57,844 shares underlying common stock purchase warrants with an exercise price of $0.40 per share.

(37) The number of shares owned and offered includes 115,563 shares underlying common stock purchase warrants with an exercise price of $0.40 per share.

(38) The number of shares owned and offered includes 155,556 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(39) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(40) The number of shares owned and offered includes 80,000 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(41) The number of shares owned and offered includes 35,556 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(42) The number of shares owned and offered includes 200,000 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Jaime Melgoza and Ms. Robin Melgoza, Trustees, have voting and dispositive control over securities held by the Melgoza Family Trust.

(43) The number of shares owned and offered includes 40,000 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(44) The number of shares owned and offered includes 26,666 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(45) The number of shares owned and offered includes 66,666 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Robert C. Rossberg and Ms. Anita M. Rossberg, Trustees, have voting and dispositive control over securities held by the Rossberg Family Trust

(46) The number of shares owned and offered includes 44,444 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Dr. Don L. Truex, Trustee, has voting and dispositive control over securities held by the Don L. Truex DDS Profit Sharing Plan.

(47) The number of shares owned and offered includes 11,112 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(48) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(49) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(50) The number of shares owned and offered includes 88,888 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Richard S. Funderburgh has voting and dispositive control over securities held by NFS, FMTC FBO Richard S. Funderburgh.

(51) The number of shares owned and offered includes 11,112 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(52) The number of shares owned and offered includes 33,333 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Edward L. Hughes and Ms. Karen A. Hughes, Trustees, have voting and dispositive control over securities held by The Hughes Family Living Trust.

(53) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Richard L. Kerbs, Trustee, has voting and dispositive control over securities held by Financial Security Corp. - DBP - Non-Prototype, FBO Richard L. Kerbs.

(54) The number of shares owned and offered includes 11,112 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(55) The number of shares owned and offered includes 66,666 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Larry Lehman, Trustee, has voting and dispositive control over securities held by Masters Trust.

(56) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. David W. Mantik and Ms. Patricia James, Trustees, have voting and dispositive control over securities held by Mantik/James Trust U/A 7/29/88.

(57) The number of shares owned and offered includes 26,666 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Edward G. Pagett, Trustee, has voting and dispositive control over securities held by the Edward G. Pagett Trust.

(58) The number of shares owned and offered includes 11,112 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Ms. Joan Peterson has voting and dispositive control over securities held by Fiserv IRA FBO Joan Peterson.

(59) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(60) The number of shares owned and offered includes 11,112 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(61) The number of shares owned and offered includes 44,444 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(62) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(63) The number of shares owned and offered includes 22,222shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(64) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Ms. Kathleen M. Grossman has voting and dispositive control over securities held by NFS, FMTC FBO Kathleen M. Grossman.

(65) The number of shares owned and offered includes 33,334 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Paul Kupras and Ms. Manlee S. Kupras, Trustees, have voting and dispositive control over securities held by the Kupras Family Trust.

(66) The number of shares owned and offered includes 17,778 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Thomas M. Oxford, Trustee, has voting and dispositive control over securities held by The Topinko Sisters Trust.

(67) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Larry P. Yarham and Ms. Sherry D. Yarham, Trustees, have voting and dispositive control over securities held by the Yarham Family Trust .

(68) The number of shares owned and offered includes 11,112 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Gordon Wing Sing Yee, Trustee, has voting and dispositive control over securities held by the Gordon Wing Sing Yee Revocable Living Trust.

(69) The number of shares owned and offered includes 11,112 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Gary D. Bougher and Ms. Margaret A. Bougher, Trustees, have voting and dispositive control over securities held by the Bougher Family Trust.

(70) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Dr. Timothy B. Crane has voting and dispositive control over securities held by Timothy B. Crane, MD, Inc. dba Crane Eye Care - Defined Benefit Pension Plan & Trust.

(71) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. William Montague Downs, Trustee, has voting and dispositive control over securities held by the William Montague Downs Trust.

(72) The number of shares owned and offered includes 400,000 shares underlying an option to purchase common stock with an exercise price of $0.60 per share. Mr. Bruce Dorfman has voting and dispositive control over securities held by The Sterling Group.

(73) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(74) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(75) The number of shares owned and offered includes 11,112 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Ms. Kitty Lightfoot has voting and dispositive control over securities held by First Trust Corp. FBO Kitty Lightfoot.

(76) The number of shares owned and offered includes 177,778 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Michael Hayden and Property Resources, Inc., Mr. Mike Janko, Secretary, as Trustees, have voting and dispositive control over securities held by the MRA Investment Trust.

(77) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Christopher Armes has voting and dispositive control over securities held by Christopher John Inc.

(78) The number of shares owned and offered includes 11,112 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Richard A. Flournoy and Ms. Nancy E. Flournoy, as Trustees, have voting and dispositive control over securities held by the Flournoy Living Trust.

(79) The number of shares owned and offered includes 11,112 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Robert Jones and Ms. Arlene S. Jones, Trustees, have voting and dispositive control over securities held by the Robert Jones Realty Inc. Defined Benefit Plan.

(80) The number of shares owned and offered includes 13,334 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Holly E. Kovich has voting and dispositive control over securities held by NFS, FMTC FBO Holly E. Kovich.

(81) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(82) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Dr. Tom A. Wolvos has voting and dispositive control over securities held by NFS, FMTC FBO Tom A. Wolvos MD.

(83) The number of shares owned and offered includes 88,888 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(84) The number of shares owned and offered includes 11,112 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(85) The number of shares owned and offered includes 177,778 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(86) The number of shares owned and offered includes 11,112 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. George J. Combes and Ms. Mary J. Combes, Trustees, have voting and dispositive control over securities held by the Combes Living Trust.

(87) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(88) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Marc V. Haine, Trustee, has voting and dispositive control over securities held by the Marc Van Dyke Haine Revocable Living Trust.

(89) The number of shares owned and offered includes 17,778 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(90) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Anthony J. Florentine, Trustee, has voting and dispositive control over securities held by Sunset Enterprise Trust.

(91) The number of shares owned and offered includes 13,334 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(92) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. David Mantik has voting and dispositive control over securities held by NFS, FMTC FBO David Mantik.

(93) The number of shares owned and offered includes 44,444 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(94) The number of shares owned and offered includes 44,444 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(95) The number of shares owned and offered includes 11,112 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(96) The number of shares owned and offered includes 11,112 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Peter D. Selvig and Ms. Pamela S. Selvig, as Trustees, have voting and dispositive control over securities held by Selvig Family Trust .

(97) The number of shares owned and offered includes 11,112 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(98) The number of shares owned and offered includes 11,112 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(99) The number of shares owned and offered includes 33,334 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Joe James Tennison and Ms. Renda L. Tennison, as Trustees, have voting and dispositive control over securities held by Tennison Family Trust .

(100) The number of shares owned and offered includes 22,223 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(101) The number of shares owned and offered includes 44,444 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(102) The number of shares owned and offered includes 44,444 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Ben Maddalena, as Trustee, has voting and dispositive control over securities held by Central Coast Engineering Profit Sharing Plan .

(103) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(104) The number of shares owned and offered includes 120,000 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(105) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Michael P. Hicks, as Trustee, has voting and dispositive control over securities held by Hicks Higuchi Corporation 401(k) Plan Retirement Trust .

(106) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(107) The number of shares owned and offered includes 177,778 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Mark Publicover and Ms. Valerie Publicover, as Trustees, have voting and dispositive control over securities held by Publicover Family Trust.

(108) The number of shares owned and offered includes 11,111 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(109) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(110) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(111) The number of shares owned and offered includes 88,889 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(112) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Ms. Hazelina Belladora Laskey has voting and dispositive control over securities held by NFS, FMTC FBO Hazelina Belladora Laskey.

(113) The number of shares owned and offered includes 11,111 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Peter Bexelius has voting and dispositive control over securities held by NFS LLC FMTC Peter Bexelius.

(114) The number of shares owned and offered includes 8,889 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Laslie Bracy and Ms. Maxine Brach, as Trustees, have voting and dispositive control over securities held by the Bracy Family Trust.

(115) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(116) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Harry Robert Glass has voting and dispositive control over securities held by NFS LLC FMTC -BDA NSPS Harry Robert Glass.

(117) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Ms. Sara E. Glaze has voting and dispositive control over securities held by NFS LLC FMTC Sara E. Glaze. The number of securities owned by NFS LLC FMTC Sara E. Glaze excludes securities owned by the Bill E. and Sara E. Glaze Living Trust. See footnote 133 below.

(118) The number of shares owned and offered includes 800,000 shares underlying an option to purchase common stock with an exercise price of $0.35 per share. Mr. Wolf Axlerod has voting and dispostive control over securities held by Wolfe Axlerod Weinberger.

(119) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(120) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(121) The number of shares owned and offered includes 19,556 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Ms. Frances Dee Filgas, as Trustee, has voting and dispositive control over securities held by the Frances Dee Filgas Living Trust.

(122) The number of shares owned and offered includes 11,111 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(123) The number of shares owned and offered includes 355,556 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(124) The number of shares owned and offered includes 11,111 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. John G. Koeppe has voting and dispositive control over securities held by NFS LLC FMTC John G. Koeppe.

(125) The number of shares owned and offered includes 13,333 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(126) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(127) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. The number of securities owned and offered excludes securities held by the Sousa Family Trust. See footnote 128 below. Mr. Celestino A. Sousa has voting and dispositive control over securities held by NFS LLC FMTC Celestino A. Sousa.

(128) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. The number of securities owned and offered excludes securities held by NFS LLC FMTC Celestino A. Sousa. See footnote 127 above. Mr. Celestino A. Sousa and Ms. Suzanne Sousa, as Trustees, have voting and dispositive control over securities held by the Sousa Family Trust.

(129) The number of shares owned and offered includes 11,111 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(130) The number of shares owned and offered includes 11,111 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Michael Carlyon, as Trustee, has voting and dispositive control over securities held by NFS LLC FMTC Michael Carlyon.

(131) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(132) The number of shares owned and offered includes 44,444 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Wilbert S. Folds, as Trustee, has voting and dispositive control over securities held by the Wilbert S. Folds Trust.

(133) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Bill E. Glaze and Ms. Sara E. Glaze, as Trustees, have voting and dispositive control over securities held by the Bill E. and Sara E. Glaze Living Trust. The umber of securities owned by the Bill E. and Sara E. Glaze Living Trust excludes securities owned by NFS LLC FMTC Sara E. Glaze. See footnote 117 above.

(134) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(135) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(136) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(137) The number of shares owned and offered includes 44,444 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(138) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(139) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Ms. Deborah A. Stone, as Trustee, has voting and dispositive control over securities held by the Deborah A. Stone Revocable Trust.

(140) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Martin Testa, as Trustee, has voting and dispositive control over securities held by NFS LLC FMTC FBO Martin Testa IRA.

(141) The number of shares owned and offered includes 12,000 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(142) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Ms. Margaret Angros, as Trustee, has voting and dispositive control over securities held by the Angros Living Trust.

(143) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr.Jack S. Culley and Ms. Elizabeth A. Culley, as Trustees, have voting and dispositive control over securities held by The Jack and Elizabeth Culley Family Trust.

(144) The number of shares owned and offered includes 22,222 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(145) The number of shares owned and offered includes 11,111 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Wayne T. Palmer and Ms. Valonie F. Palmer, as Trustees, have voting and dispositive control over securities held by The Wayne T. and Valonie F. Palmer Trust.

(146) The number of shares owned and offered includes 8,889 shares underlying common stock purchase warrants with an exercise price of $0.60 per share.

(147) The number of shares owned and offered includes 88,889 shares underlying common stock purchase warrants with an exercise price of $0.60 per share. Mr. Robert D. Weist and Ms. Sally C. Weist, as Trustees, have voting and dispositive control over securities held by The Weist Family Trust.

(148) The number of shares owned and offered includes 3,000,000 shares underlying a common stock purchase warrant with an exercise price of $1.00 per share. Messrs. Alstair Rae and Harry Pearl have voting and dispositive control over securities held by Langley Park Investment Trust, PLC.

(149) The number of shares owned includes 37,455 shares held individually by Mr. Lawler. Curtis W. Lawler has voting and dispostive control over securities held by the Curtis W. Lawler Trust dated October 19, 1999.

         None of the selling security holders are broker-dealers or affiliates of broker-dealers other than Skyebanc, Inc. and Brookstreet Securities Corporation. Skyebanc, Inc. received the securities as partial compensation for its efforts as a selling agent in a private offering of our securities in February and March 2006. Brookstreet Securities Corporation received the securities as partial compensation for its services as the placement agent in the sale of our 8% convertible promissory notes in June 2006 and our unit private placement between July and October 2006. In addition, Brookstreet Securities Corporation also purchased a $250,000 principal amount 8% convertible promissory note in the offering upon the same terms and conditions as the other investors. Neither of these firms has any arrangement with any person to participate in the distribution of such securities. None of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section.

         We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

                              PLAN OF DISTRIBUTION

GENERAL

         Each selling security holder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o  privately negotiated transactions;

         o settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

         o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

         o  a combination of any such methods of sale;

         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

         o  any other method permitted pursuant to applicable law.

         The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

         In connection with the sale of the common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling security holder has informed us that he/it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

         We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         Because selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling security holder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

         We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling security holders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Securities Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

REGISTRATION OF SELLING SECURITY HOLDERS' COMMON STOCK

         This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In connection with any such registration, we will have no obligation to assist or cooperate with the selling security holders in the offering or disposing of such shares; to indemnify or hold harmless the holders of any such shares, other than the selling security holders or any underwriter designated by such holders; or to obtain a commitment from an underwriter relative to the sale of any such shares.

         We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.

         We will use our best efforts to file one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This may include, to the extent required under the Securities Act of 1933, that a supplemental prospectus be filed, disclosing:

         o  the name of any broker-dealers;
         o  the number of common shares involved;
         o  the price at which the common shares are to be sold;
         o the commissions paid or discounts or concessions allowed to broker-dealers, where applicable;
         o that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and
         o  any other facts material to the transaction.

                         SHARES ELIGIBLE FOR FUTURE SALE

         At November 29, 2006 we had 55,647,437 shares of common stock issued and outstanding, of which 36,453,687 shares are "restricted securities." Of this amount, 22,228,583 shares were included in the registration statement of which this prospectus is a part and will be freely tradable shares by persons other than our affiliates, as defined under Rule 144 under the Securities Act, upon the effective date of the registration statement of which this prospectus is a part so long as we keep this prospectus current. In addition, the registration statement of which this prospectus is a part also registers 16,619,509 shares of our common stock issuable upon the exercise of outstanding common stock purchase warrants or convertible debenture. Upon the exercise of those warrant in accordance with their respective terms, the underlying shares will be freely tradable by persons other than our affiliates providing that this prospectus is current.

         In general, under Rule 144, as currently in effect, a person, or persons whose shares are aggregated, who owns shares that were purchased from us, or any affiliate, at least one year previously, including a person who may be deemed our affiliate, is entitled to sell within any three month period, a number of shares of our common stock that does not exceed the greater of 1% of the then outstanding shares of our common stock.

         Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. Any person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of "restricted securities" under Rule 144 under the Securities Act that were purchased from us, or any affiliate, at least two years previously, is entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

         Future sales of restricted common stock under Rule 144 or otherwise or of the shares which we are registering under this prospectus could negatively impact the market price of our common stock. We are unable to estimate the number of shares that may be sold in the future by our existing stockholders or the effect, if any, that sales of shares by such stockholders will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock by existing stockholders could adversely affect prevailing market prices.

                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP. Members and employees of this firm own an aggregate of 10,200 shares of our common stock as well as options to purchase an additional 360,000 shares of common stock.

                                     EXPERTS

         Our financial statements as of and for the years ended December 31, 2005 and 2004 included in this prospectus have been audited by Sherb & Co., LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

         We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

                  Public Reference Room Office
                  100 F Street, N.E.
                  Room 1580
                  Washington, D.C. 20549

         You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

                               SPARE BACKUP, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 2006
                                   (Unaudited)

                                      INDEX

                                                                         Page
                                                                         ----

Consolidated Balance Sheet............................................   F-2

Consolidated Statements of Operations.................................   F-3

Consolidated Statements of Cash Flows.................................   F-4

Notes to Consolidated Financial Statements............................F-5 - F-21

                               SPARE BACKUP, INC.
                           CONSOLIDATED BALANCE SHEET
                               September 30, 2006
                                   (Unaudited)

                                     ASSETS
Current Assets:
  Cash .........................................................   $    655,401
  Accounts receivable, net of provision for returns of $234,312               -
  Restricted cash ..............................................      1,060,000
                                                                   ------------
     Total current assets ......................................      1,715,401

  Property and equipment, net of accumulated depreciation of
   $168,302 ....................................................        423,781
  Other assets .................................................         76,381
                                                                   ------------

     Total assets ..............................................   $  2,215,563
                                                                   ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
  Accounts payable and accrued expenses ........................   $    617,026
  8% Convertible promissory notes ..............................        688,413
  12.5% Convertible promissory notes, net of debt discount of
   $155,234 ....................................................        219,766
  Accrued interest on convertible promissory notes .............         25,697
  Derivative liabilities .......................................     13,604,485
  Due to stockholder ...........................................         15,000
                                                                   ------------

     Total current liabilities .................................     15,170,387

  Other liabilities ............................................          6,425
                                                                   ------------

     Total liabilities .........................................     15,176,812

Stockholders' Deficit:
  Preferred stock; $.0001 par value, 5,000,000 shares
   authorized, none issued and outstanding .....................              -
  Common stock; $.001 par value, 150,000,000 shares authorized,
   39,573,617 issued and outstanding ...........................         39,574
  Additional paid-in capital ...................................     35,515,747
  Accumulated deficit ..........................................    (48,223,026)
  Deferred compensation ........................................       (293,544)
                                                                   ------------

     Total stockholders' deficit ...............................    (12,961,249)
                                                                   ------------

     Total liabilities and stockholders' deficit ...............   $  2,215,563
                                                                   ============

            See Notes to Unaudited Consolidated Financial Statements.

                                              SPARE BACKUP, INC.
                                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                                 (Unaudited)

                                                      For the nine-month             For the three-month
                                                         period ended                    period ended
                                                         September 30,                   September 30,
                                                     2006            2005            2006            2005
                                                 ------------    ------------    ------------    ------------
                                                                  (restated)                      (restated)
Revenues .....................................   $     47,558    $     15,463    $     13,913    $      2,035

Operating expenses:
  Research and development ...................        567,268         469,722         134,150         138,574
  Amortization of deferred compensation ......      1,655,427         287,734         463,232         287,734
  Share-based payment- options ...............      1,960,441         618,018         372,656         335,888
  Sales, general and administrative ..........      4,612,614       3,383,471       1,655,190       1,402,362
                                                 ------------    ------------    ------------    ------------

     Total operating expenses ................      8,795,750       4,758,945       2,625,228       2,164,558
                                                 ------------    ------------    ------------    ------------

     Operating loss ..........................     (8,748,192)     (4,743,482)     (2,611,315)     (2,162,523)
                                                 ------------    ------------    ------------    ------------

Other income-derivative liabilities ..........              -      10,696,213               -               -
Other expenses-derivative liabilities ........     (3,770,230)       (557,620)     (3,255,344)     (1,056,427)
Other expense-liquidated damages .............              -        (172,929)              -               -
Transfer-unrealized gain-investment held
 for sale to trading security ................        112,509               -               -               -
Unrealized loss-transfer of available-for-
 sale securities to trading securities .......              -      (4,999,263)              -               -
Unrealized loss-trading securities ...........              -        (270,384)              -               -
Realized loss-trading securities .............       (111,624)     (5,777,843)              -               -
Interest expense .............................     (2,624,176)     (2,164,744)     (2,145,467)     (1,099,105)
                                                 ------------    ------------    ------------    ------------
  Total other expenses, net ..................     (6,393,521)     (3,246,570)     (5,400,811)     (2,155,532)

Net loss .....................................   $(15,141,713)   $ (7,990,052)   $ (8,012,126)   $ (4,318,055)
                                                 ============    ============    ============    ============

Transfer of previous unrealized loss on
 restricted investment .......................              -       4,999,263               -               -
Transfer of available-for-sale securities
 to trading securities .......................              -       4,999,263               -               -
Unrealized gain (loss)-restricted investments               -         306,198               -         306,198
Transfer- unrealized gain-investment held for
 sale to trading security ....................       (112,509)            -                 -               -
                                                 ------------    ------------    ------------    ------------

Comprehensive income (loss) ..................   $(15,254,222)   $  2,314,672    $ (8,012,126)   $ (4,011,857)
                                                 ============    ============    ============    ============

Basic net loss per common share ..............   $      (0.37)   $      (0.28)   $      (0.20)   $      (0.14)
                                                 ============    ============    ============    ============

Diluted net loss per share ...................   $      (0.37)   $      (0.64)   $      (0.20)   $      (0.14)
                                                 ============    ============    ============    ============

Basic weighted average common
shares outstanding ...........................     41,078,439      28,184,029      39,573,617      30,605,811
                                                 ============    ============    ============    ============

Diluted weighted average common
shares outstanding ...........................     41,078,439      28,184,029      39,573,617      30,605,811
                                                 ============    ============    ============    ============

                          See Notes to Unaudited Consolidated Financial Statements.

                                                     F-3

                                     SPARE BACKUP, INC.
                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                       For the nine-month period ending September 30,
                                        (Unaudited)

                                                                   2006            2005
                                                               ------------    ------------
                                                                                (Restated)
Cash flows from operating activities:

Net loss ...................................................   $(15,141,713)   $ (7,990,052)
Adjustments to reconcile net loss to net cash
 used in operating activities:
  Unrealized loss-transfer of available-for-sale
   securities to trading securities ........................              -       4,999,263
  Realized loss on trading securities ......................              -       5,777,843
  Unrealized loss-trading securities .......................              -         270,384
  Fair value of derivatives at issuance related
   to consulting services ..................................      1,066,500         283,050
  Fair value of derivatives at issuance of
   financing instruments ...................................        582,887         557,620
  Increase (decrease) in fair value of derivative
   liabilities .............................................      3,187,394     (10,696,213)
  Fair value of options issued to employees ................      1,960,441         618,018
  Amortization of debt discount ............................      1,823,811       1,670,650
  Amortization of deferred compensation ....................      1,655,427         287,734
  Fair value of shares of common stock issued in
   payment of interest on convertible promissory
    note ...................................................         90,265         122,026
  Fair value of shares issued in connection with
   the failure to timely file the registration
   statement ...............................................              -         132,851
  Excess of fair value of shares issued in
   satisfaction of accounts payable ........................              -         181,607
  Fair value of shares issued in connection with
   services rendered .......................................              -          13,440
  Depreciation .............................................         49,340          57,823
  Amortization of deferred financing costs .................        671,976         188,384
Changes in operating assets and liabilities
  Restricted cash ..........................................     (1,000,000)              -
  Other assets .............................................        (50,000)         24,000
  Security deposits ........................................          1,603               -
  Accounts payable and accrued expenses ....................        110,217         295,328
  Deferred revenues ........................................        (12,684)              -
  Accrued interest on note receivable ......................              -           1,200
  Accrued interest on convertible promissory
   notes ...................................................         11,914           1,284
                                                               ------------    ------------

Net cash used in operating activities ......................     (4,992,622)     (3,203,760)
                                                               ------------    ------------
Cash flows from investing activities:
  Proceeds from disposition of marketable
   securities ..............................................              -          68,925
  Proceeds from disposition of trading
   securities ..............................................              -         642,117
  Proceeds from note receivable ............................              -          85,000
  Purchases of property and equipment ......................       (142,535)        (92,593)
                                                               ------------    ------------
Net cash (used in) provided by investing
 activities ................................................       (142,535)        703,449
                                                               ------------    ------------
                                                                                (continued)
                 See Notes to Unaudited Consolidated Financial Statements.

                                            F-4A

                                     SPARE BACKUP, INC.
                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                       For the nine-month period ending September 30,
                                        (Unaudited)
                                        (continued)
                                                                   2006            2005
                                                               ------------    ------------
                                                                                (Restated)
Cash flows from financing activities:
  Principal repayments on lease obligations ................         (6,932)         (7,835)
  Principal repayments on convertible
   promissory note .........................................       (275,000)              -
  Repurchase of shares of common stock .....................       (633,602)              -
  Proceeds from issuance of convertible
   promissory notes ........................................              -         635,000
  Proceeds from issuance of bridge notes ...................      1,500,000               -
  Proceeds from issuance of shares .........................      5,647,600       1,328,750
  Proceeds from exercise of warrants .......................              -         189,375
  Proceeds from exercise of stock options ..................            115             554
  Payments of convertible promissory notes .................              -        (265,000)
  Payments of deferred financing costs .....................       (190,000)              -
  Payments of financing costs ..............................       (417,561)        (35,375)
                                                               ------------    ------------
Net cash provided by financing activities ..................      5,624,620       1,845,469
                                                               ------------    ------------
Decrease in cash ...........................................        489,463        (654,842)
Cash, beginning of period ..................................        165,938       1,671,773
                                                               ------------    ------------
Cash, end of period ........................................   $    655,401    $  1,016,931
                                                               ============    ============
Supplemental disclosures of cash flow information:
  Cash paid during the year for interest ...................   $      8,664    $      3,909
                                                               ============    ============

  Cash paid during the year for taxes ......................   $          -    $          -
                                                               ============    ============

Supplemental schedule of non-cash financing and investing activities:

Fair value of warrants and embedded conversion
 features issued in connection with the issuance
 of convertible promissory notes and corresponding
 debt discount .............................................   $  1,500,000    $    650,000
                                                               ============    ============
Fair value of warrants issued in connection with
 the repurchase of shares of common stock ..................   $    900,000    $          -
                                                               ============    ============
Fair value of warrants and embedded conversion
 features issued in connection with the issuance
 of common stock and corresponding increase in
 derivative liabilities ....................................   $  1,686,308    $    177,736
                                                               ============    ============

Reclassification of liability contracts to equity ..........   $  1,585,714    $          -
                                                               ============    ============
Conversion of convertible promissory notes in
 shares of common stock ....................................   $    104,906    $    827,307
                                                               ============    ============
Fair value of shares of common stock issued to
 consultants for services ..................................   $    333,500    $  1,586,250
                                                               ============    ============

                 See Notes to Unaudited Consolidated Financial Statements.

                                            F-4B

                               SPARE BACKUP, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

NOTE 1 - ORGANIZATION, BASIS OF PRESENTATION AND GOING CONCERN

Spare Backup, Inc., formerly known as Newport International Group, Inc., (the "Company") was incorporated in Delaware in December 1999. During February 2004, the Company acquired GrassRoots Communications, Inc. ("GrassRoots"). The Company, through one of its subsidiaries, Spare Backup, Inc., sells on-line backup solutions software and services to individuals, business professionals, small office and home office companies, and small to medium sized businesses. The Company has substantially discontinued its marketing and development efforts under GrassRoots.

The accompanying financial statements have been prepared on a going concern basis. The Company has generated minimal revenue since its inception on June 12, 2002 and has incurred net losses of approximately $15.1 million during the nine-month period ended September 30, 2006. The Company's ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due, to fund possible future acquisitions, and to generate profitable operations in the future. Management plans to continue to provide for its capital requirements by issuing additional equity securities and debt. The outcome of these matters cannot be predicted at this time and there are no assurances that if achieved, the Company will have sufficient funds to execute its business plan or generate positive operating results.

These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, but are not limited to, the valuation of derivative liabilities and share-based payments. Actual results will differ from these estimates.

EARNINGS PER SHARE

Basic earnings per share are calculated by dividing income available to stockholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common and dilutive common share equivalents outstanding during the period. Dilutive common share equivalents consist of shares issuable upon the exercise of stock options and warrants (calculated using the reverse treasury stock method). The outstanding options, warrants and shares equivalent issuable pursuant to embedded conversion features amounted to 36,914,790 and 23,774,737 at September 30, 2006 and 2005, respectively. The outstanding options, warrants and shares equivalent issuable pursuant to embedded conversion features and warrants at September 30, 2006 and 2005 are excluded from the loss per share computation for that period due to their anti-dilutive effect.

                               SPARE BACKUP, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following sets forth the computation of basic and diluted earnings per share for the nine-month periods ended September 30:

                                                       2006            2005
                                                   ------------    ------------
Numerator:
  Net (loss) income ............................   $(15,141,713)   $ (7,990,052)
Adjustments:
  Other (income)-derivative liabilities ........             (-)    (10,138,593)
                                                   ------------    ------------
Adjusted net loss for diluted earnings per share   $(15,141,713)   $(18,128,645)
                                                   ============    ============
Denominator:
  Denominator for basic earnings per share-
   weighted average shares outstanding .........     41,078,439      28,184,029
  Effect of dilutive warrants, embedded
   conversion features and liquidated damages ..              -               -
  Denominator for diluted earnings per share-
   weighted average shares outstanding .........     41,078,439      28,184,029
                                                   ============    ============
Basic earnings (loss) per share ................   $      (0.37)   $      (0.28)
                                                   ============    ============
Diluted earnings (loss) per share ..............   $      (0.37)   $      (0.64)
                                                   ============    ============

RISKS AND UNCERTAINTIES

The Company maintains its cash and cash equivalent accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. During the nine-month period ended September 30, 2006, the Company has reached bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institutions, the Company evaluates at least annually the rating of the financial institutions in which it holds deposits.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of the Company's cash and cash equivalents, accounts payable and accrued expenses and due to stockholder approximate their estimated fair values due to the short-term maturities of those financial instruments. The carrying amount of the derivative liability is based on its fair value. The carrying amount of the convertible notes approximates the estimated fair value for these financial instruments as management believes that such convertible notes constitute substantially all of the Company's debt and the interest payable on the convertible notes approximates the Company's incremental borrowing rate.

                               SPARE BACKUP, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and with the instructions to Form l0-QSB and Article 10 of Regulation S-B. Accordingly, they do not include all the information and disclosures required for annual financial statements. These financial statements should be read in conjunction with the consolidated financial statements and related footnotes as of and for the year ended December 31, 2005, included in the Annual Report filed on Form l0-KSB.

In the opinion of the management, all adjustments (consisting of normal recurring items) necessary to present fairly the Company's financial position as of September 30, 2006, and the results of operations and cash flows for the nine-month period ending September 30, 2006 have been included. The results of operations for the nine-month period ended September 30, 2006 are not necessarily indicative of the results to be expected for the full year. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report filed on Form l0-KSB as filed with the Securities and Exchange Commission for the year ended December 31, 2005.

INVESTMENT IN EQUITY SECURITIES AND COMPREHENSIVE LOSS

During 2004, the Company received shares of a United Kingdom Corporation (the "Investee") pursuant to a stock-exchange agreement whereby the Company issued 5,882,352 of its shares of common stock in exchange for the Investee's stock. At the time of issuance, the Company recorded the cost of the investment at the market value of the shares exchanged of approximately $11.8 million.

The Company held 3,242,420 shares of the Investee in an escrow account which could not be released without the Investee's permission until August 2006. Until these shares were released from escrow, the Company accounted for the value attributable to such shares as restricted investment in marketable securities. The Company adjusted the carrying value of the restricted investment to $133,921 at September 30, 2005 to reflect an other-than temporary impairment amounting to approximately $5.8 million and has been recognized as realized loss in earnings.

During May 2006, the Company assigned its remaining interest in the shares to the Investee, which were valued at approximately $135,000 at the date of assignment and no longer holds the shares of the Investee.

The decrease in the market value from January 1, 2006 to the date of assignment which amounted to approximately $112,000, has been recorded as a realized loss on trading securities.

During July 2005, the Company sold 3,242,420 shares of the Investee used as collateral for the Company's possible obligation to repurchase 2,500,000 shares it has issued in a private placement during November 2004 ("Put Option"), generating proceeds of approximately $640,000. The decrease in the carrying and the fair value of this investment of approximately $5.3 million as of June 30, 2005 has been recorded as unrealized loss in the statement of operations of approximately $5.0 million and as a realized loss of approximately $270,000.

                               SPARE BACKUP, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SOFTWARE DEVELOPMENT COSTS

Costs incurred in the research and development of software products are expensed as incurred until technological feasibility has been established. After technological feasibility is established, any additional costs are capitalized in accordance with SFAS No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED. The Company believes that the current process for developing software is essentially completed concurrently with the establishment of technological feasibility; accordingly, no software development costs have been capitalized as of September 30, 2006.

PROPERTY AND EQUIPMENT

Property and equipment, which primarily consists of office equipment and computer software, are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives of three to five years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in other income (expense) in the accompanying statements of operations.

DEFERRED FINANCING COSTS

Deferred financing costs represent costs incurred in connection with the issuance of the convertible promissory notes. Deferred financing costs were amortized over the terms of the related debt agreements, which range between one to two years, or earlier, if the debt is satisfied prior to maturity.

SHARE-BASED PAYMENTS

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March 2005, the SEC issued Staff Accounting Bulletin No. 107, or "SAB 107". SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share-based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the SEC adopted a new rule amending the compliance dates for SFAS 123(R). Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS 123. Effective January 1, 2006, the Company has fully adopted the provisions of SFAS No. 123(R) and related interpretations as provided by SAB 107. As such, compensation cost is measured on the date of grant as the fair value of the share-based payments. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

                               SPARE BACKUP, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following pro forma information is to reflect the change from applying the provisions of FAS 123 and APB 25:

                                                            September 30,
                                                         2006          2005
                                                    ------------   ------------
Net (loss) income ................................  $(15,141,713)  $ (7,990,052)
Adjustments:
  Other (income)- derivative liabilities .........            (-)   (10,138,593)
                                                    ------------   ------------
  Adjusted net loss for diluted earnings per share  $(15,141,713)  $(18,128,645)

Add:  Stock-based compensation expense included
 in reported net (loss) income, net of related
 tax effects: ....................................             -        618,018

Deduct:  Total stock-based employee compensation
 expense determined under fair value based method
 for all awards, net of related tax effects
 excluded from net (loss) income .................             -       (720,523)
                                                    ------------   ------------
Net (loss) income pro forma ......................  $(15,141,713)  $(18,231,150)
                                                    ============   ============

Proforma earnings per share:
  Basic ..........................................  $      (0.37)  $      (0.28)
                                                    ============   ============
  Diluted ........................................  $      (0.37)  $      (0.64)
                                                    ============   ============

The fair value of the options granted during the nine-month period ended September 30, 2005 was determined using the Black-Scholes option-pricing model with the following assumptions: risk-free interest of 3.32-3.95%; stock volatility of 36-86%; no dividends; and estimated life of 36 months.

DERIVATIVE LIABILITIES

The Company accounts for its liquidated damages pursuant to Emerging Issue Task Force ("EITF ")05-04, View C, "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF ISSUE NO. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock". Pursuant to EITF 05-04, View C, the liquidated damages paid in cash or stock are accounted for as a separate derivative, which requires a periodical valuation of its fair value and a corresponding recognition of liabilities associated with such derivative. The Company accounts for its embedded conversion features and freestanding warrants pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which requires a periodic valuation of their fair value and a corresponding recognition of liabilities associated with such derivatives. The recognition of derivative liabilities related to the issuance of shares of common stock is applied first to the proceeds of such issuance, at the date of issuance, and the excess of derivative liabilities over the proceeds is recognized as other expense in the accompanying consolidated financial statements. The recognition of derivative liabilities related to the issuance of convertible debt and associated warrants or other derivatives is applied first to the proceeds of such issuance as a debt discount, at the date of issuance, and the excess of derivative liabilities over the proceeds is recognized as other expense in the accompanying consolidated financial statements. Any subsequent increase or decrease in the fair value of the derivative liabilities is recognized as other expense or other income, respectively.

                               SPARE BACKUP, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION, ACCOUNTS RECEIVABLE, AND PROVISION FOR RETURNS

Revenue is recognized when it is earned. The Company's revenue recognition policies are in compliance with SOP 97-2 Software Revenue Recognition (as amended by SOP 98-4 and SOP 98-9) and related interpretations.

The Company markets its software through multiple channel resellers and retail stores. The Company provides for unlimited rights of return to its customers. The Company has only recently licensed its products through such multiple channels and does not have a historical pattern of returns. Additionally, such customers generally pay software vendors based on their own sell-thru and return the unsold products to the software vendor. The customers have not returned any products at September 30, 2006. Accordingly, the Company provides for a provision for returns for all outstanding receivables until the customers return the products or the customers pay their invoices. The outstanding gross receivables at September 30, 2006 amounted to approximately $234,000. The Company has recorded a corresponding amount as provision for returns at September 30, 2006.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2005, the Financial Accounting Standard Board ("FASB") issued Statement No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and Statement No. 3, Reporting Accounting Changes in Interim Financial Statements" (SFAS 154). SFAS 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, most voluntary changes in accounting principles were required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, the Statement does not change the transition provisions of any existing accounting pronouncements. We do not believe adoption of SFAS 154 will have a material effect on our financial position, results of operations or cash flows.

In July 2005, the FASB issued FASB Staff Position ("FSP") 150-5, "Accounting Under SFAS 150 for Freestanding Warrants and Other Similar Instruments on Redeemable Shares". FSP 150-5 clarifies that warrants on shares that are redeemable or puttable immediately upon exercise and warrants on shares that are redeemable or puttable in the future qualify as liabilities under SFAS 150, regardless of the redemption feature or redemption price. The FSP is effective for the first reporting period beginning after September 30, 2005, with resulting changes to prior period statements reported as the cumulative effect of an accounting change in accordance with the transition provisions of SFAS
150. We adopted the provisions of FSP 150-5 on July 1, 2005, which did not have a material effect on our financial statements.

                               SPARE BACKUP, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In July 2005, the FASB issued EITF 05-6, "Determining the Amortization period for Leasehold Improvements Purchased After Lease Inception or Acquired in a Business Combination", which addressed the amortization period for leasehold improvements made on operating leases acquired significantly after the beginning of the lease. The EITF is effective for leasehold improvements made in periods beginning after September 29, 2005. We adopted the provisions of EITF 05-6 on July 1, 2005, which did not have a material impact to the Company's financial position, results of operations and cash flows.

In September 2006, the FASB issued FASB Statement No. 157. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practices. This Statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

NOTE 3 - RESTATEMENT OF FINANCIAL STATEMENTS

In March 2006, the Company revised its accounting for certain transactions related to its convertible debt and associated warrants as well as liquidated damages issued in fiscal 2004 and 2005. The Company revised its accounting to reflect the issuance of convertible notes which are convertible in an undeterminable amount of shares. Accordingly, the embedded conversion features associated with such convertible notes are recorded as derivative liabilities. Furthermore, because the Company cannot ascertain that it has a sufficient amount of authorized but unissued shares, all other financial instruments, such as options or warrants, outstanding at the time of the issuance of the convertible notes are considered derivatives as well.

This revised accounting treatment resulted in an increase in derivative liabilities and accumulated deficit of $7,518,503 as of September 30, 2005. Additionally, the Company increased its other-income derivative liabilities and increased its net loss by $10,138,593 for the nine-month ended September 30, 2005. The revised accounting treatment did not have any impact on the Company's net cash used in operating activities, investing activities, of financing activities.

                               SPARE BACKUP, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

NOTE 4 - RESTRICTED CASH

The Company's restricted cash consists primarily of $1.0 million at September 30, 2006, and is held in escrow to fund the sales and marketing expenses incurred by the Company with a US retailer.

NOTE 5 - CONVERTIBLE PROMISSORY NOTES

Convertible promissory notes consist of the following as of September 30, 2006:

8% Convertible promissory notes, bearing interest at 8% per annum, matured on March 1, 2006. Interest payable June 30, 2004 and every quarter thereafter either in cash or common stock. Interest paid in common stock is convertible using the 10-day average closing bid of the stock prior to the end of the quarter. Each occurrence of interest not paid within 30 days following the end of each quarter causes a reduction of 10% in the conversion price of the promissory notes and the exercise price of the related warrants. The promissory notes are convertible at any time at the option of the holder, into shares of common stock at a rate of $0.375. ........................  $ 688,413

Less: unamortized discount .........................................         (-)
                                                                      ---------
Convertible promissory notes-short-term ............................  $ 688,413
                                                                      =========

12.5% Convertible promissory notes, bearing interest at 12.5% per annum, maturing between March and June 2007. Interest payable June
30, 2005 and every quarter thereafter either in cash or common stock. Interest paid in common stock is convertible using the 5-day average closing price of the stock prior to the end of the quarter.
Each occurrence of interest not paid within 30 days following the end of each quarter causes a reduction of 10% in the conversion price of the promissory notes and the exercise price of the related warrants. The promissory notes are convertible into shares of common stock at a rate of $0.35. ..........................................  $ 375,000

Less: unamortized discount .........................................   (155,234)
                                                                      ---------
Convertible promissory notes-short term ............................  $ 219,766
                                                                      =========

8% Bridge promissory notes, bearing interest at 8% per annum, maturing between November and December 2007. Interest payable at maturity. Principal and interest immediately converts upon the closing of subsequent financing of at least $1,000,000. The
promissory notes are convertible into shares of common stock at a
rate of $0.35. .....................................................  $       -

Less: unamortized discount .........................................         (-)
                                                                      ---------
Convertible promissory notes-short term ............................  $       -
                                                                      =========

                               SPARE BACKUP, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

NOTE 5 - CONVERTIBLE PROMISSORY NOTES (CONTINUED)

The convertible rates for the 8% and 12.5% Convertible promissory notes interest accrued as of September 30, 2006 amounted to $0.59 per share. The Company issued 136,042 and 196,155 shares in connection with the payment of interest on the Convertible promissory notes during the nine-month period ended September 30, 2006 and 2005, respectively. The fair value of such shares issued during the nine-month period ended September 30, 2006 and 2005 amounted to approximately $90,000 and $122,000, respectively. Furthermore, the Company issued 43,143 shares in October 2006 in connection with the payment of accrued interest of approximately $26,000 as of September 30, 2006.

During the nine-month period ended September 30, 2006, certain note holders of 8% convertible promissory notes converted their promissory notes and accrued interest amounting to approximately $105,000 in 279,750 shares of common stock.

During the nine-month period ended September 30, 2006 and September 30, 2005, the Company received $1,500,000 and $635,000 in consideration for the issuance of the bridge promissory notes and convertible promissory notes, respectively. The bridge promissory note and accrued interest aggregating $1,523,792 converted into 4,353,691 shares of the Company's common stock in July 2006.

During the nine-month period ended September 30, 2006, the Company made principal repayments of approximately $275,000 on a 12.5% Convertible promissory note held by the fiancee of the Company's Chief Executive officer.

In the event the Company issues any shares of its common stock or issues any options, warrants, convertible preferred stock or convertible debt issuable or convertible into common stock of the Company at an exercise price or conversion price per share less than $0.75 per share within two years following the closing of the 12.5% Convertible Promissory Notes, then the exercise price of the warrants issued pursuant to the Follow-on Financing will reset to such lower price. As of September 30, 2006, the exercise price of such warrants are $0.35.

The Company has the right to call all of the 8% Convertible promissory notes and 12.5% convertible promissory notes warrants, if the stock underlying the warrants has been registered (and that registration statement is still effective), the lock-up restriction, as defined, on the common stock has been lifted, and after the lock-up restriction has been lifted the stock maintains a closing bid price above $3.00 for 15 business days. The Company may redeem the warrants for $0.01 if not exercised within 30 days of the call notification.

The Company has the right to call all of the 8% Bridge promissory notes and related warrants, if the stock underlying the warrants has been registered (and that registration statement is still effective), the lock-up restriction, as defined in the agreement, on the common stock has been lifted, and after the lock-up restriction has been lifted the stock maintains a closing bid price above and $0.75 for 15 business days. The Company may redeem the warrants for $0.01 if not exercised within 30 days of the call notification.

The Company recognized a debt discount of $1,500,000 in connection with the issuance of the 8% Bridge promissory notes. The debt discount relates to the recognition of derivative liabilities associated with the 8% Bridge promissory notes.

                               SPARE BACKUP, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

NOTE 5 - CONVERTIBLE PROMISSORY NOTES (CONTINUED)

The Company paid financing fees of $190,000 to the placement agent in connection with the issuance of the Bridge promissory notes. Additionally, the Company issued 1,071,429 warrants to the placement agent. The fair value of the warrants, which amounted to approximately $439,000 together with the financing fees have been recorded as deferred financing costs during the nine-month period ended September 30, 2006.

The 8% Convertible promissory notes are currently due. Management is in discussion with the holders of such notes to satisfy these obligations with either cash or stock consideration or a combination of both.

Amortization of the debt discount amounted to approximately $1.8 million and $1.7 million during the nine-month period ended September 30, 2006 and 2005, respectively, and is included in interest expense.

Amortization of the deferred financing costs amounted to approximately $672,000 and $215,000 during the nine-month period ended September 30, 2006 and 2005, respectively, and is included in interest expense.

Accrued interest on the Convertible Promissory Notes amounted to approximately $26,000 as of September 30, 2006.

NOTE 6 - DERIVATIVE LIABILITIES

During March 2004, the Company closed its 8% Convertible Promissory Notes private placement. In connection with the issuance of the 8% Convertible Promissory Notes, the Company granted a subsequent financing conversion reset right which expired on March 1, 2006. Subsequently, the Company issued similar rights to the holders of its 12.5% Convertible promissory notes. The subsequent financing conversion reset is considered an embedded conversion feature pursuant to EITF ISSUE NO. 00-19. Additionally, because there is no explicit number of shares that are to be delivered upon satisfaction of subsequent financing conversion reset feature, the Company is unable to assert that it had sufficient authorized and unissued shares to settle such feature. Accordingly, all of the Company's previously issued and outstanding instruments, such as warrants and options issued to non-employees pursuant to rendered services as well as those issued in the future, would be classified as liabilities, effective with the granting of the subsequent financing conversion reset feature.

The Company recognized liabilities for the following derivatives at the date of their issuance during the nine-month period ended September 30, 2006 and 2005, respectively:

                               SPARE BACKUP, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

NOTE 6 - DERIVATIVE LIABILITIES (CONTINUED)

                                                    At issuance      At issuance
                                                        2006             2005
                                                    -----------      -----------
Embedded conversion features
12.5% convertible notes ......................       $        -       $  934,000
8% bridge notes ..............................        1,500,000                -
Freestanding warrants and options
12.5% convertible notes ......................                -          273,620
8% bridge notes ..............................          582,857                -
Other warrants and options ...................        6,174,351          460,786
Liquidated damages ...........................                -                -
                                                     ----------       ----------
                                                     $8,257,208       $1,668,406
                                                     ==========       ==========

The fair value of the derivative liabilities at September 30, 2006 are as follows:

         Embedded conversion features-
         8% convertible notes ........................      $   385,528
         12.5% convertible notes .....................          675,000
         Freestanding warrants and options
         8% convertible notes ........................        1,144,274
         10% convertible notes .......................          179,550
         12.5% convertible notes .....................          345,680
         8% bridge notes .............................          994,286
         Other warrants and options ..................        7,286,946
         Common stock subject to put .................        2,288,136
         Liquidated damages ..........................          305,085
                                                            -----------
                                                            $13,604,485
                                                            ===========

The Company used the following assumptions to measure the identified derivatives at issuance, which is during the nine-month periods ended September 30, 2006 and 2005 and at September 30, 2006, as follows:

Embedded conversion feature-Convertible Promissory Notes and Common Stock Subject to Put

                                    Nine Month Period Ended
                                         September 30,            At September
                                      2006          2005            30, 2006
                                  ---------     ------------     ---------------
Market price: ................    $    0.41     $ 0.40-$0.62     $          0.59
Exercise price: ..............    $    0.35     $0.188-$0.85     $0.188 - $1.75
Term: ........................    1.5 years        3-5 years     1.25-4.75 years
Volatility: ..................         221%              86%                225%
Risk-free interest rate: .....         5.1%            3.32%               4.69%
Maximum liability:
8% convertible notes .........                                   $       688,443
12.5% convertible notes ......                                   $       562,500

                               SPARE BACKUP, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

NOTE 6 - DERIVATIVE LIABILITIES (CONTINUED)

Liquidated damages
                                                              At September
                                              At issuance       30, 2006
                                              -----------     ------------
         Market price: .....................      n/a          $    0.59
         Exercise price: ...................      n/a          $    0.59
         Term: .............................      n/a             1 year
         Volatility: .......................      n/a               225%
         Risk-free interest rate: ..........      n/a              4.69%
         Maximum liability: ................      n/a          $ 975,000

Freestanding warrants and options

                                   Nine Month Period Ended
                                         September 30,             At September
                                     2006            2005            30, 2006
                                -------------    ------------     --------------
Market price: ...............   $0.41 - $0.59    $ 0.40-$0.62     $         0.59
Exercise price: .............   $0.40 - $0.59    $0.188-$0.85     $0.188 - $1.75
Term: .......................       2-5 years       3-5 years          2-5 years
Volatility: .................     221% - 225%             86%               225%
Risk-free interest rate: ....   4.18% - 5.10%           3.32%              4.69%
Options and warrants ........       8,498,215         681,000         14,572,105

The embedded conversion features are as follows:

Reset Feature Following Subsequent Financing - 12.5% Convertible Promissory notes: 50%, which is the effective discount to market value the Company would offer in the event it provides for a subsequent private placement financing

Liquidated Damage Clause: 22.5%, which is the difference, in months between the time the underlying shares are free-trading and the grace period to obtain a registration statement, multiplied by the liquidated damage rate of 1% per month.

Common stock subject to put: 25%, which is the effective discount to market value assuming that the putholders convert 2,500,000 shares in convertible promissory notes.

During the nine month periods ended September 30, 2006 and 2005, the Company allocated $1,500,000 and $635,000, respectively, of the fair value of the derivatives issued in connection with convertible promissory notes, at their date of issuance, to debt discount. The excess of the fair value of the derivative liabilities over the debt discount has been recognized as other expense-derivative liabilities, which amounts to approximately $583,000 and $557,000 during the nine-month period ended September 30, 2006 and 2005, respectively.

                               SPARE BACKUP, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

NOTE 6 - DERIVATIVE LIABILITIES (CONTINUED)

During the nine month periods ended September 30, 2006 and 2005, the Company allocated approximately $1.7 million and $178,000, respectively, of the fair value of the derivatives to the net value of the issuance of shares of common stock as additional consideration provided to such stockholders and has been recorded as an offset to additional paid-in capital.

During the nine month period ended September 30, 2006 and 2005, the Company allocated approximately $1.1 million and $283,000, respectively, of the fair value of the derivatives recognized in connection with the issuance of certain warrants issued to consultants to sales, general, and administrative expenses.

During the nine month period ended September 30, 2006, the Company allocated $439,256 of the fair value of the derivatives recognized in connection with the issuance of certain warrants issued to a placement agent to deferred financing costs.

During the nine month period ended September 30, 2006, the Company reclassified the embedded conversion features of the Bridge promissory notes as equity contracts, upon its conversion in July 2006. The fair value of the embedded conversion features at the date of conversion amounted to approximately $1.6 million. This reclassification resulted in an increase in additional paid-in capital and a decrease in derivative liabilities of the corresponding amount.

During the nine month period ended September 30, 2006, the Company allocated $900,000 of the fair value of the derivatives recognized in connection with the issuance of certain warrants issued to the Investee associated with the Company's repurchase of its shares to additional paid-in capital.

The difference in fair value of the derivative liabilities between the date of their issuance and the appropriate measurement dates, which amounted to an increase of approximately $3.2 million and a decrease of $11.8 million for the nine-month periods ended September 30, 2006 and 2005, respectively, has been recognized as other expense and other income, respectively.

NOTE 7 - STOCKHOLDERS' DEFICIT

ISSUANCE OF COMMON STOCK PURSUANT TO SERVICES PERFORMED

During the nine-month period ended September 30, 2006 and 2005, the Company issued 1,325,000 and 2,553,000 shares of common stock, respectively, to consultants for services performed. The fair value of such shares amounted to approximately $334,000 and $1.6 million during the nine-month period ended September 30, 2006 and 2005, respectively. The nature of the services rendered in connection with the issuance of these shares were for marketing purposes. Some of these services are provided for periods up to 12 months. The Company has recognized amortization of deferred compensation of approximately $1.6 million and $290,000 during the nine month-periods ended September 30, 2006 and 2005, respectively, in connection with the issuance of these shares.

                               SPARE BACKUP, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

NOTE 7 - STOCKHOLDERS' DEFICIT (CONTINUED)

ISSUANCE OF COMMON STOCK PURSUANT TO THE PAYMENT OF INTEREST ON THE CONVERTIBLE DEBT

The Company issued 136,042 and 196,155 shares in connection with the payment of interest on the Convertible promissory notes during the nine-month period ended September 30, 2006 and 2005, respectively. The fair value of such shares issued during the nine-month period ended September 30, 2006 and 2005 amounted to approximately $90,000 and $122,000, respectively. Furthermore, the Company issued 43,143 shares in October 2006 in connection with the payment of accrued interest of approximately $26,000 as of September 30, 2006.

ISSUANCE OF COMMON STOCK PURSUANT TO FAILURE TO TIMELY FILE REGISTRATION
STATEMENT

During the nine-month period ended September 30, 2005, the Company issued 92,903 shares of common stock pursuant to its failure to timely file its registration statement. The fair value of such shares amounted to approximately $133,000 and is included in other expenses.

ISSUANCE OF COMMON STOCK PURSUANT TO PRIVATE PLACEMENTS

During the nine-month period ended September 30, 2006, the Company issued 12,179,306 shares pursuant to two private placements which generated net proceeds of approximately $5.2 million.

During September 2005, the Company issued 2,415,907 shares pursuant to a private placement which generated net proceeds of approximately $1.3 million. In connection with this private placement, the Company issued 664,375 warrants exercisable at a price of $1.30 per share. The warrants expire in September 2010.

REPURCHASE AND CANCELLATION OF COMMON STOCK

During May 2006, the Company repurchased 5,882,352 shares of its common stock and as consideration, paid to the Investee approximately $630,000, issued 3,000,000 warrants and assigned its investment in the Investee's shares to the Investee. The aggregate consideration for the repurchase of the Company's shares of common stock amounted to approximately $1.7 million and has been recorded as a decrease of the stockholders' deficit during the nine-month period ended September 30, 2006.

NOTE 8 - STOCK OPTIONS AND WARRANTS

WARRANTS

During the nine month period ended September 30, 2005, the Company issued 596,000 warrants in connection with the issuance of the 12.5% Convertible Promissory Notes. The exercise price of the warrants is $0.35 per underlying share of common stock. The warrants expire in December 2009.

                               SPARE BACKUP, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

NOTE 8 - STOCK OPTIONS AND WARRANTS (CONTINUED)

During the nine month period ended September 30, 2006, the Company issued 1,714,286 warrants in connection with the issuance of the 8% Bridge promissory notes. Additionally, the Company issued 1,071,429 warrants to the placement agent as finders' fee in connection with the issuance of the 8% Bridge promissory notes. The exercise price of the warrants is $0.40 per underlying share of common stock. The warrants expire in September 2008.

During the nine month period ended September 30, 2006, the Company issued 3,000,000 warrants in connection with the repurchase of its shares from the Investee. The exercise price of the warrants is $1.00. The warrants expire in May 2008.

During the nine month period ended September 30, 2006, the Company issued 2,100,000 warrants to two consultants. The exercise price of the warrants is $0.50. The warrants expire in March 2011.

During the nine month period ended September 30, 2006, the Company issued in aggregate 3,279,722 warrants to investors pursuant to two equity private placements. The Company issued 437,500 warrants in connection with the first private placement. The warrants are exercisable at a price of $0.40 per share. The warrants expire in March 2011. The Company issued 2,842,222 warrants in connection with the second private placement. The warrants are exercisable at a price of $0.60 per share. The warrants expire in September 2009. Additionally, the Company issued 175,000 and 710,566 warrants to the placement agents of the first and second private placements. Such warrants have substantially the same terms as those granted to the investors.

In connection with the September 2005 private placement, the Company issued 664,375 warrants to the investors. The exercise price of the warrants is $1.30 per share. The warrants expire in September 2010. During the nine-month period ended September 30, 2005, The Company issued 505,000 shares of common stock pursuant to the exercise of warrants which generated proceeds of approximately $190,000.

STOCK OPTIONS

In 2002, the Company adopted the 2002 Stock Plan under which stock awards or options to acquire shares of the Company's common stock may be granted to employees and non-employees of the Company. The Company has authorized 12,000,000 shares of the Company's common stock for grant under the 2002 Plan. The 2002 Plan is administered by the Board of Directors and permits the issuance of options for the purchase of up to the number of available shares outstanding. Options granted under the 2002 Plan vest in accordance with the terms established by the Company's stock option committee and generally terminates ten years after the date of issuance.

The Company granted 4,869,183 and 2,291,535 options during the nine-month period ended September 30, 2006 and 2005, respectively, to purchase common stock to employees for services performed. The exercise prices of such options ranged from $0.001 to $0.56 during the nine-month period ended September 30, 2006 and $.001 to 1.62 for options granted during the nine-month period ended September 30, 2005, respectively.

                               SPARE BACKUP, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

NOTE 8 - STOCK OPTIONS AND WARRANTS (CONTINUED)

The Company issued 2,291,535 options with below market exercise prices during the nine-month period ended September 30, 2005. The issuance of such options to employees resulted in compensation expense pursuant to APB Opinion No. 25 amounting to approximately $410,000 during the nine-month period ended September 30, 2005.

Employees are holding 11,950,127 options outstanding at September 30, 2006. The outstanding options vest over periods of up to two years. During the nine month period ended September 30, 2006, we recorded a share-based payment expense amounting to approximately $1.9 million. The share based payment is based on the fair value of the outstanding options amortized over the requisite period of service for option holders, which is generally the vesting period of the options. The fair value of the options is based on the Black-Scholes Model using the following assumptions:

         Exercise price: ..........................      $0.001 - $2.25
         Market price at date of grant: ...........      $0.02 -$0.1.95
         Volatility: ..............................          0% to 225%
         Expected dividend rate: ..................                  0%
         Risk-free interest rate: .................        2.78% - 5.1%

NOTE 9 - COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company may become involved in certain legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of any such matter will have a material effect on the Company's financial position or results of operations.

During fiscal 2005, an arbitrator awarded a consultant certain compensation amounting to $81,250 payable by Grassroots, one of the Company's subsidiaries.

During fiscal 2005, a note holder requested an entry of default in the amount of the note amounting to $15,000 and less than $1,000 in interest and costs. The note is payable by Grassroots, one of the Company's subsidiaries.

The Company has recorded a corresponding liability related to these matters in the accompanying financial statements.

                               SPARE BACKUP, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2006

NOTE 10 - SUBSEQUENT EVENTS

The Company issued 48,929 shares in October 2006 in connection with the payment of accrued interest of approximately $21,000 as of September 30, 2006.

The Company issued 2,576,770 shares pursuant to a private placement, generating gross proceeds of $2,526,770. In connection with the private placement, the Company issued 1,010,708 warrants to the investors. The warrants are exercisable at a price of $0.60 per share. The warrants expire in October 2009. Additionally, the Company issued 631,693 warrants to the placement agent of the private placement. Such warrants have substantially the same terms as those granted to the investors.

                        NEWPORT INTERNATIONAL GROUP, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2005

                                      INDEX
                                                                         Page
                                                                         ----

REPORTS OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS .......   F-23

FINANCIAL STATEMENTS

Consolidated Balance Sheet ...........................................   F-24

Consolidated Statements of Operations ................................   F-25

Consolidated Statements of Stockholders' Deficit .....................   F-26

Consolidated Statements of Cash Flows ................................   F-27

Notes of Consolidated Financial Statements ...........................F-28-F-52

                                         1900 NW Corporate Blvd., Suite 210 East
                                                       Boca Raton, Florida 33431
                                                               Tel. 561-886-4200
                                                               Fax. 561-886-3330
                                                        e-mail:info@sherbcpa.com

SHERB & CO., LLP                                 Offices in New York and Florida
________________________________________________________________________________

Certified Public Accountants


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Newport International Group, Inc.


We have audited the accompanying consolidated balance sheet of Newport International Group, Inc. and its Subsidiary as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Newport International Group, Inc. and Subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company had net losses, cash used in operations and working capital deficit of $7,831,803, $4,098,271 and $6,875,701 respectively, for the year ended December 31, 2005. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                       /s/ Sherb & Co., LLP
                                       Certified Public Accountants

Boca Raton, Florida
March 31, 2006

                        NEWPORT INTERNATIONAL GROUP, INC.
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2005

                                     ASSETS
Current Assets:
  Cash ..........................................................  $    165,938
  Accounts receivable, net of provision for returns of $233,037 .             -
  Restricted cash ...............................................        60,000
                                                                   ------------
     Total current assets .......................................       225,938

  Restricted investment in marketable securities, adjusted for
   unrealized appreciation ......................................       246,430
  Property and equipment, net of accumulated depreciation
   of $118,962 ..................................................       330,586
  Deferred financing costs, net of accumulated amortization
   of $309,991 ..................................................        42,720
  Other assets ..................................................        27,983
                                                                   ------------

     Total assets ...............................................  $    873,657
                                                                   ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
  Accounts payable and accrued expenses .........................  $    506,572
  Current portion of capitalized lease obligations ..............         6,932
  8% Convertible promissory notes, net of debt discount
   of $98,898 ...................................................       694,421
  Accrued interest on convertible promissory notes ..............        37,575
  Deferred revenues .............................................        12,684
  Derivative liabilities ........................................     5,828,454
  Due to stockholder ............................................        15,000
                                                                   ------------

     Total current liabilities ..................................     7,101,638

  12.5% Convertible promissory notes, net of debt discount
   of $380,147 ..................................................       269,853
  Other liabilities .............................................         6,425
                                                                   ------------

     Total liabilities ..........................................     7,377,916

Stockholders' Deficit:
  Preferred stock; $.0001 par value, 5,000,000 shares authorized,
   none issued and outstanding ..................................             -
  Common stock; $.001 par value, 150,000,000 shares authorized,
   38,682,726 issued and outstanding ............................        38,683
  Additional paid-in capital ....................................    28,106,370
  Accumulated deficit ...........................................   (33,081,350)
  Deferred compensation .........................................    (1,680,471)
  Accumulated comprehensive income ..............................       112,509
                                                                   ------------

     Total stockholders' deficit ................................    (6,504,259)
                                                                   ------------

     Total liabilities and stockholders' deficit ................  $    873,657
                                                                   ============

                 See Notes to Consolidated Financial Statements.

                        NEWPORT INTERNATIONAL GROUP, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        For the years ended
                                                            December 31,
                                                    ---------------------------
                                                        2005           2004
                                                    ------------   ------------
                                                                    (restated)
Revenues .........................................  $     23,920   $     10,583
                                                    ------------   ------------

Operating expenses:
  Research and development .......................       782,150        722,113
  Amortization of deferred compensation ..........       834,404              -
  Stock-based compensation .......................       456,631      1,081,914
  Sales, general and administrative ..............     3,915,331      5,003,994
                                                    ------------   ------------

     Total operating expenses ....................     5,988,516      6,808,021
                                                    ------------   ------------

     Operating loss ..............................    (5,964,596)    (6,797,438)
                                                    ------------   ------------

Other income (expenses)-derivative liabilities ...    11,689,725     (5,139,975)
Settlement with stockholders .....................      (730,000)    (2,775,000)
Unrealized loss-transfer of available-for-sale
 securities to trading securities ................    (4,999,263)             -
Realized loss-trading securities .................      (270,384)             -
Realized loss-restricted investment ..............    (5,777,843)             -
Interest expense .................................    (1,779,442)    (5,096,187)
                                                    ------------   ------------
     Total other expenses, net ...................    (1,867,207)   (13,011,162)

Net loss .........................................  $ (7,831,803)  $(19,808,600)
                                                    ============   ============

Transfer of previous unrealized loss on
 restricted investment ...........................     4,999,263              -
Transfer of available-for-sale securities to
 trading securities ..............................     4,999,263              -
Unrealized gain (loss)-restricted investment .....       112,509     (9,998,526)
                                                    ------------   ------------

Comprehensive income (loss) ......................  $  2,279,232   $(29,807,126)
                                                    ============   ============

Basic and diluted net loss per common share ......  $      (0.26)  $      (1.12)
                                                    ============   ============

Basic and diluted weighted average common
shares outstanding ...............................    30,311,261     17,608,577
                                                    ============   ============

                 See Notes to Consolidated Financial Statements.

                                       NEWPORT INTERNATIONAL GROUP, INC.
                                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                            FOR THE PERIOD FROM JANUARY 1, 2004 TO DECEMBER 31, 2005


                                                       Common Stock               Additional
                                               -----------------------------       Paid-in        Accumulated
                                                  Shares           Amount          Capital          Deficit
                                               ------------     ------------     ------------     ------------
Balance at January 1, 2004 ................      12,304,353     $     12,304     $  4,778,411     $ (5,440,947)


Issuance of common stock pursuant to the
 merger with GrassRoots ...................       1,009,112            1,009         (779,181)               -
Cancellation of common stock  issued
 pursuant to extinghushment of debt .......        (530,000)            (530)               -                -
Issuance of common stock pursuant to the
 settlement of pre-merger obligations .....       1,365,000            1,365        4,025,385                -
Issuance of common stock pursuant to
 exercise of stock options ................         187,500              188          188,063                -
Issuance of common stock for cash, net of
 financing costs ..........................       4,500,000            4,500        2,046,531                -
Issuance of common stock in connection with
 settlement with stockholders .............       1,500,000            1,500        2,773,500                -
Issuance of common stock pursuant to a
 share exchange agreement .................       5,882,352            5,882       11,817,646                -
Issuance of common stock to pay interest on
 convertible promissory notes .............          48,921               49          108,504                -
Issuance of common stock to partially repay
 convertible promissory notes .............          40,000               40           59,960                -
Issuance of common stock to consultants and
 a reseller for services rendered .........         172,500              173          327,952                -
Issuance of common stock for failure to
 timely file registration statement .......          20,323               20           37,943                -
Cancellation of shares issued to a reseller        (100,000)            (100)               -                -
Fair value of options issued to employees .               -                -        1,081,914                -
Reclassification of equity contract to
 derivative liability .....................               -                -       (5,115,602)               -
Unrealized loss on investment in marketable
 securities ...............................               -                -                -                -
Net loss ..................................               -                -                -      (19,808,600)
                                               ------------     ------------     ------------     ------------
                                                 26,400,061     $     26,400     $ 21,351,026     $(25,249,547)
                                               ============     ============     ============     ============

Issuance of common stock pursuant to
 exercise of stock options ................         652,643              653           18,107                -
Issuance of common stock for cash, net of
 financing costs ..........................       2,779,543            2,780        1,312,859                -
Issuance of common stock in connection with
 settlement with stockholders .............       1,000,000            1,000          589,667                -
Issuance of common stock to pay interest on
 convertible promissory notes .............         237,582              237          158,808                -
Issuance of common stock to partially repay
 convertible promissory notes .............          75,610               75           48,675                -
Issuance of common stock to consultants for
 services rendered ........................       3,915,500            3,916        2,513,399                -
Issuance of common stock for failure to
 timely file registration statement .......          92,903               93          132,758                -
Issuance of common stock pursuant to
 conversion of convertible promissory notes       2,508,644            2,509          938,232                -
Issuance of common stock to partially
 satisfy accounts payable .................         259,489              259          306,375                -
Issuance of common stock pursuant to the
 exercise of warrants .....................         760,751              761          279,833                -
Fair value of options issued to employees .               -                -          456,631                -
Amortization of deferred compensation .....               -                -                -                -
Transfer of unrealized loss on restricted
 investment ...............................               -                -                -                -
Transfer of available-for-sale securities .               -                -                -                -
Unrealized gain on investment in marketable
 securities ...............................               -                -                -                -
Net loss ..................................               -                -                -       (7,831,803)
                                               ------------     ------------     ------------     ------------
                                                 38,682,726     $     38,683     $ 28,106,370     $(33,081,350)
                                               ============     ============     ============     ============
                                                                                                  (continued)

                                See Notes to Consolidated Financial Statements.

                                                      F-26A

                                       NEWPORT INTERNATIONAL GROUP, INC.
                                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                            FOR THE PERIOD FROM JANUARY 1, 2004 TO DECEMBER 31, 2005
                                                  (continued)
                                                Accumulated
                                                   Other
                                               Comprehensive              Deferred
                                                   Loss                 Compensation                  Total
                                               -------------            ------------              ------------
Balance at January 1, 2004 ................     $         -             $          -              $   (650,232)


Issuance of common stock pursuant to the
 merger with GrassRoots ...................               -                        -                  (778,172)
Cancellation of common stock  issued
 pursuant to extinghushment of debt .......               -                        -                      (530)
Issuance of common stock pursuant to the
 settlement of pre-merger obligations .....               -                        -                 4,026,750
Issuance of common stock pursuant to
 exercise of stock options ................               -                        -                   188,251
Issuance of common stock for cash, net of
 financing costs ..........................               -                        -                 2,051,031
Issuance of common stock in connection with
 settlement with stockholders .............               -                        -                 2,775,000
Issuance of common stock pursuant to a
 share exchange agreement .................               -                        -                11,823,528
Issuance of common stock to pay interest on
 convertible promissory notes .............               -                        -                   108,553
Issuance of common stock to partially repay
 convertible promissory notes .............               -                        -                    60,000
Issuance of common stock to consultants and
 a reseller for services rendered .........               -                        -                   328,125
Issuance of common stock for failure to
 timely file registration statement .......               -                        -                    37,963
Cancellation of shares issued to a reseller               -                        -                      (100)
Fair value of options issued to employees .               -                        -                 1,081,914
Reclassification of equity contract to
 derivative liability .....................               -                        -                (5,115,602)
Unrealized loss on investment in marketable
 securities ...............................      (9,998,526)                       -                (9,998,526)
Net loss ..................................               -                        -               (19,808,600)
                                                -----------             ------------              ------------
                                                $(9,998,526)            $          -              $(13,870,647)
                                                ===========             ============              ============

Issuance of common stock pursuant to
 exercise of stock options ................               -                        -                    18,760
Issuance of common stock for cash, net of
 financing costs ..........................               -                        -                 1,315,639
Issuance of common stock in connection with
 settlement with stockholders .............               -                        -                   590,667
Issuance of common stock to pay interest on
 convertible promissory notes .............               -                        -                   159,045
Issuance of common stock to partially repay
 convertible promissory notes .............               -                        -                    48,750
Issuance of common stock to consultants for
 services rendered ........................               -               (2,503,875)                   13,440
Issuance of common stock for failure to
 timely file registration statement .......               -                        -                   132,851
Issuance of common stock pursuant to
 conversion of convertible promissory notes               -                        -                   940,741
Issuance of common stock to partially
 satisfy accounts payable .................               -                        -                   306,634
Issuance of common stock pursuant to the
 exercise of warrants .....................               -                        -                   280,594
Fair value of options issued to employees .               -                        -                   456,631
Amortization of deferred compensation .....               -                  823,404                   823,404
Transfer of unrealized loss on restricted
 investment ...............................       4,999,263                        -                 4,999,263
Transfer of available-for-sale securities .       4,999,263                        -                 4,999,263
Unrealized gain on investment in marketable
 securities ...............................         112,509                        -                   112,509
Net loss ..................................               -                        -                (7,831,803)
                                                -----------             ------------              ------------
                                                $   112,509             $ (1,680,471)             $ (6,504,259)
                                                ===========             ============              ============


                                See Notes to Consolidated Financial Statements.

                                                      F-26B

                                       NEWPORT INTERNATIONAL GROUP, INC.
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        For the years ended December 31,

                                                                                     2005             2004
                                                                                 ------------     ------------
Cash flows from operating activities:
Net loss ....................................................................    $ (7,831,803)    $(19,808,600)
Adjustments to reconcile net loss to net cash used in operating activities:
  Unrealized loss-transfer of available-for-sale securities to
   trading securities .......................................................       4,999,263                -
  Fair value of derivatives .................................................     (11,684,925)       5,459,174
  Fair value of options isued to employees ..................................         456,631        1,081,914
  Realized loss-trading securities ..........................................         270,384                -
  Realized loss- restricted investment ......................................       5,777,843                -
  Amortization of debt discount .............................................       1,339,387        1,026,557
  Amortization of deferred compensation .....................................         823,404                -
  Fair value of shares issued in connection with the settlement
   of pre-merger obligations ................................................               -        3,482,382
  Fair value of shares of common stock isued in payment of
   interest on promissory notes .............................................         159,045          108,553
  Excess of fair value of shares issued in satisfaction of accounts payable .         181,634                -
  Fair value of shares issued in connection with the failure
   to timely file the registration statement ................................         132,851           37,963
  Fair value of shares issued in connection with services rendered ..........          13,440          134,125
  Depreciation ..............................................................          90,838           94,868
  Amortization of deferred financing costs ..................................         112,316          197,675

  Fair value of shares issued in connection with settlement with stockholders         730,000        2,775,000
  Common stock issued in connection with note payable .......................               -          194,000
  Provision for returns .....................................................         233,037                -
 Changes in operating assets and liabilities:
  Other assets ..............................................................          33,318          (30,073)
  Due from related party ....................................................               -           23,400
  Accounts payable and accrued expenses .....................................         284,319          118,693
  Accounts receivable .......................................................        (233,037)               -
  Deferred revenues .........................................................          12,684                -
  Accrued interest on note receivable .......................................           1,200                -
  Accrued interest on convertible promissory notes ..........................            (100)          44,451
                                                                                 ------------     ------------

Net cash used in operating activities .......................................      (4,098,271)      (5,059,918)
                                                                                 ------------     ------------

Cash flows from investing activities:
  Cash acquired from merger .................................................               -           16,196
  Proceeds from disposition of trading securities ...........................         642,117                -
  Investment in restricted cash .............................................         (60,000)               -
  Proceeds from disposition of marketable securities ........................          68,925                -
  Proceeds from note receivable .............................................          85,000                -
  Purchase of note receivable ...............................................               -          (85,000)
  Purchase of marketable security ...........................................               -          (70,125)
  Purchases of property and equipment .......................................        (310,770)        (129,338)
                                                                                 ------------     ------------

Net cash (used in) provided by investing activities .........................         425,272         (268,267)
                                                                                 ------------     ------------

Cash flows from financing activities:
  Principal repayments on lease obligations .................................         (10,566)          (9,730)
  Proceeds from issuance of convertible promissory notes ....................         650,000        1,752,276
  Proceeds from issuance of shares ..........................................       1,528,750        6,068,982
  Advances from stockholder .................................................               -          215,000
  Proceeds from exercise of warrants ........................................         280,594                -
  Proceeds from exercise of stock options ...................................          18,761              750
  Payments of convertible promissory notes ..................................        (265,000)        (381,250)
  Payments of financing costs ...............................................         (35,375)        (229,000)
  Payments of deferred financing costs ......................................               -         (247,772)
  Payments of notes payable .................................................               -         (250,000)
                                                                                 ------------     ------------

Net cash provided by financing activities ...................................       2,167,164        6,919,256
                                                                                 ------------     ------------

Decrease in cash ............................................................      (1,505,835)       1,591,071

Cash, beginning of period ...................................................       1,671,773           80,702
                                                                                 ------------     ------------

Cash, end of period .........................................................    $    165,938     $  1,671,773
                                                                                 ============     ============
                                                                                                   (continued)
                                See Notes to Consolidated Financial Statements.

                                                      F-27A

                                       NEWPORT INTERNATIONAL GROUP, INC.
                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                        For the years ended December 31,
                                                  (continued)
                                                                                     2005             2004
                                                                                 ------------     ------------
Supplemental disclosures of cash flow information:
  Cash paid during the year for interest ....................................    $      3,909     $     18,768
                                                                                 ============     ============

  Cash paid during the year for taxes .......................................    $          -     $          -
                                                                                 ============     ============

Supplemental schedule of non-cash financing and investing activities:

Fair value of warrants and embedded conversion features issued in connection with the issuance of the convertible notes and
corresponding increase in derivative liabilities ............................    $    650,000     $  1,349,273
                                                                                 ============     ============

Fair value of warrants issued to placement agent in connection with the issuance of the convertible notes and corresponding increase in
deferred financing costs ....................................................    $          -     $     51,101
                                                                                 ============     ============

Fair value of warrants and embedded conversion features issued in connection with the issuance of shares of common stock and
corresponding increase in derivative liabilities ............................    $    317,069     $  3,788,951
                                                                                 ============     ============

Fair value of issuance of common stock in connection with the
setllement of pre-merger obligations ........................................    $          -     $    544,368
                                                                                 ============     ============

Conversion of convertible promissory notes in shares of common stock ........    $    940,774     $          -
                                                                                 ============     ============

Fair value of shares issued for services rendered and corresponding
increase to deferred compensation ...........................................    $  2,503,875     $          -
                                                                                 ============     ============

Advance from a stockholder converted into an exercise of stock options ......               -     $    187,500
                                                                                 ============     ============

Advances from a stockholder converted into convertible promissory notes .....               -     $     40,000
                                                                                 ============     ============

Fair value of shares issued to partially satisfy convertible promissory notes               -     $     60,000
                                                                                 ============     ============

Exchange of shares for restricted investment ................................               -     $ 11,823,528
                                                                                 ============     ============

                                See Notes to Consolidated Financial Statements.

                                                      F-27B

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION, BASIS OF PRESENTATION AND GOING CONCERN

Newport International Group, Inc. (the "Company") was a development stage company incorporated in Delaware in December 1999. During February 2004, the Company acquired GrassRoots Communications, Inc. ("GrassRoots"). The Company, through one of its subsidiaries, Spare Backup, Inc., sells on-line backup solutions software and services to individuals, business professionals, small office and home office companies, and small to medium sized businesses. The Company has substantially discontinued its marketing and development efforts under GrassRoots.

The acquisition of GrassRoots was treated as a reverse acquisition for financial reporting purposes. As such, our financial statements have been prepared as GrassRoots as the acquiror. The results of operations discussed below represent the operations of GrassRoots through February 9, 2004. The results of operations subsequent to that date reflect the consolidated operations of GrassRoots and the Company. We have retroactively restated our net loss per share and the stockholders' deficit section of our balance sheet to reflect the reverse acquisition.

The accompanying financial statements have been prepared on a going concern basis. The Company has generated minimal revenue since its inception on June 12, 2002, and has incurred net losses of approximately $33.1 million. The Company's ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due, to fund possible future acquisitions, and to generate profitable operations in the future. Management plans to continue to provide for its capital requirements by issuing additional equity securities and debt. The outcome of these matters cannot be predicted at this time and there are no assurances that if achieved, the Company will have sufficient funds to execute its business plan or generate positive operating results.

These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, but are not limited to, the valuation of embedded conversion features, freestanding warrants and liquidated damages granted to certain stockholders, noteholders and warrants issued to consultants. Actual results will differ from these estimates.

LOSS PER SHARE

Loss per share is based on the weighted average number of common shares outstanding. The outstanding warrants and stock options amounting to 5,130,016 and 8,953,444, respectively, as of December 31, 2005, and the outstanding warrants and stock options as of December 31, 2004 are excluded from the loss per share computation due to their antidilutive effect.

RISKS AND UNCERTAINTIES

The Company maintains its cash and cash equivalent accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. During 2005, the Company has reached bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institutions, the Company evaluates at least annually the rating of the financial institutions in which it holds deposits.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of the Company's cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, derivative liabilities, and due to stockholder approximate their estimated fair values due to the short-term maturities of those financial instruments. The carrying amount of the convertible notes approximates the estimated fair value for these financial instruments as management believes that such convertible notes constitute substantially all of the Company's debt and the interest payable on the convertible notes approximates the Company's incremental borrowing rate.

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENT IN EQUITY SECURITIES

During 2004, the Company received 6,484,840 shares of a United Kingdom Corporation (the "Investee") pursuant to a stock-exchange agreement whereby the Company issued 5,882,352 of its shares of common stock in exchange for the Investee's stock. At the time of issuance, the Company recorded the cost of the investment at the market value of the shares exchanged of approximately $11.8 million.

The Company holds 3,242,420 shares of the Investee in an escrow account which may not be released without the Investee's permission until August 2006.Until these shares are released from escrow, the Company accounts for the value attributable to such shares as restricted investment in marketable securities. The Company adjusted the carrying value of the restricted investment to $133,921 at June 30, 2005 to reflect an other-than temporary impairment amounting to approximately $5.8 million and has been recognized as realized loss in earnings. Any of the restricted investment's future unrealized gain or loss, except for other-than-temporary impairment, are recognized as an element of comprehensive income.

During July 2005, the Company sold 3,242,420 shares of the Investee used as collateral for the Company's possible obligation to repurchase 2,500,000 shares it has issued in a private placement during November 2004 ("Put Option"), generating proceeds of approximately $640,000.The decrease in the carrying and the fair value of this investment of approximately $5.3 million as of June 30, 2005 has been recorded as unrealized loss in the statement of operations of approximately $5.0 million and as a realized loss of approximately $270,000.

COMPREHENSIVE LOSS

Comprehensive loss is defined as a change in equity during the period from transactions and other events and circumstances from non-owner resources. Included in this category are the following:

      o Transfer of the unrealized of available for-sale securities to trading securities resulting from the change of classification of the Investee shares used as collateral for the Put Option amounting to approximately $5.0 million during 2005

      o Transfer of previously recognized unrealized loss on the Company's restricted invesment in marketable securities amounting to approximately $5.0 million during 2005.

      o Unrealized gain of approximately $113,000 resulting from an increase in the fair value of the restricted investment in marketable securities from June 30, 2005 to December 31, 2005.

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      o Unrealized loss on restricted investment in marketable securities and Investee shares used as collateral for the Put Option both amounting to approximately $10.0 million during 2004, which represent the difference between the fair value of such investments at December 31, 2004 and their initial carrying value.

SOFTWARE DEVELOPMENT COSTS

Costs incurred in the research and development of software products are expensed as incurred until technological feasibility has been established. After technological feasibility is established, any additional costs are capitalized in accordance with SFAS No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED. The Company believes that the current process for developing software is essentially completed concurrently with the establishment of technological feasibility; accordingly, no software development costs have been capitalized as of December 31, 2005.

PROPERTY AND EQUIPMENT

Property and equipment, which primarily consists of office equipment and computer software, are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives of three to five years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in other income (expense) in the accompanying statements of operations.

DEFERRED FINANCING COSTS

Deferred financing costs represent costs incurred in connection with the issuance of the convertible promissory notes. Deferred financing costs are being amortized over the terms of the related debt agreements, which range between one to two years.

STOCK-BASED COMPENSATION

Stock-based awards to non-employees are accounted for using the fair value method in accordance with SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, and EITF Issue No. 96-18, ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING GOODS OR SERVICES. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION-TRANSITION AND DISCLOSURE, effective for fiscal years ending after December 15, 2002. SFAS No. 148 amends SFAS No. 123 to provide alternative methods of transition to the fair value method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS No. 148 does not amend SFAS No. 123 to require companies to account for their employee stock-based awards using the fair value method. The disclosure provisions are required for all companies with stock-based employee compensation, regardless of whether they utilize the fair value method of accounting described in SFAS No. 123 or the intrinsic value method described in Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES.

The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with APB Opinion No. 25. As permitted by SFAS No. 123, as amended by SFAS No. 148, the Company has chosen to continue to account for its employee stock-based compensation plans under APB Opinion No. 25 and provide the expanded disclosures specified in SFAS No. 123, as amended by SFAS No. 148. Had employee stock based compensation cost been determined using the fair value method the Company's net loss for the respective nine-month period ended December 31 would have been adjusted to the proforma amounts indicated below:

                                                        2005           2004
                                                        ----           ----

Net loss as reported .............................  $ (7,831,000)  $(19,808,600)
Add:
 Stock-based compensation expense included in
 reported net loss, net of related tax effects ...       456,631        858,994
Deduct:
 Total stock-based compensation expense
 under fair value based method for all awards,
 net of related tax effects ......................    (1,902,127)    (2,801,017)
                                                    ------------   ------------

Pro forma net loss ...............................  $ (9,276,496)  $(21,750,623)
                                                    ============   ============

Basic and diluted loss per share as reported .....  $      (0.26)  $      (1.12)
                                                    ============   ============
Basic and diluted proforma .......................  $      (0.31)  $      (1.24)
                                                    ============   ============

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The pro forma amounts reflected above may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense as the options vest and additional options may be granted in future years.

The fair value of the options granted during 2005 and 2004 was determined using the Black-Scholes option-pricing model with the following assumptions: risk-free interest of 3.32%-4.39% and 3.0%, respectively; stock volatility of 36%-86% and 42%, respectively; no dividends; and estimated life of 36 months.

DERIVATIVE LIABILITIES

The Company accounts for its liquidated damages pursuant to Emerging Issue Task Force ("EITF ")05-04, View C, "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock". Pursuant to EITF 05-04, View C, the liquidated damages paid in cash or stock are accounted for as a separate derivative, which requires a periodical valuation of its fair value and a corresponding recognition of liabilities associated with such derivative. The Company accounts for its embedded conversion features and freestanding warrants pursuant to SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which requires a periodic valuation of their fair value and a corresponding recognition of liabilities associated with such derivatives. The recognition of derivative liabilities related to the issuance of shares of common stock is applied first to the proceeds of such issuance, at the date of issuance, and the excess of derivative liabilities over the proceeds is recognized as other expense in the accompanying consolidated financial statements. The recognition of derivative liabilities related to the issuance of convertible debt is applied first to the proceeds of such issuance as a debt discount, at the date of issuance, and the excess of derivative liabilities over the proceeds is recognized as other expense in the accompanying consolidated financial statements. Any subsequent increase or decrease in the fair value of the derivative liabilities is recognized as other expense or other income, respectively.

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION, ACCOUNTS RECEIVABLE, AND PROVISION FOR RETURNS

Revenue is recognized when it is earned. The Company's revenue recognition policies are in compliance with SOP 97-2 Software Revenue Recognition (as amended by SOP 98-4 and SOP 98-9) and related interpretations.

The Company markets its software through multiple channel resellers and retail stores. The Company provides for unlimited rights of return to its customers. The Company has only recently licensed its products through such multiple channels and does not have a historical pattern of returns. Additionally, such customers generally pay software vendors based on their own sell-thru and return the unsold products to the software vendor. The customers have not returned any products at December 31, 2005.Accordingly, the Company provides for a provision for returns for all outstanding receivables until the customers return the products or the customers pay their invoices. The outstanding gross receivables at December 31, 2005 amounted to approximately $233,000.The Company has recorded a corresponding amount as provision for returns at December 31, 2005.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning with its fiscal year ending 2006.The Company is currently evaluating the impact this new Standard will have on its financial position, results of operations or cash flows.

In November 2004, the Financial Accounting Standards Board issued Statement No. 151 (SFAS 151), Inventory costs, an amendment of ARB No. 43, Chapter 4. SFAS 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted materials should be recognized as current period charges. In addition, SFAS 151 requires that allocation of fixed production overhead to inventory be based on the normal capacity of the production facilities. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company currently believes that the adoption of SFAS 151 will not have a material impact on its financial position, results of operations and cash flows.

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which replaces SFAS No. 123 and supersedes APB Opinion No. 25. Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. In March 2005 the SEC issued Staff Accounting Bulletin No. 107, or "SAB 107". SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share-based payment arrangements for public companies. SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods. On April 14, 2005, the U.S. Securities and Exchange Commission adopted a new rule amending the compliance dates for SFAS 123R. Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS 123. The Company is currently evaluating which transitional provision and fair value methodology it will follow. The Company expects that any expense associated with the adoption of the provisions of SFAS 123R will have a material impact on its results of operations. We are evaluating the requirements of SFAS No. 123(R) and SAB 107 to assess what impact its adoption will have on our financial position, results of operations and cash flows. Effective January 1, 2006, the Company has fully adopted the provisions of SFAS No. 123R and related interpretations as provided by SAB 107.

In May 2005, the Financial Accounting Standard Board ("FASB") issued Statement No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and Statement No. 3, Reporting Accounting Changes in Interim Financial Statements" (SFAS 154). SFAS 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, most voluntary changes in accounting principles were required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, the Statement does not change the transition provisions of any existing accounting pronouncements. We do not believe adoption of SFAS 154 will have a material effect on our financial position, results of operations or cash flows.

In June 2005, the Emerging Issues Task Force ("EITF") issued EITF 05-2, "The Meaning of Conventional Convertible Debt Instrument in Issue No. 00-19".EITF 05-2 retained the definition of a conventional convertible debt instrument as set forth in EITF 00-19, and which is used in determining certain exemptions to

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

the accounting treatments prescribed under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities". EITF 05-2 also clarified that certain contingencies related to the exercise of a conversion option would not be outside the definition of "conventional" and determined that convertible preferred stock with a mandatory redemption date would also qualify for similar exemptions if the economic characteristics of the preferred stock are more akin to debt than equity. EITF 05-2 is effective for new instruments entered into and instruments modified in periods beginning after June 29, 2005. We adopted the provisions of EITF 05-2 on July 1, 2005, which did not have a material effect on our financial statements.

In July 2005, the FASB issued FASB Staff Position ("FSP") 150-5, "Accounting Under SFAS 150 for Freestanding Warrants and Other Similar Instruments on Redeemable Shares". FSP 150-5 clarifies that warrants on shares that are redeemable or puttable immediately upon exercise and warrants on shares that are redeemable or puttable in the future qualify as liabilities under SFAS 150, regardless of the redemption feature or redemption price. The FSP is effective for the first reporting period beginning after June 30, 2005, with resulting changes to prior period statements reported as the cumulative effect of an accounting change in accordance with the transition provisions of SFAS 150. We adopted the provisions of FSP 150-5 on July 1, 2005, which did not have a material effect on our financial statements.

In July 2005, the FASB issued EITF 05-6, "Determining the Amortization period for Leasehold Improvements Purchased After Lease Inception or Acquired in a Business Combination", which addressed the amortization period for leasehold improvements made on operating leases acquired significantly after the beginning of the lease. The EITF is effective for leasehold improvements made in periods beginning after June 29, 2005. We adopted the provisions of EITF 05-6 on July 1, 2005, which did not have a material impact to the Company's financial position, results of operations and cash flows.


NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation at December 31, 2005 consist of the following:

Computer equipment ....................     $ 449,548
Accumulated depreciation ..............      (118,962)
                                            ---------
Property and equipment, net ...........     $ 330,586
                                            =========

Depreciation expense amounted to approximately $91,000 and $95,000 during 2005 and 2004, respectively.

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - CONVERTIBLE PROMISSORY NOTES

Convertible promissory notes consist of the following as of December 31, 2005:

8% Convertible promissory notes, bearing interest at 8% per annum, maturing on March 1, 2006. Interest payable March 31, 2004 and every quarter thereafter either in cash or common stock. Interest paid in common stock is convertible using the 10-day average closing bid of the stock prior to the end of the quarter. Each occurrence of interest not paid within 30 days following the end of each quarter causes a reduction of 10% in the conversion price of the promissory notes and the exercise price of the related
warrants. The promissory notes are convertible at any time at the option of the holder, into shares of common stock at a rate of
$0.375. ...........................................................   $ 793,319

Less: unamortized discount ........................................     (98,898)
                                                                      ---------

Convertible promissory notes-long-term ............................   $ 694,421
                                                                      =========

12.5% Convertible promissory notes, bearing interest at 12.5% per annum, maturing between March and June 2007. Interest payable June
30, 2005 and every quarter thereafter either in cash or common stock. Interest paid in common stock is convertible using the 5-day average closing price of the stock prior to the end of the quarter.
Each occurrence of interest not paid within 30 days following the end of each quarter causes a reduction of 10% in the conversion price of the promissory notes and the exercise price of the related warrants. The promissory notes are convertible into shares of
common stock at a rate of $0.375. .................................   $ 650,000

Less: unamortized discount ........................................    (380,147)
                                                                      ---------

Convertible promissory notes-short term ...........................   $ 269,853
                                                                      =========

In connection with the issuance of the 8% convertible promissory notes, the Company issued 1,501,875 warrants to purchase common stock of the Company at an exercise price of $1.25 per share during 2004. The warrants are exercisable for a period of five years.

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - CONVERTIBLE PROMISSORY NOTES (CONTINUED)

The convertible rates for the 8% convertible promissory notes interest accrued as of December 31, 2005 amounted to $0.67 per share. The Company issued 237,582 and 48,921 shares in connection with the payment of interest on the 8% convertible promissory notes during 2005 and 2004, respectively. The fair value of such shares issued during 2005 and 2004 amounted to approximately $159,000 and $109,000, respectively. Furthermore, the Company issued 43,151 shares in January 2006 in connection with the payment of accrued interest of approximately $37,000 as of December 31, 2005.

During 2005, the Company satisfied the remaining 10% Convertible Promissory Notes amounting to $325,000 by paying $265,000 and issuing 75,000 shares of common stock. The fair value of the shares of common stock amounted to $48,750.

During 2005, certain noteholders of 8% convertible promissory notes converted their promissory notes and accrued interest amounting to approximately $940,000 in 2,508,644 shares of common stock.

During 2005 and 2004, the Company received $650,000 and $1,791,335, respectively, in consideration for the issuance of the convertible promissory notes.

In the event the Company issues any shares of its common stock or issues any options, warrants, convertible preferred stock or convertible debt issuable or convertible into common stock of the Company at an exercise price or conversion price per share less than $0.75 per share within two years following the closing of the 8% Convertible Promissory Notes, then the exercise price of the warrants issued pursuant to the Follow-on Financing will reset to such lower price. As of December 31, 2005, the exercise price of such warrants are $0.375.

The Company has the right to call all of the 8% Convertible promissory notes and 12.5% convertible promissory notes warrants, if the stock underlying the warrants has been registered (and that registration statement is still effective), the lock-up restriction, as defined, on the common stock has been lifted, and after the lock-up restriction has been lifted the stock maintains a closing bid price above $3.00 for 15 business days. The Company may redeem the warrants for $0.01 if not exercised within 30 days of the call notification.

Our 8% Convertible Promissory Notes mature on March 1, 2006. The Company is negotiating with the noteholders to satisfy these notes with the issuance of its shares of common stock.

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - CONVERTIBLE PROMISSORY NOTES (CONTINUED)

Amortization of the debt discount and amortization of the deferred financing costs amounted to approximately $1.3 million and $132,000 and $1.0 million and $198,000 during 2005 and 2004, respectively, and are included in interest expense in the accompanying consolidated statements of operations.

Accrued interest on the Convertible Promissory Notes amounted to approximately $40,000 as of December 31, 2005.


NOTE 5 - DERIVATIVE LIABILITIES

During March 2004, the Company closed its 8% Convertible Promissory Notes private placement. In connection with the issuance of the 8% Convertible Promissory Notes, the Company granted a subsequent financing conversion reset right which expires on March 1, 2006. The subsequent financing conversion reset is considered an embedded conversion feature pursuant to EITF Issue No. 00-19. Additionally, because there is no explicit number of shares that are to be delivered upon satisfaction of subsequent financing conversion reset feature, the Company is unable to assert that it had sufficient authorized and unissued shares to settle such feature. Accordingly, all of the Company's previously issued and outstanding instruments, such as warrants and options issued to non-employees pursuant to rendered services as well as those issued in the future, would be classified as liabilities, effective with the granting of the subsequent financing conversion reset feature.

The Company recognized liabilities for the following derivatives at the date of their issuance during 2004 and 2005, respectively:

                                          At issuance-2004      At issuance-2005
                                          ----------------      ----------------
Embedded conversion
Features-
8% convertible notes ............           $ 8,635,768           $         -
10% convertible notes ...........               169,575                     -
12.5% convertible notes .........                     -               934,000
Freestanding warrants and options
8% convertible notes ............             7,914,600                     -
10% convertible notes ...........               302,575                     -
12.5% convertible notes .........                     -               273,620
Other warrants and options ......             5,745,602               531,836
Common stock subject to put .....             2,602,076                     -
Liquidated damages ..............               556,875               139,333
                                            -----------           -----------
                                            $25,927,071           $ 1,878,789

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - DERIVATIVE LIABILITIES (CONTINUED)

The fair value of the derivative liabilities at December 31, 2004 and 2005 are as follows:

                                    At December 31, 2004    At December 31, 2005
                                    --------------------    --------------------
Embedded conversion
Features-
8% convertible notes ............        $ 4,265,861            $ 1,205,890
10% convertible notes ...........             66,625                      -
12.5% convertible notes .........                  -              1,040,000
Freestanding warrants and options
8% convertible notes ............          4,451,963              1,124,614
10% convertible notes ...........            349,125                 49,875
12.5% convertible notes .........                  -                286,080
Other warrants and options ......          4,332,301                915,995
Common stock subject to put .....          2,594,268              1,066,667
Liquidated damages ..............            486,167                139,333
                                         -----------            -----------
                                         $16,546,310            $ 5,828,454

The Company used the following assumptions to measure the identified derivatives as follows:

Embedded conversion feature-Convertible Promissory Notes and Common Stock Subject to Put:

                                 At their date of issuance  At December 31, 2005
                                 -------------------------  --------------------

Market price: ...................        $ 0.62-3.20            $      0.75
Conversion price: ...............        $0.375-2.00            $     0.375
Term: ...........................            2 years          0.16-1.33 years
Volatitlity: ....................             42-86%                    43%
Risk-free interest rate: ........          3.0-3.32%                  4.39%
Maximum liability:
8% convertible notes ............        $ 2,601,135            $ 1,190,024
10% convertible notes ...........            665,000                      -
12.5% convertible notes .........            975,000                975,000

Liquidated damages:

                                         At issuance        At December 31, 2005
                                         -----------        --------------------

Market price: ...................        $      2.13            $      0.75
Exercise price: .................        $      2.13            $      0.75
Term: ...........................            2 years             1.83 years
Volatitlity: ....................             42-43%                    43%
Risk-free interest rate: ........          3.0-4.39%                  4.39%
Maximum liability: ..............        $ 1,012,500            $   733,333

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - DERIVATIVE LIABILITIES (CONTINUED)

Freestanding warrants and options

                                         At issuance        At December 31, 2005
                                         -----------        --------------------

Market price: ...................        $ 0.40-3.20            $      0.75
Exercise price: .................        $0.188-1.75            $0.188-1.75
Term: ...........................          3-5 years            3-4.5 years
Volatitlity: ....................             42-88%                    43%
Risk-free interest rate: ........          3.0-4.39%                  4.39%
Outstanding other
options and warrants ............          8,132,017              6,252,516

The embedded conversion features are as follows:

Reset Feature Following Subsequent Financing-8% and 12.5% Convertible Promissory notes: 50%, which is the effective discount to market value the Company would offer in the event we provide for a subsequent private placement financing

Liquidated Damage Clause: 22.5%, which is the difference, in months between the time the underlying shares are free-trading and the grace period to obtain a registration statement, multiplied by the liquidated damage rate of 1% per month.

Common stock subject to put: 25%, which is the effective discount to market value assuming that the putholders convert 2,500,000 shares in convertible promissory notes.

During 2004 and 2005, the Company allocated $2,206,420 and $650,000, respectively, of the fair value of the derivatives issued in connection with convertible promissory notes, at their date of issuance, to debt discount. The excess of the fair value of the derivative liabilities over the debt discount has been recognized as other expense, which amounts to $14.8 million and $284,000 during 2004 and 2005, respectively.

During 2005 and 2004, the Company allocated approximately $318,000 and $3.8 million of the fair value of the derivatives to the net value of the issuance of shares of common stock as additional consideration provided to such stockholders and has been recorded as an offset to additional paid-in capital

The aggregate fair value of all derivative liabilities upon issuance of the various debt and equity instruments amounted to approximately $1.9 million and $25.9 million during 2005 and 2004. The decrease in fair value of the derivative liabilities between the date of their issuance and the balance sheet date, amounted to $11.6 million and $9.4 million during 2005 and 2004, respectively. The decrease in fair value of the derivative liabilities has been recognized as other income.

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - STOCKHOLDERS' DEFICIT

ISSUANCE OF COMMON STOCK PURSUANT TO A SETTLEMENT OF DEBT

During February 2004, pursuant to a notification of default by the holder, the Company settled its outstanding notes to a stockholder, its affiliated entity and other participants. In connection with the settlement of all debt (the $370,000 convertible debenture and the $10,000 loan along with the related accrued loan premium of $100,000 and accrued interest of $158,368 due to a stockholder, and the loan of $100,000 along with the accrued loan premium of $50,000 and accrued interest of $6,000 to an affiliated entity), the Company disbursed $250,000 in cash and 1,365,000 shares of common stock, and 530,000 shares of common stock were returned to the Company for cancellation, which generated an interest expense of approximately $3.5 million 2004.

ISSUANCE OF COMMON STOCK PURSUANT TO SERVICES PERFORMED

During, 2005 and 2004, the Company issued 3,915,500 and 72,500 shares of common stock to consultants for services performed. The fair value of such shares amounted to approximately $2.5 million and $134,000. During 2005, the Company recognized approximately $2.5 million as deferred compensation. The amortization of the deferred compensation amounted to approximately $823,000 during 2005. The nature of the services rendered in connection with the issuance of these shares were for marketing and strategic planning purposes.

ISSUANCE OF COMMON STOCK PURSUANT TO THE PAYMENT OF INTEREST ON THE CONVERTIBLE DEBT

The convertible rates for the 8% convertible promissory notes interest accrued as of December 31, 2005 amounted to $0.67 per share. The Company issued 237,582 and 48,921 shares in connection with the payment of interest on the 8% convertible promissory notes during 2005 and 2004, respectively. The fair value of such shares issued during 2005 and 2004 amounted to approximately $159,000 and $109,000, respectively. Furthermore, the Company issued 43,151 shares in January 2006 in connection with the payment of accrued interest of approximately $37,000 as of December 31, 2005.

ISSUANCE OF COMMON STOCK PURSUANT TO FAILURE TO TIMELY FILE REGISTRATION
STATEMENT

The Company issued 92,903 and 20,323 shares of common stock pursuant to its failure to timely file its registration statement during 2005 and 2004, respectively. The fair value of such shares amounted to approximately $133,000 and $38,000, respectively.

ISSUANCE OF COMMON STOCK PURSUANT TO A STOCK-EXCHANGE AGREEMENT

The Company has entered into a consulting agreement with a third-party in connection with the stock exchange agreement with the Investee. Pursuant to this agreement, the Company committed to the following compensation for services rendered by the consultant:

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - STOCKHOLDERS' DEFICIT (CONTINUED)

    1)   to transfer 877,500 shares of the Investee,

    2) to provide an option to the consultant whereby the Company agrees to repurchase all Investee's shares held by the consultant at $1.82 per share ("Option Price") by August 2005.

During 2004, the Company has paid approximately $750,000 in lieu of transferring 409,000 shares (of the agreed total 877,500 shares) of the Investee to the consultant. During November 2004, the Company paid approximately $850,000 in lieu of transferring the remaining 468,500 shares (of the agreed total 877,500 shares) of the Investee to the Consultant. In aggregate, the consideration for the consultant's services amounted to approximately $1,600,000, which is included in the sales, general, and administrative expenses in the accompanying financial statements.

ISSUANCE OF COMMON STOCK PURSUANT TO PRIVATE PLACEMENTS

During 2005, the Company issued 2,779,543 shares pursuant to a private placement which generated net proceeds of approximately $1.5 million. In connection with this private placement, the Company issued 807,891 warrants exercisable at a price of $1.30 per share. The warrants expire in September 2010.

During 2004, the Company issued 4,500,000 shares of its common stock to two foreign investors generating proceeds of $6.1 million. The Company paid finders' fees of $229,000 to a third-party in connection with this transaction. The Company has also issued 562,500 warrants to the investors in connection with this transaction. The warrants are convertible at exercise prices ranging between $1.55 and $1.60 per share and expire five years from the date of issuance. The investor has the right to have the Company reacquire all or a portion of 2,000,000 and 2,500,000 shares purchased at a price of $1.25 and $1.00 per share, respectively, in the event the average price per share is less than $1.25 and $1.00, respectively, for a period of ten consecutive trading days during an option period commencing eight months after the effective date of the Company's registration statement and extending for a period of thirty-six months thereafter.

Shortly after the closing of this private placement, the foreign investors and the Company claimed that certain representations made by the both parties were inaccurate. In December 2004, the Company settled this matter amicably by issuing 1,500,000 shares to a third foreign investor. The value of the shares issued in connection with this settlement amounted to $2,775,000 and is included in other expenses.

During December 2005, the Company settled claims from the foreign investors by issuing 1,000,000 shares to such investors. The fair value of the shares in connection with this settlement amounted to $730,000 and is included in other expenses. The Company also limited the put rights to 2,000,000 shares at a price of $1.25. The exercise price of the 562,500 warrants was also reduced to $0.45 per share.

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - STOCKHOLDERS' DEFICIT (CONTINUED)

EXERCISE OF WARRANTS AND OPTIONS

During 2005, The Company issued 760,751 shares of common stock pursuant to the exercise of warrants which generated proceeds of approximately $281,000.

During 2005 and 2004, the Company issued 652,643 and 187,500 shares, respectively, pursuant to the exercise of stock options which generated proceeds of approximately $19,000 and $188,000, respectively.


NOTE 7 - STOCK OPTIONS AND WARRANTS

WARRANTS

During 2005, the Company issued 596,000 warrants in connection with the issuance of the 12.5% Convertible Promissory Notes. The exercise price of the warrants is $0.375 per underlying share of common stock. The warrants expire in December 2009.

The issuance of the 12.5% Convertible Promissory Notes triggered an adjustment in the exercise price of the following warrants:

      o 2,748,125 warrants issued to the holders of the 8% Convertible Promissory Notes. The exercise price of such warrants has been decreased from a range of $0.75- $1.25 to $0.375;

      o 425,000 warrants issued to the placement agent of the 8% Convertible Promissory Notes. The exercise price of such warrants has been decreased from a range of $0.75- $1.25 to $0.375;

      o 562,500 warrants issued to shareholders in connection with the private placement closed in November 2004. The exercise price of such warrants has been decreased from a range of $1.55-1.60 to $1.49. Furthermore, the Company agreed to reduce the exercise price of such warrants to
         0.45 per share.

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - STOCK OPTIONS AND WARRANTS (CONTINUED)

During 2004, the Company issued 1,366,875 and 332,500 warrants in connection with the issuance of the 8% and the 10% Convertible Promissory Notes. The exercise price of the warrants is $0.375 and $1.25 per share, respectively. The warrants expire in March 2008 and May 2009, respectively.

During 2005, the Company issued 250,000 warrants to a consultant for services rendered. The exercise price of the warrants ranges between $0.75 and $1.50 per share. The warrants expire in December 2008.

During 2005, the Company issued 807,891 warrants pursuant to the issuance of shares. The exercise price of the warrants is $1.30 per share.

A summary of the activity of the Company's outstanding warrants during 2005 and 2004 is as follows:

                                                                     Weighted
                                                                      Average
                                                     Warrants     Exercise Price
                                                     --------     --------------

Outstanding, January 1, 2004 ...................     2,076,251       $ 1.11
Granted ........................................     2,261,875         1.15
Exercised ......................................             -            -
Expired ........................................             -            -
                                                    ----------       -------
Outstanding and exercisable at December 31, 2004     4,338,126         1.13

Granted ........................................     1,653,891         0.94
Exercised ......................................      (862,001)        0.375
Expired ........................................             -            -
                                                    ----------       -------
Outstanding and exercisable at December 31, 2005     5,130,016       $ 0.67
                                                    ==========       =======


                    Warrants           Weighted Average
Exercise        outstanding and            Remaining           Weighted Average
 prices           exercisable          Contractual Life         Exercise Price
--------        ---------------        ----------------        ----------------

 $0.375            2,897,124                 3.167                  $0.375
   0.45              562,500                 3.9                     0.45
   0.75              125,000                 5                       0.75
   1.25              612,501                 3.5                     1.25
   1.30              807,891                 4.5                     1.30
   1.50              125,000                 5                       1.5

The weighted average remaining contractual life of the terms of the warrants is
4.2 years.

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - STOCK OPTIONS AND WARRANTS (CONTINUED)

STOCK OPTIONS

In 2002, the Company adopted the 2002 Stock Plan under which stock awards or options to acquire shares of the Company's common stock may be granted to employees and non-employees of the Company. The Company has authorized 12,000,000 shares of the Company's common stock for grant under the 2002 Plan. The 2002 Plan is administered by the Board of Directors and permits the issuance of options for the purchase of up to the number of available shares outstanding. Options granted under the 2002 Plan vest in accordance with the terms established by the Company's stock option committee and generally terminates ten years after the date of issuance.

The Company granted 4,337,773 and 290,000 options with below market exercise prices during 2005 and 2004, respectively. The issuance of such options to employees resulted in compensation expense pursuant to APB Opinion No. 25 amounting to approximately $457,000 and $860,000 during 2005 and 2004, respectively.

The Company granted 565,000 and 940,000 options to nonemployees for services rendered during 2005 and 2004, respectively. The fair value of such options has been recorded as derivative liabilities.

A summary of the activity of the Company's stock option plan is presented below:

                                                                     Weighted
                                                                      Average
                                                      Options     Exercise Price
                                                     ---------    --------------

Outstanding at January 1, 2004 .................     5,032,500          0.91

Granted ........................................     2,132,000          1.97
Exercised ......................................      (187,500)         1.00
Expired ........................................    (1,360,500)         1.57
                                                    ----------        ------
Outstanding at December 31, 2004 ...............     5,616,500        $ 1.51
                                                    ==========        ======

Granted ........................................     8,430,028          0.49
Exercised ......................................      (652,643)         0.03
Expired ........................................    (4,440,441)         1.00
                                                    ----------        ------
Outstanding at December 31, 2005 ...............     8,953,444          0.53

Exercisable at December 31, 2005 ...............     5,743,027        $ 0.53
                                                    ==========        ======

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - STOCK OPTIONS AND WARRANTS (CONTINUED)

The weighted average remaining contractual life and weighted average exercise price of options outstanding and options exercisable at December 31, 2005, for selected exercise price ranges, is as follows:


Options outstanding:

                                        Weighted average
   Range of            Number        remaining contractual      Weighted average
exercise prices      of options               life               exercise price
---------------      ----------      ---------------------      ----------------

 $0.001-0.02          2,095,444               2.45                  $ 0.02
  0.45-0.75           5,000,000               4.5                     0.45
  0.90-1.25             930,000               4.5                     0.92
  1.60-2.25             928,000               3.8                     1.72


Options exercisable:

                                        Weighted average
   Range of            Number        remaining contractual      Weighted average
exercise prices      of options               life               exercise price
---------------      ----------      ---------------------      ----------------
 $0.001-0.02          2,095,444               2.45                  $ 0.02
  0.45-0.75           2,406,250               4.2                     0.45
  0.90-1.25             313,333               4.5                     0.94
  1.60-2.25             928,000               3.8                     1.72

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - INCOME TAXES

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the net deferred taxes, at December 31, 2005 are as follows:

                                              2005
                                              ----
Deferred tax assets:
Net operating loss carryforward .....    $ 10,275,000
Less valuation allowance ............     (10,275,000)
                                         ------------
Total net deferred tax assets: ......    $          -
                                         ============

SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported, if any, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management has determined that a valuation allowance of $ 10,275,000 at December 31, 2005 is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. The change in the valuation allowance during 2005 and 2004 was $5,715,000 and $2,330,000, respectively.

The Company has incurred net operating losses since inception. At December 31, 2005, the Company had a net operating loss carryforward amounting to approximately $25.6 million for U.S. tax purposes that expire in various amounts through 2025. The Company has had a change of ownership as defined by the Internal Revenue Code Section 382. As a result, a substantial annual limitation may be imposed upon the future utilization of its net operating loss carryforwards. At this point, the Company has not completed a change in ownership study and the exact impact of such limitations is unknown.

The federal statutory tax rate reconciled to the effective tax rate during 2005 and 2004, respectively, is as follows:

                                                  2005           2004
                                                  ----           ----

Tax at U.S. statutory rate: ...........           35.0%          35.0%
State tax rate, net of federal benefits            6.0            6.0
Change in valuation allowance .........          (41.0)         (41.0)
                                                 -----          -----
Effective tax rate ....................            0.0%           0.0%
                                                 =====          =====

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - COMMITMENTS AND CONTINGENCIES

LITIGATION

FOCUS FOCUS
-----------

On January 6, 2003, the Company entered into a stock purchase agreement (the "Agreement") with Focus Focus.com, Inc. ("Focus Focus") to purchase all of the issued and outstanding capital stock of Focus Focus for cash of $150,000 and promissory notes payable for $1,560,000. In May 2003, the Company received a letter from counsel for the former owners of Focus Focus advising the Company that it was in breach of the Agreement and promissory notes for failing to make scheduled monthly payments. Shortly thereafter, the Company returned the acquired assets and the Focus Focus stock to the former owners of Focus Focus.

In connection with the Agreement, the Company entered into three-month consulting agreements with the former owners of Focus Focus to perform certain consulting services for the Company. As consideration for the services rendered, the Company granted options to purchase 500,000 shares of the Company's common stock, which had an exercise price of $0.02 per share, and vested immediately. The Company contends that the former owners of Focus Focus did not perform under these consulting agreements, and accordingly, cancelled the options and recorded no consulting expense in the 2004 and 2003 accompanying financial statements, respectively.

No litigation has been filed by either party. However, in December 2004, the Company has received notice from the counsel of the former owners of Focus Focus that they are entitled to the options initially granted by the Company. The Company believes that this claim is without merit.


ROBINSON REED, INC. AND FIRST CAPITAL HOLDINGS INTERNATIONAL, INC.
------------------------------------------------------------------

During 2005, Robinson Reed, Inc. and First Capital Holdings International, Inc. ("Robinson Reed and First Capital") threatened to bring litigation against the Company, the Company's directors and/or the Company's management asserting that the Company acted in bad faith in connection with the issuance of a promissory note pursuant to the exercise of their put. In December 2005, the Company settled this matter by issuing 1,000,000 shares to Robinson Reed and First Capital. The shares were valued at $730,000 based on the fair value of the price per share at the date of issuance. Furthermore, the Company granted some liquidated damages pursuant to registration rights to Robinson Reed. The liquidated damages consist of 25,000 shares per month for each month the Company fails to register 2,500,000 shares by February 3, 2006.

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

MISCELLANEOUS
-------------

During 2005, certain arbitrators awarded two consultants certain compensation amounting to approximately $150,000 payable by Grassroots, one of the Company's subsidiaries. The Company has recorded a corresponding liability in the accompanying financial statements.

During 2005, a note holder requested an entry of default in the amount of the note amounting to $15,000 and less than $1,000 in interest and costs. The note is payable by Grassroots, one of the Company's subsidiaries.

EMPLOYMENT CONTRACT

The Company entered in an employment agreement with its chief executive officer which expires in December 2008 and is renewable for additional 3-year term. The employment agreement provides for an annual base salary of $239,800. The Company has the obligation to pay the chief executive officer's compensation through December 31, 2008 in the event 1) it terminates the employment without cause, 2) of the death of the chief executive officer, and 3) of the consummation of a merger or disposition of substantially all assets of the Company.

OPERATING LEASES

On February 16, 2004, the Company entered into a 39-month non-cancelable lease for a 4,150 square foot office facility in Phoenix, Arizona, which commences March 1, 2004. Under the terms of the lease, the Company is required to pay initial monthly base rent of $2,615, plus common area, insurance and property tax expenses. The base rent will be adjusted annually based on the Consumer Price Index ("CPI"). The base rent in 2005 has been increased to $2,720.

On March 12, 2004, the Company entered into a 5-year non-cancelable lease for a 4,160 square foot office facility in Palm Desert, California to replace its existing corporate facility. The lease requires the Company to pay initial monthly base rent of $5,154, plus common area, insurance and property tax expenses. The base rent will be adjusted annually based on CPI. The lease is set to commence on April 1, 2004.

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Future annual minimum payments, net of sublease income, required under operating lease obligations at December 31, 2005 are as follows:

                                        Future Minimum
                                        Lease Payments
                                        --------------
         2006 .......................       $93,228
         2007 .......................        74,923
         2008 .......................        61,848
         2009 and thereafter ........        15,462


NOTE 10 - CAPITALIZED LEASE OBLIGATIONS

The Company leases certain computer software under a capital lease that expires in July 2006. The lease provides for monthly payments of $976 at an implicit interest rate of 9% per annum. The assets and liabilities under the capital lease are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets. The asset is depreciated over its estimated useful life.

The schedule of future minimum payments under capital lease is as follows:

         Years Ending
         December 31, 2006 ...........................         $ 7,977
         Less: imputed interest ......................          (1,045)
                                                               -------
                                                                 6,932
         Less: current portion .......................          (6,932)
                                                               -------
         Long-term portion ...........................         $     -
                                                               =======

                        NEWPORT INTERNATIONAL GROUP, INC.
                                DECEMBER 31, 2005
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - RELATED PARTY TRANSACTIONS

At December 31, 2003, the Company had advanced $23,400 to a majority stockholder and an officer of the Company. During 2004, the Company paid $113,054 of personal expenses on behalf of the majority stockholder and officer. The majority stockholder and officer repaid $136,454 to the Company during 2004. There is no remaining amount due from such advances as of December 31, 2005.

In September 2003, a stockholder advanced $15,000 to the Company. The advance does not bear interest and is payable on demand. During 2006, the noteholder has requested an entry of default from the Superior Court of California.

In May 2004, a stockholder advanced $175,000 to the Company. In August 2004, the stockholder converted the advance into the exercise of 150,000 stock options at a price of $1.25. The Company also paid $12,500 of interest in connection with the advance. There is no outstanding amount due to the stockholder as of December 31, 2005.

In May 2004, a stockholder advanced $40,000 to the Company. In August 2004, the stockholder converted the advance into 10% convertible promissory notes. The advance did not bear interest. There is no outstanding amount due to the stockholder under this advance as of December 31, 2005.

During 2005, the Company issued a 12.5% Convertible Promissory Note to the fiance of its Chief Executive Officer. The note amounted to $275,000. In connection with this note, the Company issued 256,667 warrants. The warrants have an exercise price of $0.375.


NOTE 12 - SUBSEQUENT EVENTS

The Company issued 43,151 shares in January 2006 in connection with the payment of accrued interest of approximately $32,000 as of December 31, 2005.

During February and March 2006, the Company issued 4,350,000 shares pursuant to two private placements, generating gross proceeds of $2,350,000.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

                                    Page
                                    ----

Prospectus Summary.....................2

Selected Consolidated Financial Data...2

Risk Factors...........................3

Cautionary Statements Regarding
Forward-Looking Information...........11

Market for Common Equity and Related
Stockholder Matters...................11           SPARE BACKUP, INC.

Capitalization........................12

Use of Proceeds.......................13
                                                       PROSPECTUS
Management's Discussion and                            ----------
  Analysis or Plan of Operation.......13

Our Business..........................28

Management............................40

Certain Relationships and
    Related Transactions..............49
                                                 ________________, 2006
Principal Stockholders................50

Description of Securities.............51

Selling Security Holders..............56
                                            38,848,092 Shares of Common Stock
Plan of Distribution .................71

Shares Eligible for Future Sale.......74

Legal Matters.........................74

Experts...............................74

Additional Information................75

Financial Statements.................F-1

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Certificate of Incorporation and By-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law ("DGCL").

         Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Our Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the DGCL, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by Spare Backup in connection with the distribution of the securities being registered are as follows:

         SEC Registration and Filing Fee ................       $ 2,223
         Legal Fees and Expenses* .......................        20,000
         Accounting Fees and Expenses*  .................        20,000
         Financial Printing* ............................         1,500
         Transfer Agent Fees*  ..........................         1,000
         Blue Sky Fees and Expenses*  ...................         3,000
         Miscellaneous* .................................         2,277
                                                                -------
              TOTAL .....................................       $50,000

         * Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         Following are all issuances of securities by the small business issuer during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

         In February 2004 we received notices of default from the holder of the $370,000 principal amount convertible debenture and the $100,000 secured promissory note. We satisfied these obligations through the payment of $250,000 and the issuance of 1,365,000 shares of our common stock. The recipient was an accredited investor. These shares were issued in reliance on an exemption from registration available under Section 3(a)(9) of the Securities Act of 1933. The 530,000 shares of our common stock which had previously been issued as collateral for the $100,000 promissory note were returned to us to be canceled.

         Between December 2003 and March 2004 we sold an aggregate of $1,835,343 principal amount 8% promissory notes to 38 accredited investors in a private placement exempt from registration under the Securities Act in reliance on Rule 506 and Regulation D thereof resulting in gross proceeds to us of $1,853,343. We issued the holders of the convertible promissory notes five year common stock purchase warrants to purchase aggregate of 1,366,875 shares of our common stock at an exercise price of $1.25 per share. vFinance Investments, Inc. acted as placement agent in this transaction and received a commission of 10%, an expense allowance equal to 4% of the amount raised and warrants to purchase 350,000 shares of our common stock at an exercise price of $0.75 per share as compensation for its services. The promissory notes, which are due two years from the date of issuance, are convertible into shares of our common stock at the option of the holder at a conversion price of $0.75 per share.

         During February 2004, we issued an aggregate of 12,300,000 shares of our common stock to 93 individuals or entities in connection with our acquisition of Grass Roots. These shares were issued in reliance on an exemption from registration under the Securities Act in reliance on Rule 506 of Regulation D thereof. 89 of the recipients were accredited investors and the remaining four recipients were non-accredited investors who had such knowledge and experience in financial, investment and business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities.

         During May 2004, we issued 72,500 shares of common stock to two independent contractors for services rendered which were valued at $134,000. Inasmuch as the independent contractors were sophisticated and knowledgeable investors acquired the shares for investment and had access to applicable information pertaining to our company and had a preexisting relationship with our company, the issuance of the shares was exempt from registration under
Section 4(2) of the Securities Act.

         Between May and August 2004, we sold $665,000 principal amount 10% secured notes and five year common stock purchase warrants to purchase an aggregate of 332,500 shares of our common stock at $1.25 per share to eight accredited investors in a private transaction exempt from registration under the Securities Act in reliance on Section 4(2) and Regulation D of that act. We received gross proceeds of $665,000. vFinance Investments, Inc. acted as placement agent in this transaction and received a commission of 10%, an expense allowance equal to 4% of the amount raised and warrants to purchase 75,000 shares of our common stock at an exercise price of $1.25 per share as compensation for its services. The secured notes, which are due one yeas from the date of issuance, are convertible into shares of our common stock at the option of the holder at a conversion price of $2.00 per share.

         In July 2004, we issued 5,882,352 shares of our common stock in exchange for 6,484,840 ordinary shares of Langley Park Investments PLC in a private transaction exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) and Regulation S of that act. Langley Park is an accredited investor. We paid a finder's fee to E-Holdings, Inc. of $1,600,000.

         On August 27, 2004, we entered into a Common Stock and Warrant Purchase Agreement with Robinson Reed, Inc. pursuant to which we agreed to sell up to 5,000,000 shares of our common stock at a price per share equal to 85% of the average of the reported bid prices of our common shares for the 10 trading days prior to the separate closings contemplated by the agreement, but not greater than $1.60 per share. Under the terms of this agreement, as amended, we sold Robinson Reed, Inc. 1,000,000 shares at a purchase price of $1.39 per share, 1,000,000 shares at a purchase price of $1.44 per share, and 250,000 shares at an effective purchase price of $1.30 per share. We also sold First Capital Holdings, Inc. 2,250,000 shares of our common stock at an effective purchase price of $1.30 per share. We issued the purchasers five year common stock purchase warrants to purchase an aggregate of 562,500 shares of our common stock at an exercise price of $1.55 per share. We received net proceeds of $6,068,982 in these transactions, net of transaction costs. The purchasers were accredited investors and the sales were exempt from registration under the Securities Act in reliance on Section 4(2) and Regulation D of that act. We paid finders' fees of $229,000 to Edge, LLC in connection with this transaction.

         In December 2004 we entered into a Settlement Agreement with Robinson Reed Inc., First Capital Holdings International Inc., Continental Blue Limited and E-Holdings, Inc. resolving certain issues and disputes that had arisen among the parties. Under the terms of the Settlement Agreement, we issued 750,000 shares of our common stock to each of Robinson Reed and First Capital; at the request of the recipients the shares were issued in the name of Preston & Price, S.A. The issuances were exempt from registration under the Securities Act in reliance on Section 4(2) of that act.

         In February 2005 we issued 28,000 shares of our common stock valued at $13,000 to three individuals and entities as payment for marketing services performed. Inasmuch as the recipients were sophisticated and knowledgeable investors acquired the shares for investment and had access to applicable information pertaining to our company and had a preexisting relationship with our company, the issuance of the shares was exempt from registration under
Section 4(2) of the Securities Act.

         On March 31, 2005 we sold $575,000 principal amount 12.5% convertible subordinated promissory debentures to two accredited investors and issued these investors four year common stock purchase warrants to purchase an aggregate of 536,667 shares of our common stock at an exercise price of $0.375 per share in a private transaction exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The proceeds of these debentures are being used by us for general working capital. We did not pay any commissions or finders fees in this transaction.

         During May 2005, we sold $20,000 principal amount 12.5% convertible subordinated promissory debentures to two accredited investors and issued these investors four year common stock purchase warrants to purchase an aggregate of 13,334 shares of our common stock at an exercise price of $0.375 per share in a private transaction exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The proceeds of these debentures are being used by us for general working capital. We did not pay any commissions or finders fees in this transaction.

         During June 2005, we sold a $40,000 principal amount 12.5% convertible subordinated promissory debenture to an accredited investor and issued this investors four year common stock purchase warrants to purchase an aggregate of 26,667 shares of our common stock at an exercise price of $0.375 per share in a private transaction exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The proceeds of this debentures is being used by us for general working capital. We did not pay any commissions or finders fees in this transaction.

         During July 2005, we issued 1,500,000 shares of common stock to an individual and to a corporation for services rendered which were valued at $660,000 in a private transaction exempt from registration under the Securities Act in reliance on Section 4(2) of that act. The recipients were accredited or sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company.

         During August 2005, we issued 750,000 shares of common stock to a corporation for services rendered which were valued at $652,500. The securities were issued in a transaction exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act. The recipient was a sophisticated investor who had such knowledge and experience in business matters that it was capable of evaluating the merits and risks of the prospective investment in our securities. The recipient had access to business and financial information concerning our company.

         During September and October 2005 we sold 2,937,782 shares of our common stock and common stock purchase warrants to purchase 807,891 shares of our common stock at an exercise price of $1.30 per share to 17 accredited investors in a private placement exempt from registration under the Securities Act in reliance on Section 4(2) of that act and Rule 506 of Regulation D. We received gross proceeds of $1,615,781 in this offering and we paid commissions of $35,375 to Skyebanc, Inc. in connection with the sale of these securities.

         During September 2005, we issued 275,000 shares of common stock to a corporation and to a limited liability company for services rendered which were valued at $273,750. The securities were issued in transactions exempt from registration under the Securities Act in reliance on an exemption provided by
Section 4(2) of that act. The recipients were sophisticated investors who had such knowledge and experience in business matters that they were capable of evaluating the merits and risks of the prospective investment in our securities. The recipients had access to business and financial information concerning our company.

         On December 9, 2005, we entered into a Settlement Agreement with Robinson Reed, Inc. and First Capital Holdings, Inc. resolving certain disputes that arisen between the parties relevant to agreements previously entered into between August and November 2004. Under the settlement terms, we issued 500,000 shares each to Robinson Reed and First Capital valued at an aggregate of $730,000. The recipients were accredited investors and the shares were issued in a transaction exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(2) of that act.

         During February 2006 and March 2006, we sold an aggregate of 4,200,000 shares of our common stock at an offering price of $0.50 per share to 36 accredited investors in a private offering resulting in gross proceeds to us of $2,100,000 We did not pay any commissions or placement agent fees. All of the investors were non-US residents, each of whom represented that they were accredited investors and were provided with current information pertaining to our company. Accordingly, the transaction was exempt from registration under the Securities Act by reason of Rule 506 and Section 4(2) thereunder.

         During February and March 2006, we sold 1,123,750 shares of our common stock to three accredited investors and issued those purchasers five year common stock purchase warrants to purchase an aggregate of 561,875 shares of our common stock at an exercise price of $0.40 per share in a private transaction exempt from registration under the Securities Act in reliance exemptions provided by Rule 506 of Regulation D and Section 4(2) of that Act. We received gross proceeds of $449,500 in this offering. Skyebanc, Inc. acted as selling agent for us with respect to the two investors who purchased an aggregate of $349,500 in the offering. We paid Skyebanc, Inc. a commission of $34,950 and issued it warrants to purchase 175,000 shares of our common stock which were identical to the warrants issued to the purchasers in the offering.

         In May 2006, we issued an aggregate of 1,075,000 shares of common stock to two consultants who were accredited investors for strategic and marketing services valued at $268,500. The issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(2) of that act.

         In June 2006 we completed the sale of an aggregate of $1,500,000 principal amount 8% convertible promissory notes to 18 accredited investors in a private placement exempt from registration in reliance on exemptions provided by Regulation D and Section 4(2) of the Securities Act. Brookstreet Securities Corporation, which acted as placement agent in the offering, purchased $250,000 principal amount of the 8% convertible notes. As compensation for its services as placement agent, Brookstreet Securities Corporation received a cash commission of 11% of the gross proceeds of the offering ($165,000) and a five year common stock warrant to purchase 1,071,429 shares of our common stock with an exercise price of $0.40 per share. We also reimbursed Brookstreet Securities for its out-of-pocket expenses in connection with this offering in the amount of $7,577.

         Between July and November 2006 we sold an aggregate of 2,060,245 units of our securities to 111 accredited investors in a private transaction exempt from registration under the Securities Act in reliance on exemptions provided by Regulation D, Rule 506 and Section 4(2) of that act. Each unit consisted of five shares of our common stock and two common stock purchase warrants, each two year warrant entitling the holder to purchase one share of our common stock at an exercise price of $0.60 per share. The offering price of the unit was $2.25 and we received gross proceeds of $4,635,500 from this offering. Brookstreet Securities Corporation acted as placement agent for us in this offering. We paid Brookstreet Securities Corporation a sales commission of $231,775 (5% of the gross offering proceeds) and a non-accountable expense allowance of $278,130 (6% of the offering proceeds), and we agreed to reimburse Brookstreet Securities Corporation for out-of-pocket marketing and due diligence expenses. We issued that firm a five year warrant to purchase 2,575,285 shares of our common stock (representing 25% of the shares included in the units sold in the offering at an exercise price of $0.45 per share (the "Placement Agent Warrant").

         Under the terms of our sale of $1,500,000 principal amount 8% convertible promissory notes in June 2006, at such time as we received gross proceeds of at least $1,000,000 in any financing the principal and accrued interest of the notes automatically converted into units of our securities (the "Conversion Units") at a conversion rate of $1.75 per unit. The 2006 unit private placement of our units resulted in the automatic conversion of the 8% convertible promissory notes and the issuance of the Conversion Units. Each Conversion Unit is comprised of five shares of common stock and two two-year warrant to purchase shares of our common stock with an exercise price of $0.40 per share (the "Conversion Warrant"). Pursuant to the conversion, we issued an aggregate of 4,353,692 shares of our common stock and 1,741,476 Conversion Warrants. The issuance of the Conversion Units was exempt from registration under the Securities Act in reliance on exemptions provided by Section 3(a)(9) of that act.

         Between November 2006 we issued an aggregate of 1,205,073 shares of our common stock to 17 holders of our 8% promissory notes upon conversion of approximately $385,623 principal amount and accrued interest due under those notes based on the conversion price of $0.32 per share. The issuance of the shares was exempt from registration under the Securities Act on exemptions provided by Section 3(a)(9) of that act.

ITEM 27. EXHIBITS.

2.1      Acquisition Agreement and Plan of Merger(3)

2.2      Agreement and Plan of Merger(4)

3.1      Certificate of Incorporation(1)

3.2      By-Laws (1)

3.3      Certificate of Incorporation, as amended(2)

3.4      Certificate of Amendment to the Certificate of Incorporation(5)

3.5      Certificate of Amendment to the Certificate of Incorporation (9)

3.6 Certificate of Ownership merging Spare Backup, Inc. into Newport International Group, Inc. (22)

4.1      Form of 8% promissory note (12)

4.2      Form of 10% secured note (9)

4.3 Form of Investor Warrant to Purchase Common Stock issued with 8% promissory note (12)

4.4      Form of Common Stock Purchase Warrant issued with 10% secured note (12)

4.5 Form of Common Stock Purchase Warrant issued to Robinson Reed Inc. and First Capital Holdings International, Inc.(12)

4.6      Form of $0.75 Investor Warrant (12)

4.7 $275,000 principal amount convertible promissory debenture dated March 31, 2005 issued to Jenelle Fontes (11).

4.8 $300,000 principal amount convertible promissory debenture dated March 31, 2005 issued to Curtis Lawler (11)

4.9 Common stock purchase warrant issued March 31, 2005 to purchase 256,667 shares of common stock issued to Jenelle Fontes (11)

4.10 Common stock purchase warrant issued March 31, 2005 to purchase 280,000 shares of common stock issued to Curtis Lawler (11)

4.11     Form of $1.30 common stock purchase warrant (14)

4.12 Form of common stock purchase warrant issued to Langley Park Investment Trust, PLC (19)

4.13     Form of $0.40 common stock purchase warrant *

4.14 Form of placement agent warrant issued to Brookstreet Securities Corporation *

4.15     Option to Purchase Common Stock issued to Wolfe Axlerod Weinberger *

4.16     Option to Purchase Common Stock issued to The Sterling Group *

5.1      Opinion of Schneider, Weinberger & Beilly LLP *

10.1     2002 Stock Option and Stock Award Plan (16)

10.2     Lease for principal executive offices (12)

10.3     Stock Purchase Agreement with Langley Park Investment Trust PLC (10)

10.4     Escrow Agreement with Langley Park Investment Trust PLC(12)

10.5     Employment Agreement with Cery B. Perle (12)

10.6     Common Stock and Warrant Purchase Agreement dated as of August 27, 2004
         (10)

10.7     Registration Rights Agreement dated as of August 27, 2004 (10)

10.8 Amendment No. 1 to Common Stock and Warrant Purchase Agreement dated as of November 2, 2004 (10)

10.9 Settlement Agreement and Release between Newport International Group, Inc., Robinson Reed, Inc., First Capital Holdings International, Inc., Continental Blue Limited and E-Holdings, Inc. (12)

10.10    Finder's Fee Agreement with E-Holdings, Inc. (12)

10.11    Supplier Agreement with CompUSA (13)

10.12 Form of Settlement Agreement between Newport International Group, Inc, Robinson Reed, Inc. and First Capital Holdings International, Inc. (15)

10.13    Amendment No. 1 to the 2002 Stock Option and Stock Award Plan (7)

10.14    Form of Repurchase Agreement with Langley Park Investment Trust PLC
         (19)

10.15 Form of Amendment to Escrow Agreement with Langley Park Investment Trust PLC (19)

10.16    Amendment No. 2 to the 2002 Stock Option and Stock Award Plan (20)

10.17 Customer Technical Support Services Agreement with Circuit City Stores, Inc. (21)

10.18 Standard Services Agreement and Statement of Work with Hewlett-Packard Company **

10.19    Form of Investors' Rights Agreement *

14.1 Code of Business Conduct and Ethics and Code of Ethics for the Chief Executive Officer and Senior Financial Officers (12)

16.1     Letter from Rachlin Cohen & Holtz LLP(6)

16.2     Letter from Berkovitz, Lago & Company, LLP (8)

21.1     Subsidiaries of the registrant (12)

23.1     Consent of Sherb & Co., LLP *

23.2     Consent of Schneider Weinberger & Beilly LLP (included in Exhibit 5.1)*

_________

*        filed herewith

** filed herewith. Portions of this agreement have been omitted and marked with a [_] and separately filed with the Securities and Exchange Commission with a request for confidential treatment.

(1) Incorporated by reference to the Form 10-SB as filed with the SEC on May 10, 2000.

(2) Incorporated by reference to the Report on Form 8-K as filed with the SEC on February 5, 2001.

(3) Incorporated by reference to the Report on Form 8-K filed with the SEC on November 6, 2000.

(4) Incorporated by reference to the Report on Form 8-K filed with the SEC on February 13, 2004.

(5)      Incorporated by reference to the definitive Information Statement on
         Schedule 14C as filed with the SEC on November 14, 2003.

(6) Incorporated by reference to the Report on Form 8-K as filed with the SEC on June 3, 2003.

(7) Incorporated by reference to the registration statement on Form S-8 as filed with the SEC on August 8, 2004. (8) Incorporated by reference to the Report on Form 8-K as filed with the SEC on December 16, 2004.

(9) Incorporated by reference to the quarterly report on Form 10-QSB for the three and six months ended June 30, 2004.

(10) Incorporated by reference to the quarterly report on Form 10-QSB for the three and nine months ended September 30, 2004.

(11) Incorporated by reference to the Report on Form 8-K as filed with the SEC on May 5, 2005.

(12) Incorporated by reference to the registration statement on Form SB-2, as amended, file number 333-123096, as declared effective on May 19, 2005.

(13) Incorporated by reference to the Quarterly Report on Form 10-QSB for the three and six months ended June 30, 2005. Portions of this agreement have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment.

(14) Incorporated by reference to the registration statement on Form SB-2, SEC file number 333-128980, as amended, as declared effective by the SEC on November 14, 2005.

(15) Incorporated by reference to the Report on Form 8-K as filed with the SEC on December 15, 2005.

(16) Incorporated by reference to the Registration Statement on Form S-8, SEC File No. 333-98229, as filed on August 16, 2002.

(17) Incorporated by reference to the Registration Statement on Form SB-2, SEC File No. 333-128980, as amended.

(18) Incorporated by reference to the Registration Statement on Form SB-2, SEC File No. 333-123096, as amended.

(19) Incorporated by reference to the Current Report on Form 8-K as filed on May 31, 2006.

(20) Incorporated by reference to the Current Report on Form 8-K as filed on June 6, 2006.

(21) Incorporated by reference to the Current Report on Form 8-K as filed on August 18, 2006. Portions of this agreement have been omitted and marked with a [_] and separately filed with the Securities and Exchange Commission with a request for confidential treatment.

(22) Incorporated by reference to the Current Report on Form 8-K as filed on August 16, 2006.

ITEM 28. UNDERTAKINGS.

         The small business issuer will:

         (1) File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) Include any additional or changed material information to the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at then end of the offering.

         (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer; The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer;

                  (iii) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser;

                  (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Palm Desert, State of California on December 6, 2006.

                                        Spare Backup, Inc.

                                        By: /s/ Cery B. Perle
                                            ------------------
                                        Cery B. Perle, Chief Executive Officer,
                                        President, and Director,
                                        principal executive officer and
                                        principal accounting officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                        TITLE                           DATE
     ---------                        -----                           ----

/s/ Cery B. Perle       President, Chief Executive Officer,     December 6, 2006
-----------------       director, principal executive officer
Cery B. Perle           and principal accounting officers

/s/ Edward L. Hagan     Secretary and director                  December 6, 2006
-------------------
Edward L. Hagan

/s/ Richard Galterio    Director                                December 6, 2006
--------------------
Richard Galterio